Exhibit 4.4

Mind Medicine (MindMed) Inc.

Annual Information Form

For the year ended December 31, 2020

Dated March 29, 2021

TABLE OF CONTENTS

GLOSSARY	1
MEANING OF CERTAIN REFERENCES AND CURRENCY INFORMATION	8
MARKET AND INDUSTRY DATA	8
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION	9
CORPORATE STRUCTURE	10
GENERAL DEVELOPMENT OF THE BUSINESS	11
DESCRIPTION OF THE BUSINESS	14
RISK FACTORS	46
DIVIDENDS AND DISTRIBUTIONS	72
DESCRIPTION OF CAPITAL STRUCTURE	72
MARKET FOR SECURITIES	75
ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER	77
DIRECTORS AND OFFICERS	78
PROMOTERS	83
LEGAL PROCEEDINGS AND REGULATORY ACTIONS	84
INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS	84
TRANSFER AGENT AND REGISTRAR	84
MATERIAL CONTRACTS	84
INTERESTS OF EXPERTS	84
ADDITIONAL INFORMATION	85
Appendix “A” – AUDIT COMMITTEE CHARTER OF MIND MEDICINE (MINDMED) inc.	A-1

GLOSSARY

“18-MC” means 18-methoxycoronaridine;

“18-MC Program” means the drug development project for 18-MC;

“1934 Act” has the meaning ascribed thereto under the section entitled “Description of Capital Structure”;

“ACA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“ACMS” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“ADHD” means attention deficit/hyperactivity disorder;

“Addiction Treatment Program” mean the Corporation’s program investigating the use of hallucinogenic and non-hallucinogenic treatments for addiction;

“Additional Escrowed Securities” has the meaning ascribed thereto under the section entitled “Escrowed Securities and Securities Subject To Contractual Restriction On Transfer”;

“Agent” has the meaning ascribed thereto under the section entitled “Escrowed Securities and Securities Subject to Contractual Restriction on Transfer”;

“AIF” or “Annual Information Form” means this annual information form of the Corporation for the year ended December 31, 2020;

“Albert” has the meaning ascribed thereto under the section entitled “Description of the Business”;

“Arrangement” has the meaning ascribed thereto under the section entitled “General Development of the Business”;

“Arrangement Agreement” means the arrangement agreement dated as of October 15, 2019 between Broadway, Madison Metals, Delaware Subco and MindMed US, including the schedules thereto, providing for, among other things, the Transaction;

“ARTG” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“AWV” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Banned Substances” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“BCBCA” means the Business Corporations Act (British Columbia) and the regulations thereunder, as amended from time to time;

“Beneficial Ownership Limitation” has the meaning ascribed thereto under the section entitled “Description of Capital Structure”;

“BID” means twice a day, from the Latin phrase bis in die;

“Board” means the board of directors of the Corporation;

“Broadway” means Broadway Gold Mining Ltd., the name of the Corporation prior to completion of the Transaction;

“Canaccord” means Canaccord Genuity Corp.;

“CAT” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“CC” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“CCPA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“CDC” means the U.S. Centers for Disease Control and Prevention;

“cGMP” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“CHMP” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Clarocity” has the meaning ascribed there under the section entitled “Directors and Officers”;

“Class A Shares” means the Class A common shares in the capital of MindMed US;

“Class B Shares” means the Class B common shares in the capital of MindMed US;

“Class C Shares” means the Class C common shares in the capital of MindMed US;

“Class D Shares” means the Class D common shares in the capital of MindMed US;

“ClinO” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“CMOs” means contract manufacturing organizations;

“Code” means U.S. Internal Revenue Code of 1986, as amended;

“Compensation Warrants” has the meaning ascribed thereto under the section entitled “General Development of the Business”;

“Consolidation” means the consolidation of all of the issued and outstanding common shares of Broadway on an eight-for-one basis;

“Conversion Ratio” has the meaning ascribed thereto under the section entitled “Description of Capital Structure”;

“CROs” means prospective contract research organizations;

“CSA” means the Controlled Substances Act of 1970 of the United States;

“CTN” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“DEA” means the U.S. Drug Enforcement Administration;

“December Offering” means the “bought deal” short form prospectus offering by the Corporation of December Offering Units completed on December 11, 2020;

“December Offering Compensation Options” means the compensation options issued in connection with the December Offering exercisable into December Offering Units at a price of $1.90 per December Offering Unit until December 11, 2023;

“December Offering Unit” means the units issued in connection with the December Offering at a price per unit of $1.90 consisting of one Subordinate Voting Share and one-half of one December Offering Warrant;

“December Offering Warrant” means the warrants partially comprising the December Offering Units which entitle the holder thereof to purchase one Subordinate Voting Share at an exercise price of $2.45 until December 11, 2023;

“December Underwriting Agreement” means the underwriting agreement dated November 27, 2020 among the Corporation, Canaccord and Eight Capital and entered into in connection with the December Offering;

“Delaware Subco” means Broadway Delaware Subco Inc.;

“DMT” means N,N-Dimethyltryptamine;

“DPA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“DSCA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“EEA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“EFPIA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Eight Capital” means Eight Capital;

“EMA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Escrowed Securities” has the meaning ascribed thereto under the section entitled “Escrowed Securities and Securities Subject to Contractual Restriction on Transfer”;

“EU” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Exchange Ratio” has the meaning ascribed thereto under the section entitled “General Development of the Business”;

“FC” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“FCA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“FDA” means the U.S. Food and Drug Administration;

“FDC” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“FDCA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“FFC Act” means the U.S. Federal Food, Drug, and Cosmetic Act;

“FOPH” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Foreign Private Issuer” has the meaning ascribed thereto under the section entitled “Risk Factors”;

“forward-looking information” has the meaning ascribed thereto under the section entitled “Cautionary Statement Regarding Forward-Looking Information”;

“Foundational Agreement” means the foundational agreement entered into by Savant, Liquidity Holdings LLC, LDL Corp., and MindMed US on July 23, 2019;

“FPI Condition” has the meaning ascribed thereto under the section entitled “Description of Capital Structure”;

“FWB” means the Börse Frankfurt - Frankfurt Stock Exchange in Germany;

“GCP” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“GDPR” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“GLP” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“GMP” means the FDA’s current Good Manufacturing Practices;

“HealthMode” means HealthMode, Inc., the wholly-owned subsidiary of the Corporation following the Merger;

“HealthMode Escrowed Securities” has the meaning ascribed thereto under the section entitled “Escrowed Securities and Securities Subject to Contractual Restriction on Transfer”;

“HCP” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“HCO” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“HHS” means the Department of Health and Human Services of the United States;

“HIPAA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“HITECH” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“HRA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“HREC” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“ICH” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as incorporated in the CPA Canada Handbook at the relevant time applied on a consistent basis;

“IND” means an investigational new drug application;

“IRS” means the Internal Revenue Service;

“IRB” means institutional review board;

“ITO” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“January Offering” means the “bought deal” short form prospectus offering by the Corporation of January Offering Units completed on January 7, 2021;

“January Offering Compensation Options” means the compensation options issued in connection with the January Offering exercisable into January Offering Units at a price of $5.75 per January Offering Unit until January 7, 2024;

“January Offering Units” means the units issued in connection with the January Offering at a price per unit of $4.40 consisting of one Subordinate Voting Share and one-half of one January Offering Warrant;

“January Offering Warrants” means the warrants partially comprising the January Offering Units which entitle the holder thereof to purchase one Subordinate Voting Shares at an exercise price of $5.75 per share until January 7, 2024;

“January Underwriting Agreement” means the underwriting agreement dated December 18, 2020, as amended and restated on December 31, 2020, among the Corporation, Canaccord, Eight Capital and CIBC World Markets Inc. and entered into in connection with the January Offering;

“Leahy-Smith Act” means the Leahy-Smith America Invents Act;

“Lock-Up Terms” has the meaning ascribed thereto under the section entitled “Escrowed Securities and Securities Subject to Contractual Restriction on Transfer”;

“LSD” means lysergic acid diethylamide;

“MA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“MAA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“MAD” means multiple ascending dose;

“Madison Metals” means Madison Metals Inc., a corporation existing under the BCBCA;

“Madison Project” means the Broadway and Madison mine project in the Butte-Anaconda region of Montana, a porphyry-based mining district, comprised of 450 acres of land, a 192 acre ranch, buildings, mine equipment and fixtures, 6 patented, 35 unpatented mineral claims, and mineral rights to a four-square-mile property;

“March Offering” means the “bought deal” private placement offering by the Corporation of March Offering Units completed on March 9, 2021;

“March Offering Compensation Options” means the compensation options issued in connection with the March Offering exercisable into March Offering Units at a price of $3.25 per March Offering Unit until March 9, 2024;

“March Offering Units” means the units issued in connection with the March Offering at a price of $3.25 consisting of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant;

“March Offering Warrant” means the warrants partially comprising the March Offering Units which entitle the holder thereof to purchase one Subordinate Voting Share at an exercise price of $4.40 until March 9, 2024;

“May Offering” means the “bought deal” short form prospectus offering by the Corporation of May Offering Units completed on May 26, 2020;

“May Offering Compensation Warrants” means the compensation warrants issued in connection with the May Offering exercisable into Subordinate Voting Shares at a price of $0.53 per share until May 26, 2022;

“May Offering Units” means the units issued in connection with the May Offering at a price per unit of $0.53 consisting of one Subordinate Voting Share and one-half of one Subordinate Voting Share purchase warrant;

“May Offering Warrants” means the warrants partially comprising the May Offering Units which entitle the holder thereof to purchase one Subordinate Voting Share at an exercise price of $0.79 until May 26, 2022;

“May Underwriting Agreement” means the underwriting agreement dated May 8, 2020 between the Corporation and Eight Capital and entered into in connection with the May Offering;

“MD&A” means the Management Discussion and Analysis of the Corporation;

“Merger” has the meaning ascribed thereto under the section entitled “General Development of the Business”;

“Merger Agreement” has the meaning ascribed thereto under the section entitled “General Development of the Business”;

“MindMed” or the “Corporation” means Mind Medicine (MindMed) Inc., a corporation existing under the BCBCA;

“MindMed Australia” means MindMed Pty Ltd., a corporation existing under the laws of Australia;

“MindMed Switzerland” means MindMed Discover GmbH, a corporation existing under the laws of Switzerland;

“MindMed US” means Mind Medicine, Inc., a corporation existing under the laws of the State of Delaware;

“MindMed US Offering” means the private placement by MindMed US, completed in tranches by way of (i) a commercially reasonable efforts brokered private placement, and (ii) a non-brokered private placement, of MindMed US Class D Shares;

“MJDS” means the multijurisdictional disclosure system established by National Instrument 71-101 – The Multijurisdictional Disclosure System;

“Multiple Voting Shares” means the new class of multiple voting shares of the Corporation created by Broadway, immediately prior to the closing of the Transaction and in connection with the Arrangement;

“MVS Offer” means an offer to purchase Multiple Voting Shares;

“NarcA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“NDA” means a new drug application;

“NEO” means the Neo Exchange Inc.;

“NIDA” means the U.S. National Institute on Drug Abuse;

“NYU Langone Health” means NYU Langone Health and the NYU Grossman School of Medicine;

“NYU Langone Training Program” means the NYU Langone Health Psychedelic Medicine Clinical Training Program;

“Odyssey Escrowed Securities” has the meaning ascribed thereto under the section entitled “Escrowed Securities and Securities Subject To Contractual Restriction On Transfer”;

“October Offering” means the “bought deal” short form prospectus offering by the Corporation of October Offering Units completed on October 30, 2020;

“October Offering Compensation Options” means the compensation options issued in connection with the October Offering exercisable into October Offering Units at a price of $1.05 per October Offering Compensation Unit until October 30, 2023;

“October Offering Units” means the units issued in connection with the October Offering at a price per unit of $1.05 consisting of one Subordinate Voting Share and one-half of one October Offering Warrant;

“October Offering Warrants” means the warrants partially comprising the October Offering Units which entitle the holder thereof to purchase one Subordinate Voting Share at an exercise price of $1.40 until October 30, 2023;

“October Underwriting Agreement” means the underwriting agreement dated December 18, 2020 between the Corporation and Canaccord and entered into in connection with the October Offering;

“OTCQB” means the OTCQB Venture Market in the United States;

“PDUFA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“PRIME” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Prohibited Imports Regulation” means the Customs (Prohibited Imports) Regulations of Australia;

“Project Flow” means the Corporation’s clinical trial of LSD microdosing for adult ADHD;

“Project Layla” means the Corporation’s initiative to develop a non-hallucinogenic version of the psychedelic ibogaine to address the opioid crisis and other substance use disorders;

“Project Lucy” means the Corporation’s drug development program for its LSD product candidate for anxiety disorders;

“PSURs” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“R&D” means research and development;

“REMS” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“RMP” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“RSM” means RSM Canada LLP;

“RSU Plan” means the restricted share unit plan of the Corporation;

“RSUs” means restricted plan units;

“Savant” means Savant Addiction Medicine, LLC, a Delaware limited liability company;

“SEDAR” means the System for Electronic Document Analysis and Retrieval;

“Shares” means the Multiple Voting Shares and the Subordinate Voting Shares of the Corporation, collectively;

“SL” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Stock Options” has the meaning ascribed thereto under the section entitled “Description of Capital Structure”;

“Stock Option Plan” means the stock option plan established by the Corporation;

“Subordinate Voting Shares” has the meaning ascribed thereto under the section entitled “General Description of the Business”;

“Swissmedic” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Tax Act” means the Income Tax Act (Canada) and the regulations thereunder;

“Tax Cuts and Jobs Act” has the meaning ascribed thereto under the section entitled “Risk Factors”;

“TGA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Times Three” has the meaning ascribed there under the section entitled “Directors and Officers”;

“TPA” has the meaning ascribed thereto under the section entitled “Description of the Business – Government Regulation”;

“Transaction” has the meaning ascribed thereto under the section entitled “Corporate Structure”;

“UHB Liechti Lab” means the University Hospital Basel’s Liechti Lab;

“USPTO” means the United States Patent and Trademark Office;

“USRPHC” means a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code;

“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“Warrants” has the meaning ascribed thereto under the heading “Description of Capital Structure”.

MEANING OF CERTAIN REFERENCES AND CURRENCY INFORMATION

In this Annual Information Form, unless the context otherwise requires, the “Corporation” or “MindMed” refers to Mind Medicine (MindMed) Inc. together with its wholly-owned subsidiaries.

This AIF applies to the business activities and operations of the Corporation for the year ended December 31, 2020. Unless otherwise indicated, the information in this AIF is given as of the date hereof.

Unless otherwise indicated, all references to “$” in this AIF refer to Canadian dollars and all references to “US$” in this AIF refer to United States dollars.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, market data and certain industry data and forecasts included in this AIF concerning the industry of the Corporation and the markets in which it operates or seeks to operate were obtained from internal surveys, market research, publicly available information, reports of governmental agencies and industry publications and surveys. MindMed has relied upon industry publications as its primary sources for third-party industry data and forecasts. Industry surveys, publications and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. MindMed has not independently verified any of the data from third-party sources, nor has MindMed ascertained the underlying economic assumptions relied upon therein. Similarly, industry forecasts and market research, which MindMed believes to be reliable based upon management’s knowledge of the industry, have not been independently verified. By their nature, forecasts are particularly subject to change or inaccuracies, especially over long periods of time. In addition, MindMed does not know what assumptions regarding general economic growth were used in preparing the forecasts cited in this AIF or in the documents incorporated by reference herein. While MindMed is not aware of any misstatements regarding the industry data presented herein, MindMed’s estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Forward-Looking Statements” and “Risk Factors” in this AIF. While MindMed believes its internal business research is reliable and market definitions are appropriate, neither such research nor definitions have been verified by any independent source.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This AIF includes “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian securities laws and United States securities laws. All information, other than statements of historical facts, included in this AIF that addresses activities, events or developments that the Corporation expects or anticipates will or may occur in the future is forward-looking information. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and includes, among others, information regarding: the duration and effects of COVID-19 and any other pandemics on the Corporation’s workforce, business, operations and financial condition; expectations of future loss and accumulated deficit levels; projected financial position and estimated cash burn rate; requirements for, and the ability to obtain, future funding on favorable terms or at all; projections for development plans and progress of each of MindMed’s product candidates, particularly with respect to the timely and successful completion of studies and trials and availability of results from such studies and trials; expectations about MindMed’s products’ safety and efficacy; expectations regarding MindMed’s ability to arrange for and scale up the manufacturing of MindMed’s product candidates; expectations regarding the progress, and the successful and timely completion, of the various stages of the regulatory approval process; expectations about the timing of achieving milestones and the cost of MindMed’s development programs; plans to market, sell and distribute product candidates; expectations regarding the acceptance of the Corporation’s product candidates by the market; MindMed’s ability to retain and access appropriate staff, management and expert advisers; expectations about whether various clinical and regulatory milestones will be achieved; the Corporation’s ability to strictly comply with federal, state, local and regulatory agencies in the United States and other jurisdictions in which the Corporation operates, including Australia, Switzerland and the Netherlands; the Corporation’s expectation that jurisdictions in which the Corporation operates, including Australia, Switzerland and the Netherlands, have similar regulatory frameworks as the United States; the Corporation’s expectations of the costs and timing to reach commercial production of drug products; the Corporation’s ability to secure strategic partnerships with academic research institutions and larger pharmaceutical and biotechnology companies; the Corporation’s continuation of strategic collaborations; MindMed’s strategy to acquire and develop new product candidates and to enhance the safety and efficacy of existing product candidates; expectations with respect to existing and future corporate alliances and licensing transactions with third parties, and the receipt and timing of any payments to be made by the Corporation or to the Corporation in respect of such arrangements; the Corporation’s strategy with respect to the expansion and protection of its intellectual property; and the Corporation’s evaluation of a potential listing of the Subordinate Voting Shares on the NASDAQ and any regulatory approvals related thereto.

Readers are cautioned that forward-looking information and statements are not based on historical facts but instead are based on reasonable assumptions and estimates of management of the Corporation at the time they were provided or made and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Corporation, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information and statements. Such factors include, among others, substantial fluctuation of losses from quarter to quarter and year to year due to numerous external risk factors, and anticipation that the Corporation will continue to incur significant losses in the future; uncertainty as to the Corporation’s ability to raise additional funding to support operations; the Corporation’s ability to generate product revenue to maintain its operations without additional funding; fluctuation of foreign exchange rates; the duration of COVID-19 and the extent of its economic and social impact; psychedelic inspired medicines may never be approved by regulator and the risks associated with violating any laws and regulations; the risks associated with the development of the Corporation’s product candidates which are at early stages of development; the difficulty of researching and developing drugs that target the central nervous system; consequences of the Corporation’s failure to comply with health and data protection laws and regulations; difficulty in establishing the Corporation’s reputation and its brand recognition; compliance with environmental, health and safety laws and regulations; unfavourable publicity or consumer perception; unfavourable future clinical research results; heightened scrutiny by the United States and Canadian authorities; inaccurate information posted on social media platforms; the Corporation’s reliance on the success of its product candidates; reliance on third parties to plan, conduct and monitor MindMed’s preclinical studies and clinical trials; unforeseen disruption in the process of drug development activities; reliance on third party contract manufacturers to deliver quality clinical and preclinical materials; requirements regarding commercial scale and quality manufactured products; the Corporation’s product candidates may fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or may not otherwise produce positive results; delays in clinical testing; risks related to filing INDs to commence clinical trials and to continue clinical trials if approved; the risks of delays and inability to complete clinical trials due to difficulties enrolling patients; Corporation’s inability to obtain regulatory approval; risks associated with not achieving the Corporation’s milestones; competition from other biotechnology and pharmaceutical companies; the Corporation’s reliance on the capabilities and experience of MindMed’s key executives and scientists and the resulting loss of any of these individuals; misconduct or improper activities of the Corporation’s employees, contractors, consultants and agents; the Corporation’s ability to fully realize the benefits of its acquisitions; the inability to meet revenue targets of the Corporation’s investments; negative results from clinical trials; the novelty of psychedelics and the potential resulting lack of information; product liability claims; the Corporation’s ability to maintain product liability insurance; risks related to the Corporation’s information technology systems; the outbreak of infectious disease; difficulty of enforcing judgements; the Corporation’s limited operating history; the Corporation’s ability to adequately protect its intellectual property and trade secrets; the Corporation’s ability to source and maintain licenses from third-party owners; changes in patent law; the risk of patent-related litigation; risks related to sharing trade secrets; volatility of biopharmaceutical companies’ securities; the Corporation’s lack of dividends; risks related to various tax matters; the uncertainty of positive returns on the Corporation’s securities; risks related to the sales or conversion of the Corporation’s Subordinate Voting Shares; failure of the Corporation to maintain its internal controls; liquidity of the Corporation’s securities; risks related to the public markets; risks related to additional issuances and dilution of the Corporation’s securities; risks related to the Corporation’s Foreign Private Issuer status; risks related to the Corporation’s limited number of shareholders; risks related to the Corporation’s capital structure; potential declines in trading prices; risks related to published research and reports; the costs associated with maintain public listings; and other factors beyond the Corporation’s control, as more particularly described under the heading "Risk Factors" in this AIF.

Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. Although the Corporation has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking information and statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such information and statements. Accordingly, readers should not place undue reliance on forward-looking information and statements. The forward-looking information and statements contained herein are presented for the purposes of assisting readers in understanding the Corporation’s expected financial and operating performance and the Corporation’s plans and objectives and may not be appropriate for other purposes.

The forward-looking information and statements contained in this AIF represent the Corporation’s views and expectations as of the date of this AIF and forward-looking information and statements contained herein represent the Corporation’s views as of the date of hereof. The Corporation anticipates that subsequent events and developments may cause its views to change. However, while the Corporation may elect to update such forward-looking information and statements at a future time, it has no current intention of doing so except to the extent required by applicable law.

CORPORATE STRUCTURE

Name, Address and Incorporation

On February 27, 2020, the Corporation (formerly existing as Broadway) completed a reverse takeover transaction (the “Transaction”) by way of plan of arrangement under the BCBCA pursuant to the terms of the Arrangement Agreement between Broadway, Madison Metals, Delaware Subco, and MindMed US. The Corporation is governed by the provisions of the BCBCA.

In connection with the Transaction, immediately prior to the closing of the Transaction, the Corporation, among other things, changed its name to “Mind Medicine (MindMed) Inc.”

The registered office and records office of the Corporation is located at 1166 Alberni Street, Suite 1604, Vancouver, British Columbia V6E 3Z3, and the head office of the Corporation is located at One World Trade Center, Suite 8500, New York, New York 10007. The principal address of MindMed US is 1325 Airmotive Way, Suite 175A, Reno, Nevada 89502 and the registered head office is 1209 Orange Street, Wilmington, Delaware 19801.

Inter-Corporate Relationships

The following diagram presents the inter-corporate relationships among the Corporation and its subsidiaries as of the date hereof.

On May 30, 2019, MindMed US was incorporated under the laws of the State of Delaware. On February 27, 2020, pursuant to the Arrangement Agreement, MindMed US merged with Delaware Subco under the corporate laws of Delaware. MindMed US is a wholly-owned subsidiary of the Corporation.

On December 5, 2019, MindMed Australia was incorporated under the laws of Australia. MindMed Australia is a wholly-owned indirect subsidiary of MindMed US.

On August 26, 2020, MindMed Switzerland was incorporated under the laws of Switzerland. MindMed Switzerland is a wholly-owned subsidiary of the Corporation.

On February 16, 2021, MindMed Mergerco Inc. was incorporated under the laws of the State of Delaware for the sole purpose of facilitating the merger with HealthMode, Inc. On February 26, 2021, MindMed Mergerco Inc. merged with and into HealthMode, Inc. with the surviving corporation becoming a wholly-owned subsidiary of the Corporation and changing its name to “HealthMode, Inc.”

GENERAL DEVELOPMENT OF THE BUSINESS

Prior to the completion of the Transaction, Broadway was focused on the exploration and development of the Broadway and Madison mine and the delineation of the porphyry source of their mineralization. The Corporation’s right, title and interest to the Madison Project was spun-out to Madison Metals as part of the Transaction. Pursuant to the Transaction, Broadway disposed of the Madison Project and acquired the business of MindMed US. As further described herein, MindMed is now a clinical stage psychedelic medicine biotech company developing product candidates based on psychedelic substances through rigorous science and clinical trials.

The Transaction

Immediately prior to the closing of the Transaction and in connection with the Arrangement, Broadway: (a) completed the Consolidation, (b) changed its name to “Mind Medicine (MindMed) Inc.”, (c) reclassified its post-Consolidation common shares as subordinate voting shares (the “Subordinate Voting Shares”), and (d) created the Multiple Voting Shares.

Pursuant to the Arrangement, Delaware Subco merged with MindMed US under the corporate laws of Delaware. All outstanding Class B Shares, Class C Shares and Class D Shares were exchanged for Class A Shares, immediately following which the Class B Shares, Class C Shares and Class D Shares exchanged for Class A Shares were exchanged, on a one-for-one basis (the “Exchange Ratio”) for Subordinate Voting Shares of the Corporation, and all originally outstanding Class A Shares were exchanged on a one-for-one-hundredth basis for Multiple Voting Shares, in accordance with the Arrangement Agreement. All Class A Shares were then cancelled pursuant to the Arrangement, and MindMed US issued 1,000 shares of common shares to the Corporation as consideration for issuing the Shares to the (former) MindMed US shareholders.

Pursuant to the Arrangement Agreement, Broadway’s right, title and interest, and all associated liabilities in the Madison Project were transferred to Madison Metals. Madison Metals is not related to the Corporation in any manner.

The Subordinate Voting Shares of the Corporation were listed for trading on the NEO on March 3, 2020. The Corporation’s shares also trade on the OTCQB market and on the FWB.

History

On May 30, 2019, MindMed US was incorporated under the laws of the State of Delaware. MindMed US’s program in addiction medicine received its initial funding in late 2012 in the form of a non-dilutive, multi-million-dollar grant from the NIDA to the previous owner of a drug development project for 18-MC and subsequently, the 18-MC Program, to support the filing of an IND application.

Pursuant to the Foundational Agreement, Savant and Savant HWP, Inc., the previous owners of 18-MC, transferred their right, title and interest in 18-MC to MindMed US effective July 23, 2019.

On September 24, 2019, MindMed US completed a non-brokered offering of 45,972,630 Class C Shares and 15,000,0000 Class D Shares at a price of US$0.10 per share.

On October 15, 2019, in connection with the Transaction, Broadway entered into the Arrangement Agreement among Broadway, MindMed US, Delaware Subco and Madison Metals to complete a reverse-takeover of Broadway by way of plan of arrangement under the BCBCA (the “Arrangement”).

On November 4, 2019, MindMed US entered into an engagement letter with Canaccord to complete the MindMed US Offering. On February 26, 2020, MindMed US completed the MindMed US Offering, in three tranches, issuing a total of 97,105,055 Class D Shares at a price of $0.33 per share for aggregate gross proceeds of $32,044,668.05. In connection with the MindMed US Offering, MindMed US issued a total of 6,797,354 Compensation Warrants exercisable into Class D Shares at a price of $0.33 per Compensation Warrant until March 3, 2021. Pursuant to the Transaction, the Compensation Warrants are exercisable into Subordinate Voting Shares.

On April 1, 2020, the Corporation announced that it entered into a multi-year, branch exclusive collaboration with the laboratory of Professor Dr. Matthias Liechti, the world-leading psychedelics pharmacology and clinical research group at University Hospital Basel in Switzerland. Pursuant to the agreement, MindMed acquired exclusive worldwide rights to data, compounds, and patent rights associated with the Liechti Laboratory's research with LSD and other psychedelic compounds, including data from preclinical studies and eight completed or ongoing LSD clinical trials.

On April 20, 2020, the Corporation announced the appointment of Jeanne Bonelle as Executive Vice President of Technical Operations of the Corporation.

On April 21, 2020, the Corporation announced that the UHB Liechti Lab discovered and filed a patent application falling under the Corporation’s collaboration with the UHB Liechti Lab in the United States (preserving all worldwide rights) for a neutralizer technology intended to shorten and stop the effects of an LSD trip during a therapy session.

On May 8, 2020, the Corporation entered into a clinical trial agreement with Maastricht University to undertake a Phase 2a clinical trial for LSD in adult patients with ADHD.

On May 26, 2020, MindMed completed the May Offering, issuing a total of May Offering Units for aggregate gross proceeds of $13,255,540.50. Each May Offering Unit consisted of one Subordinate Voting Share and one-half of one May Offering Warrant. Each May Offering Warrant entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price of $0.79 until May 26, 2022, subject to acceleration in certain circumstances. In connection with the May Offering, MindMed issued a total of 994,034 May Offering Compensation Warrants exercisable into one Subordinate Voting Share at a price of $0.53 per May Offering Compensation Warrant until May 26, 2022.

On June 2, 2020, the Corporation announced the expansion of its Phase 2a clinic trial of LSD microdosing for adult patients with ADHD, with an additional clinical trial site and principal investigator at the UHB Liechti Lab.

On June 4, 2020, the Corporation announced the launch of Project Lucy, the Corporation’s drug development program for the treatment of anxiety disorders.

On June 8, 2020, the Corporation announced the collaboration on a Phase 2 clinical trial evaluating LSD for the treatment of cluster headaches at the UHB Liechti Lab.

On July 28, 2020, the Corporation announced the completion of dosing in a Phase 1 SAD study of 18-MC.

On August 6, 2020, the Corporation announced the engagement of Dr. Peter Gasser as an advisor to Project Lucy.

On August 13, 2020, the Corporation announced the appointment of Dr. Miriam Halperin Wernli as President of the Corporation.

On September 24, 2020, the Corporation announced a research and development collaboration with the UHB Liechti Lab in a study to better understand and compare the altered states of consciousness induced by psilocybin and LSD.

On October 30, 2020, MindMed completed the October Offering, issuing a total of 27,381,500 October Offering Units for aggregate gross proceeds of $28,750,575. Each October Offering Unit consisted of one Subordinate Voting Share and one-half of one October Offering Warrant. Each October Offering Warrant entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price of $1.40 until October 30, 2023. In connection with the October Offering, MindMed issued a total of 1,642,890 October Offering Compensation Options exercisable into one October Offering Unit at a price of $1.05 per October Offering Compensation Option until October 30, 2023.

On November 2, 2020, the Corporation in partnership with the UHB Liechti Lab announced the completion and publication of a Phase 1 study on the acute dose dependent effects of LSD.

On November 24, 2020, the Corporation announced the launch of its digital medicine division, Albert.

On December 11, 2020, MindMed completed the December Offering, issuing a total of 18,170,000 December Offering Units for aggregate gross proceeds of $34,523,000. Each December Offering Unit consists of one Subordinate Voting Share of the Corporation and one-half of one December Offering Warrant. Each December Offering Warrant entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price of $2.45 until December 11, 2023, subject to acceleration in certain circumstances. In connection with the December Offering, MindMed issued a total of 1,090,200 December Offering Compensation Options exercisable into one December Offering Unit at a price of $1.90 per December Offering Unit until December 11, 2023.

On December 14, 2020, the Corporation announced the completion of a pre-IND meeting with the FDA regarding the development of LSD to assist therapy for an anxiety disorder as part of Project Lucy.

Subsequent to December 31, 2020

On January 7, 2021 MindMed completed the January Offering, issuing a total of 20,930,000 January Offering Units for gross proceeds of approximately $92,092,000. Each January Offering Unit consists of one Subordinate Voting Share of the Corporation and one-half of one January Offering Warrant. Each January Offering Warrant entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price of $5.75 until January 7, 2024, subject to acceleration in certain circumstances. In connection with the January Offering, MindMed issued a total of 1,255,800 January Offering Compensation Options exercisable into January Offering Units at a price of $5.75 per January Offering Unit until January 7, 2024.

On January 14, 2021, the Corporation announced the appointment of Robert Barrow as Chief Development Officer of the Corporation.

On February 2, 2021, the Corporation announced the resignation of Stephen Hurst as Co-Chief Executive Officer and Executive Chair of the Corporation and the resignation of Dr. Stanley Glick as director of the Corporation. The Corporation also announced that J.R. Rahn became the sole Chief Executive Officer of the Corporation and Perry Dellelce was appointed as Chair of the Board.

On February 11, 2021, MindMed announced a new partnership between the Corporation and Swiss startup MindShift Compounds AG to develop and patent next-generation psychedelic compounds with psychedelic or empathogenic properties.

On February 18, 2021, the Corporation announced that it had entered into a definitive agreement (the “Merger Agreement”) to acquire HealthMode, Inc., a digital medicine and therapeutics start-up that uses artificial intelligence (AI)-enabled digital measurement to increase the precision and speed of clinical research and patient.

On February 26, 2021, the Corporation completed the acquisition of HealthMode, Inc. (the “Merger”) pursuant to the Merger Agreement, whereby MindMed Mergerco Inc., a wholly-owned subsidiary of the Corporation, merged with and into Healthmode, Inc., with the surviving corporation becoming a wholly-owned subsidiary of the Corporation and changing its name to HealthMode, Inc. In consideration for the acquisition of HealthMode, MindMed issued 81,497 Multiple Voting Shares (convertible into 8,149,700 Subordinate Voting Shares) and the payment of approximately $286,000 in cash to certain former securityholders of HealthMode, Inc. In connection with the Merger, MindMed assumed 7,891 outstanding HealthMode options at an exchange ratio of one HealthMode option for 4.260451 options of MindMed issuable pursuant to MindMed’s stock option plan. Each such MindMed option is fully vested and exercisable into one Subordinate Voting Share at an exercise price of $0.02 per share (taking into account the exchange ratio). In connection with the Merger, Dr. Daniel R. Karlin, co-founder of HealthMode, was appointed as Chief Medical Officer of the Corporation, and Bradford Cross, co-founder of HealthMode, was appointed as Chief Technology Officer of the Corporation.

On March 9, 2021, the Corporation completed the March Offering issuing a total of 6,000,000 March Offering Units for gross proceeds of approximately $19,500,000. Each March Offering Unit consists of one Subordinate Voting Shares of the Corporation and one-half of one March Offering Warrant. Each March Offering Warrant entitles the holder thereof to purchase one Subordinate Voting Share at an exercise price of $4.40 until March 9, 2024, subject to acceleration in certain circumstances. In connection with the March Offering, MindMed issued a total of 360,000 March Offering Compensation Options exercisable into March Offering Units at a price of $3.25 per March Offering Unit until March 9, 2024.

DESCRIPTION OF THE BUSINESS

General

MindMed is a clinical stage neuro-pharmaceutical drug development company developing product candidates based on psychedelic substances through rigorous science and clinical trials. MindMed’s mission is to discover, develop and deploy psychedelic inspired medicines and therapies intended to treat diseases in the areas of psychiatry, neurology, addiction, pain and, potentially, others such as anxiety disorders, substance use disorders and withdrawal, and Adult Attention Deficit Disorder. The Corporation defines its “psychedelic inspired medicines” program to include medicines which have the therapeutic benefits of psychedelics without the hallucinogenic effects. The Corporation defines its therapies program to include other substances with hallucinogenic properties administered in combination with therapy that may be performed in-clinic under the supervision of medical professionals or in a similar therapeutic setting. Through MindMed’s drug development platform, the Corporation seeks to demonstrate the safety and efficacy of psychedelic-based medicines for a continuum of mental illnesses and unmet medical needs. MindMed has operations in Switzerland, Australia, the United States and Canada.

MindMed US is the Corporation’s main operating subsidiary, through which its three drug development programs are overseen: the Addiction Treatment Program (as described below), the microdose LSD program (as described below) and its LSD therapy program for anxiety disorders, known as Project Lucy. The UHB Liechti Lab collaboration with the Corporation and the Corporation’s other research and development efforts related to psychedelics are now supported through the Corporation’s Swiss subsidiary, MindMed Switzerland. Additionally, MindMed Australia is conducting a Phase 1 study on normal healthy volunteers to determine the safety and tolerability of single ascending doses (SAD) and multiple ascending doses (MAD) of 18-MC for its Addiction Treatment Program.

In furtherance of the Corporation’s mission to address mental health and addiction, MindMed is conducting preclinical trials to develop a portfolio of product candidates and assemble a compelling drug development pipeline of psychedelic inspired medicines and therapies for human clinical trials in accordance with the regulations of the FDA and regulatory authorities in other jurisdictions where MindMed or its affiliates operate.

MindMed utilizes a Discover, Develop and Deploy process in order to advance psychedelic inspired medicines and therapies. MindMed defines Discover as being the non-clinical, pre-clinical, and human clinical trials of psychedelic substances led by academic clinical investigators, discovery of new chemical entities and formulations based on psychedelics, and the advancement of research and development on technologies that seek to demonstrate the safety and efficacy of psychedelic inspired medicines and therapies. MindMed defines Develop as being drug development programs that are being advanced from the Discover mandates and transitioned to be company-sponsored drug development programs through clinical registration trials. MindMed defines Deploy as being MindMed’s commercialization mandates that will aim to partner with insurers, technology companies and care providers to scale access to the Corporation’s medicines, if approved for marketing by regulatory authorities, to patients in need. Each term is used throughout this AIF.

MindMed’s business is premised on a growing body of research supporting the use of psychedelics to treat a myriad of mental health problems. For all product candidates, the Corporation will continue to proceed through research and development, and with marketing, if any, of the product candidates are ultimately approved, pursuant to the regulations of US FDA and ex-US regulatory authorities. This entails, among other things, conducting clinical trials utilizing research scientists with extensive psychedelics backgrounds, using experienced clinical drug development teams, producing and supplying drugs according to current Good Manufacturing Practices (“GMP”), and conducting all trials and development in accordance with the regulations of the US FDA and ex-US regulatory authorities.

This approach places MindMed in an industry in which there are high barriers to entry, due to the need to conduct trials pursuant to applicable regulations, the time and costs required to do so, and the related need to develop and protect intellectual property associated with drug development. Therefore, MindMed’s ability to build a compelling drug portfolio and pipeline and to raise the financing necessary for its operations are key to its success.

Discover

In the Discover projects, the Corporation conducts R&D in collaboration with the UHB Liechti Lab on various psychedelics and new potential therapeutic programs based on a multi-year, exclusive collaboration agreement with the UHB Liechti Lab signed on April 1, 2020. The agreement first covered LSD, but has since been expanded to incorporate other compounds and psychedelic substances such as methylenedioxy-methylamphetamine (MDMA), dimethyltryptamine (DMT), MDMA-LSD and psilocybin. These R&D clinical trials, intellectual property and technologies may ultimately be translated to commercial development programs. The Corporation is continually evaluating the acquisition of agreements and studies focusing on the medical benefits of other psychedelic substances and new chemical entities similar to known psychedelic substances to advance its R&D efforts.

On November 24, 2020, the Corporation announced that as part of its Discover projects, it is establishing a digital medicine division known as “Albert” (“Albert”). Albert is in the process of assembling and recruiting a team of technologists, therapists, and clinical drug development experts to help the Corporation research, develop and build an integrated technical platform and comprehensive toolset aimed at delivering psychedelic inspired medicines and therapies combined with digital therapeutics. Digital therapeutics are defined as evidence-based therapeutic interventions for patients to prevent, manage, or treat a mental disorder or disease. The Corporation will be evaluating the potential to pair digital tools, which may include wearables and the latest in machine learning, with psychedelic assisted therapies in order to give healthcare providers the ability to optimize and better understand the patient journey and therapeutic outcomes from pre-care through after-care. Recent advancements in digital therapeutics have the potential to enable a real time assessment of efficacy in both clinical trials and real world settings which can lead to a more robust understanding of the value of a treatment and long-term impact on patient outcomes.

Develop

Currently, the Corporation’s commercial development pipeline consists of agreements and studies relating to 18-MC and LSD. The Corporation’s immediate commercial development priorities are to address the opioid crisis and other substance use disorders by developing a non-hallucinogenic version of the psychedelic ibogaine, conduct clinical trials of LSD microdosing for adult ADHD, and to conduct clinical trials of LSD therapy for anxiety disorders.

Deploy

The Corporation’s strategy is currently focused on the discovery and development of product candidates based on psychedelic substances, but the Corporation will ultimately seek to commercialize and deploy its psychedelic inspired medicines and therapies to patients in need. As a result, the Corporation has recently entered into a funding arrangement with NYU Langone Health to establish the NYU Langone Training Program to help the Corporation understand and prepare for the future Deploy phase of its business plan.

Projects That Have Not Yet Generated Revenue

The Corporation currently has six significant projects, none of which have yet generated revenue, as well as a Deploy program that is not intended to generate revenue:

a.	developing a non-hallucinogenic version of the psychedelic ibogaine to address the opioid crisis and other substance use disorders, known as “Project Layla”;

b.	developing clinical trials of LSD therapy for anxiety disorders (Project Lucy);

c.	running a clinical trial of LSD microdosing for adult ADHD, known as “Project Flow”;

d.	the ongoing collaboration with the UHB Liechti Lab;

e.	project Albert to combine digital therapeutics with psychedelic inspired medicines and therapies; and

f.	the NYU Langone Training Program.

Develop Projects

Addiction Treatment Program

The Corporation is investigating the use of hallucinogenic and non-hallucinogenic treatments for addiction, which it calls its Addiction Treatment Program and which involved the consideration of various initiatives. Included in these initiatives is the development of Project Layla, which is focused on opioid withdrawal treatment, the treatment of opioid use disorder, and the treatment of other substance use disorders, in respect of which the Corporation is currently conducting a Phase 1 trial evaluating 18-MC, a non-hallucinogenic synthetic derivative of the psychedelic substance ibogaine. The preliminary data from this trial suggests that 18-MC is safe and well tolerated at the doses tested to date, and no serious adverse events have been reported. In Study MMED003, a Phase 1 clinical trial being conducted at a single clinical research site in Perth, Australia, a total of 55 subjects have been administered 18-MC at doses ranging from 4 to 150 mg BID (for one day; n=5 per arm) and 2 to10 mg BID (for up to 7 days, n=5 per arm). Based on the safety profile observed in this study to date, the study’s Safety Review Committee has determined to continue dose escalation in the study to gather data from subjects administered higher doses of 18-MC for one or seven days. Once that additional data has been reviewed, MindMed plans to initiate a Phase 2a proof of concept study to evaluate 18-MC’s effectiveness in mitigating the symptoms of opioid withdrawal in patients undergoing opioid detoxification and assess the safety and tolerability of 18-MC in this patient population. The Corporation previously anticipated that the Phase 2a proof of concept study would be initiated in 2020 or early 2021. The favorable safety profile has been observed even though early findings from this study indicated that plasma levels of 18-MC were greater than expected. As a result, the Corporation has determined to take additional time to evaluate the data from the Phase 1 trial, and the Corporation now anticipates that the Phase 2a study will be initiated in the second half of 2021 or later. A meeting with the FDA has been confirmed for Q2 2021 to continue discussions regarding the 18-MC clinical development plan. As part of Project Layla, MindMed is also contemplating initiating a Phase 2 study of 18-MC for opioid use disorder and other substance use disorders after the Phase 2a for opioid withdrawal commences.

A Phase 3 clinical trial for opioid withdrawal, opioid use disorder and other substance use disorders is projected to commence, at the very earliest, in 2023, subject to statistically significant results and findings from the Phase 2 clinical trials and input from the FDA. Findings from the Phase 2 trials could greatly impact timelines and future capital requirements for the Addiction Treatment Program. In addition, the Corporation may need to conduct additional Phase 2 trials or additional Phase 1 studies to progress Project Layla, which may impact timelines and required capital. The above also assumes that the Corporation intends to apply for “Breakthrough Therapy Designation” from the FDA for Project Layla, which may or may not positively impact the projected timelines referred to above if granted by the FDA. MindMed may elect to add additional drug development projects that complement the Addiction Treatment Program, including hallucinogenic treatments for addiction, but none have been selected for development at this time.

Project Lucy

As part of MindMed’s decision to add a therapy for anxiety disorders to its clinical development pipeline, MindMed has established Project Lucy. In December 2020, the Corporation successfully completed a pre-IND meeting with the FDA for the treatment of an anxiety disorder with LSD. The Corporation intends to submit an IND with the FDA in the second half of 2021, with a Phase 2b clinical trial evaluating experiential doses of LSD in an anxiety disorder. MindMed is assembling and using data from its data acquisition from the UHB Liechti Lab to help support its IND filing to the FDA.

As a result of the Corporation’s data acquisition from the UHB Liechti Lab, MindMed received the data and worldwide rights to an ongoing Phase 2 academic trial in respect of LSD for anxiety administered by Professor Dr. Matthias Liechti and a psychedelic therapy expert, Dr. Peter Gasser. Dr. Gasser was appointed as the Clinical Advisor for Project Lucy in August 2020. The data and knowhow will help build MindMed’s understanding of LSD’s uses for anxiety disorders and its potential as a medication for serious mental health conditions.

On November 2, 2020, the Corporation announced that, in collaboration with the UHB Liechti Lab, it has completed an academic Phase 1 study measuring LSD dose-dependent induced subjective responses at microdoses (25 µg) up to experiential doses (200 µg) of LSD. The academic study provided relevant data to support Project Lucy as the Corporation identifies optimal dose levels of LSD to test in the intended Phase 2 LSD anxiety trial referenced above.

Project Flow

The Corporation is preparing a clinical trial of LSD microdosing for adult ADHD (Project Flow). A Phase 2a proof of concept trial for the microdose LSD program has received regulatory approvals from the Netherlands and Switzerland. The Corporation has appointed two principal investigators and signed clinical trial agreements with the UHB Liechti Lab and Maastricht University. After MindMed’s clinical team assesses the results from the Phase 2a proof of concept clinical trial, the Corporation will determine the best future strategy for additional clinical trials based on these findings and future milestones for the project. To the knowledge of the Corporation and management, this is the first ever Phase 2a clinical trial of microdosing LSD for commercial drug development. It is extremely complex to estimate what future trials and studies will be required until a proof of concept of the technology has been established in the current trial being prepared by the Corporation. At such time, the Corporation will be in a better position to anticipate the needed capital to advance the microdose LSD program. The Corporation’s budgeted Phase 2a costs for the proof of concept trial are currently anticipated to be between US$3 million and US$4 million, the results of which will inform future budgets of Phase 2 trials. The Corporation previously anticipated that the trial would begin as early as Q4 2020 or Q1 2021. However, the Corporation will be required to use GMP-compliant LSD, and as a result of the additional time required to formulate GMP-compliant LSD, the Corporation now anticipates that the trial will run over two years from Q3 2021 to Q3 2023.

Microdose LSD Program

On January 12, 2021, the Corporation announced an LSD microdosing study evaluating the potential benefits of LSD microdosing. Specifically, the study will be a randomized placebo-controlled study evaluating the effects of daytime and evening administration of low doses of LSD on cognitive performance, sleep quality, mood, neuroplasticity markers, emotion regulation, quality of life, and immune system response. The study will provide an additional research pathway for MindMed’s psychedelic microdosing division and will immediately integrate with MindMed’s plans in digital therapeutics through its newly formed Albert unit for digital medicine. The new study will be conducted in collaboration with Dr. Kim Kuypers of Maastricht University in the Netherlands, a global, leading authority on the microdosing of psychedelics. In order to advance the scientific understanding of microdosing for clinical purposes, the randomized placebo-controlled study will specifically measure the effects of microdoses of LSD on neuroplasticity markers such as brain-derived neurotrophic factor (BDNF) plasma levels, as well as on various sleep measures, mood, cognitive performance, emotion regulation, quality of life, and immune system response. MindMed is integrating innovative digital tracking devices and software into the study to better assess LSD’s effects on various digital clinical markers on the human body.

Discover Projects

UHB Liechti Lab Initiatives

Exclusive License to Clinical Trials of LSD, MDMA, DMT, and Psilocybin and UHB Liechti Lab R&D Collaboration

On April 1, 2020, the Corporation announced that it had signed a multi-year, exclusive collaboration with the UHB Liechti Lab, the world-leading psychedelics pharmacology and clinical research group at the UHB Liechti Lab in Basel, Switzerland. Under the agreement, MindMed gained exclusive worldwide rights to data, compounds, and patent rights associated with the UHB Liechti Lab’s research with LSD and other psychedelic compounds, including data from preclinical studies and completed or ongoing LSD and MDMA clinical trials. MindMed has begun working with the UHB Liechti Lab to file patents for the data and clinical trials it has generated over a 10-year period and from current ongoing trials.

MindMed will support ongoing and planned R&D clinical trials and commercial development trials under the direction of Professor Dr. Liechti. Professor Dr. Liechti will have primary responsibility for the development of the selected compounds, and MindMed will provide research funding and milestone payments in return for the exclusive license to existing and future data and intellectual property generated from clinical trials. UHB will receive royalties and development revenue on any products marketed through the collaboration.

MDMA and DMT Research and Development

MindMed recently added the psychedelic compound MDMA to its R&D pipeline, with research being led by Professor Dr. Liechti. After starting the UHB Liechti Lab, over the past ten years Professor Dr. Liechti has led multiple clinical trials of the safety profile of MDMA and how it interacts with the human body. The cumulative data from the work done in the UHB Liechti Lab will enable MindMed to design clinical trials and form a strategy for MDMA as part of its portfolio.

MindMed has committed to fund future R&D of new psychedelic therapies being pursued by the UHB Liechti Lab with the intention to create next-generation psychedelic inspired medicines that incorporate MDMA as a component of these therapies. The UHB Liechti Lab and MindMed plan to explore combination treatments of LSD and MDMA to optimize the subjective effect profiles and potentially join the benefits of both psychedelics in various treatment paradigms. A combined MDMA LSD randomized placebo controlled Phase 1 trial was initiated in Q1 2021.

Concurrently, MindMed will pursue N,N-Dimethyltryptamine (DMT), the principally active ingredient in ayahuasca. MindMed is providing startup funding for a Phase 1 clinical trial testing various intravenous dosing regimens of DMT, expected to begin in Q2 2021. DMT is a naturally occurring psychedelic substance that causes a rapid onset and offset of action compared to similar psychedelic substances such as psilocybin or LSD. When administered as an ayahuasca brew, natural substances are mixed with DMT to prolong its experiential effects and slow the metabolism in the human body. Through this Phase 1 clinical trial, MindMed and the UHB Liechti Lab are exploring how DMT can achieve experiential effects similar to ayahuasca by testing a more controlled intravenous dosing method. The Phase 1 study is a randomized, double blind, placebo-controlled, 5-period crossover trial in 30 healthy volunteers who will undergo five sessions with different DMT doses.

DMT is rapidly metabolized as it enters the body if taken orally and therefore it has a very short duration of action. In contrast, through a continuous intravenous perfusion application the effect of DMT is longer and can be stopped rapidly. In order to potentially induce a stable DMT experience lasting 1-2 hours, various intravenous dosing regimens including a starting dose and then a maintenance dose will be evaluated in the Phase 1 clinical trial. This intravenous administration may also allow therapists to induce and to end an experiential state safely and more quickly, as required.

The human safety data and associated knowhow gathered in this Phase 1 clinical trial will better enable MindMed’s clinical team to design future potential drug development programs based on DMT sessions. Currently, no study has validly determined the elimination half-life of DMT and other pharmacokinetic parameters and there is limited known data on dosing regimens of pure DMT. This Phase 1 double blind placebo controlled 5-period crossover design study will provide a well-controlled study setting to illuminate these shortcomings in the current clinical understanding of DMT and pave the way for future Phase 2a proof of concept efficacy studies in various indications.

Neutralizer Technology

In collaboration with the UHB Liechti Lab, MindMed filed a patent application in the United States (preserving all worldwide rights) for neutralizer technology intended to shorten and stop the hallucinogenic effects of using LSD during a therapy session. This discovery, when further developed, may act as the ‘off-switch’ to certain hallucinogenic effects. The invention may help reduce the acute effects of a psychedelic drug and help shorten the hallucinogenic effects when required by a patient or medical professional. One of the many fears and stigmas associated with psychedelics are rare occurrences of negative hallucinogenic effects, colloquially referred to as ‘bad trips’. MindMed is seeking to equip therapists and other medical professionals with the resources and technology to better control the effects of dosing LSD in a clinical setting to improve the patient experience and outcomes. This would pave the way for greater therapeutic applications of LSD and shorter-acting psychedelic therapy treatments. MindMed believes this technology, when further developed, may one day be marketed as an added feature to shorten or stop a therapy session if the patient is not comfortable.

MindMed is working in collaboration with the UHB Liechti Lab on a Phase 1 double-blind, placebo-controlled, random-order 2-period crossover design clinical trial evaluating the effect of ketanserin on the acute response to LSD in healthy subjects after LSD administration. The study is being conducted at the UHB Liechti Lab and is expected to be completed during the 2021 calendar year. This study will support the patent application that was filed in 2020 (preserving all worldwide rights) for a neutralizer technology intended to shorten and stop the effects of an LSD trip during a therapy session.

Personalized Medicine Technology

MindMed, in collaboration with UHB Liechti Lab, is also in the process of researching and developing technologies and analytics that will seek to personalize psychedelic therapy experiences for a specific patient. The technology aims to optimize the dosing of MDMA, LSD and other psychedelics based on individual characteristics including age, sex, pharmacogenetics, personality traits, states of mood, metabolic markers and therapeutic drug monitoring. A considerable problem for doctors, clinical researchers, and therapists is to understand and predict optimal doses of medicines based on psychedelic substances for patients. Through its clinical research, the UHB Liechti Lab is identifying ways to predict and optimize the amount of a psychedelic dose and dosing regimen for therapy, which may be utilized with MindMed’s product candidates. To assemble a patient’s personalized dosing regimen and therapy session, MindMed and the UHB Liechti Lab’s analytics method is being developed to aggregate multiple data and criteria of patients in a pre-dose screening and analysis process. MindMed intends to apply this personalized medicine approach to its development of psychedelic-assisted therapies for patients suffering from mental health and addiction issues. Three patent applications have been filed covering MDMA dose optimization and LSD dose response. MindMed has received the exclusive rights from the UHB Liechti Lab to commercialize the outcome of these patent applications on a global basis. Further, biomarkers such as BDNF are assessed and evaluated to potentially be used as predictors of markers of positive effects on neuroplasticity and therapeutic response.

Cluster Headache Treatment

MindMed is supporting and collaborating on a Phase 2 clinical trial evaluating LSD for the treatment of cluster headaches at the UHB Liechti Lab. Cluster headaches are a relatively uncommon primary headache disorder that is one of the trigeminal autonomic cephalgias; they are considered to be among the most severe forms of pain. The Phase 2 trial began recruiting patients in early Q1 2019 and has commenced treating patients with LSD. Professor Dr. Liechti is serving as principal investigator of the clinical trial. The UHB Liechti Lab and MindMed intend to learn how they can make the administration of LSD more targeted for cluster headache patients through this Phase 2 trial and future clinical trials. As part of the collaboration with the UHB Liechti Lab, MindMed gained exclusive, global use to all data and intellectual property generated in this Phase 2 trial of LSD for cluster headaches.

Partnership with Swiss Psychedelic Drug Discovery Startup MindShift Compounds AG

MindMed has entered into a partnership with Swiss start-up, MindShift Compounds AG, to develop and patent next-generation psychedelic compounds with psychedelic or empathogenic properties. As part of this partnership, MindMed and MindShift Compounds AG have agreed to develop next-generation psychedelic and empathogenic substances together. The first initial compounds have already been synthesized by MindShift Compounds AG and related patent applications were filed by MindMed. MindMed plans to begin first-in-human Phase 1 clinical trials as early as the first quarter of 2022 through its existing clinical trial platform for psychedelic and empathogenic compounds in Switzerland. The partnership on these initial targets will expand MindMed’s current, well-established clinical pipeline with additional backup and expansion compounds with similar and potentially improved therapeutic properties. The related synthesis intellectual property and pharmaceutical technology will be owned outright by MindMed, and MindShift Compounds AG will exclusively provide to MindMed all intellectual property related to the new psychedelic compounds. MindMed plans to work with the experienced drug discovery team at MindShift Compounds AG to further broadly cover preclinical psychedelics research into novel compounds and expects to continue to file patent applications on novel substance matters, production innovations, and later clinical applications.

Deploy Projects

Albert and HealthMode

On November 24, 2020, the Corporation announced that it was establishing a digital medicine division known as “Albert”. Albert aims to have a team of technologists, therapists, and clinical drug development experts to help the Corporation research, develop and build an integrated technical platform and comprehensive toolset aimed at delivering psychedelic inspired medicines and therapies combined with digital therapeutics. Digital therapeutics are defined as evidence-based therapeutic interventions for patients to prevent, manage, or treat a mental disorder or disease. The potential to pair digital tools, which may include wearables and the latest in machine learning, with psychedelic assisted therapies, can give healthcare providers the ability to optimize and better understand the patient journey and therapeutic outcomes from pre-care through after-care. Recent advancements in digital therapeutics have the potential to enable a real time assessment of efficacy in both clinical trials and real-world settings, which can lead to a more robust understanding of the value of a treatment and long-term impact on patient outcomes.

In February 2021, MindMed completed the acquisition of HealthMode to build out the Albert division. HealthMode is a digital medicine and therapeutics startup that uses Artificial Intelligence (AI)-enabled digital measurement to increase the precision and speed of clinical research and patient monitoring. With the acquisition, MindMed has gained access to HealthMode’s intellectual property, platforms for clinical drug trials, and its entire twenty-four-person digital medicine team. MindMed will incorporate HealthMode’s machine learning engineering, product development, and operations employees based in Silicon Valley, New York City, Bratislava and Prague into Albert.

NYU Langone Health Psychedelic Medicine Clinical Training Program

The Corporation has recently entered into a funding arrangement with NYU Langone Health to establish the NYU Langone Training Program to help the Corporation understand and prepare for the future Deploy phase of its business plan.

On October 6, 2020, the Corporation announced a commitment of US$5 million over a five-year period to found and launch a clinical training program focused on psychedelic assisted therapies and psychedelic inspired medicines at NYU Langone Health, one of the United States’ premier academic medical centers. The NYU Langone Training Program is the first step in a larger initiative to establish a Center for Psychedelic Medicine at NYU Langone Health. The NYU Langone training program is intended to train additional clinical researchers in psychedelic medicines. In addition, the Corporation hopes to work with NYU Langone and other academic institutions as it prepares for the future Deploy phase of its business plan that will inevitably require training large numbers of medical personnel including psychiatrists to administer psychedelic assisted therapies at scale in the United States. NYU Langone Health will have full and free discretion in using the funds for the development and conduct of the training program and operations of the Center for Psychedelic Medicine. The launch of the Center for Psychedelic Medicine at NYU Langone Health is still subject to additional funding from other partners and parties. It is not anticipated that the Corporation will generate future revenue from this project.

Specialized Skill and Knowledge Requirements

The nature of the Corporation’s business requires specialized knowledge and skills relating to psychedelic-based substances, clinical trials, drug development and the regulatory regime governing the Corporation’s operations. The required knowledge and skills to succeed in this industry are available to the Corporation through certain members of the Corporation’s management, directors, officers, employees, consultants and advisors.

Competitive Conditions

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. The Corporation’s competitors include large, well-established pharmaceutical companies, biotechnology companies, academic and research institutions developing therapeutics for the same indications the Corporation is targeting and competitors with existing marketed therapies. Many other companies are developing or commercializing therapies to treat the same diseases or indications for which regulatory approval may be sought for MindMed’s product candidates. The competitive conditions and the Corporation’s assessment of its competitive position are more particularly described in the “Risk Factors” section herein, under the heading “Risks Related to the Corporation’s Business and Industry”.

Intellectual Property

Prior to the acquisition of the 18-MC Program by MindMed US, Savant maintained intellectual property as trade secrets. Following the acquisition, MindMed US filed a United States Provisional Patent Application entitled “18-MC FOR TREATMENT OF SUBSTANCE USE DISORDERS” (No. 62/908,754, filed October 1, 2019), encompassing the intellectual property previously held as trade secrets. This application covers extensive data on 18-MC in humans, including surprising results related to absorption and metabolism in humans and human pharmacokinetic activity. UHB Liechti Lab has filed a patent application in the U.S. (preserving all worldwide rights) for a neutralizer technology intended to shorten and stop the effects of an LSD trip during a therapy session and the Corporation has entered into an exclusive license agreement with UHB Liechti Lab, as set forth above, gaining exclusive worldwide rights to such patent rights. Additionally, MindMed US is the assignee of a patent family filed in the U.S., Australia, Canada, Europe, Japan and New Zealand directed to methods of combining psychotherapy with the administration of the psychostimulant 3-MMC in treating distress, particularly in treating PTSD, relationship distress, and generalized anxiety disorder.

As MindMed generates new data it intends to continue to expand patent coverage throughout the development program.

Product Information and Distribution

MindMed does not currently market or distribute any products and will formulate product information and distribution plans as products are developed.

Distribution Methods & Principal Markets

MindMed does not currently have nor does it plan to acquire the infrastructure or capability internally to manufacture its clinical drug supplies for use in MindMed’s clinical trials, and it lacks the resources and the capability to manufacture any of its drug candidates on a clinical or commercial scale. Instead, MindMed will rely on contract manufacturers for the production of 18-MC and its other drug candidates. The facilities used by MindMed’s contract manufacturers must be approved by the applicable regulatory authorities, including the FDA, pursuant to inspections that will be conducted after an NDA is submitted to the FDA or the non-US equivalent thereof. Other than through “Quality Agreements” to be entered into with its suppliers, MindMed will not control the manufacturing process of 18-MC or other drug candidates and will be dependent on its contract manufacturing partners for compliance with the FDA’s requirements for manufacture of both the active drug substances and finished drug products.

Future Research and Development

MindMed’s mission to discover, develop and deploy medicines based on psychedelic substances to treat a continuum of mental illnesses and unmet medical needs encompasses the research and development of new and improved psychedelic inspired medicines ranging from proprietary psychedelic compounds to non-psychedelic analogs with medicinal properties. While MindMed’s clinical development programs are MindMed’s first priority, proprietary research and development programs are essential to advancing MindMed’s product portfolio position as the leader in psychedelic inspired medicines. For the time being, in addition to the patent applications mentioned above under “Intellectual Property”, MindMed maintains intellectual property generated by its R&D programs as trade secrets. MindMed anticipates that as these programs mature, additional patent applications will be filed and more details about these programs will be disclosed at such time.

Government Regulation

MindMed is focused on developing and commercializing psychedelic inspired medicines and therapies as regulated medicines. In order to develop regulated medicines, MindMed’s process must be conducted in strict compliance with the regulations of the regulatory agencies in the jurisdictions in which MindMed operates, including the United States, the Netherlands, Switzerland and Australia. These regulatory authorities regulate, among other things, the research, manufacture, promotion and distribution of drugs in specific jurisdictions under applicable law and regulations.

The FDA and other regulatory authorities at federal, state and local levels, as well as in foreign countries, extensively regulate, among other things, the research, development, testing, manufacture, quality control, import, export, safety, effectiveness, labeling, packaging, storage, distribution, recordkeeping, approval, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs. MindMed, along with its vendors, contract research organizations and contract manufacturers, will be required to navigate the various preclinical, clinical, manufacturing and commercial approval requirements of the governing regulatory agencies of the countries in which MindMed wishes to conduct studies or seek approval of MindMed’s product candidates. The process of obtaining regulatory approvals of drugs and ensuring subsequent compliance with appropriate federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources and may not be successful.

United States

In the United States, the FDA regulates drug products under the Federal Food, Drug, and Cosmetic Act (“FDCA”), as amended, its implementing regulations and other laws. Failure to comply with applicable FDA or other requirements at any time with respect to product development, clinical testing, approval or any other legal requirements relating to product manufacture, processing, handling, storage, quality control, safety, marketing, advertising, promotion, packaging, labeling, export, import, distribution, or sale may lead to administrative or judicial sanctions or other legal consequences. These sanctions or consequences could include, among other things, the FDA’s refusal to approve pending applications, issuance of clinical holds for ongoing studies, suspension or revocation of approved applications, warning or untitled letters, product withdrawals or recalls, product seizures, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil penalties or criminal prosecution. Pharmaceutical products are also subject to other federal, state and local statutes and regulations. In particular, controlled substances, like LSD, DMT, MDMA, and psilocybin are regulated as Schedule I controlled substances by the DEA. A failure to comply with any requirements during the product development, approval, or post-approval periods, may lead to administrative or judicial sanctions, which could include the imposition of a hold on clinical trials, refusal to approve pending marketing applications or supplements, withdrawal of approval, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties or criminal prosecution.

The process required by the FDA before MindMed’s product candidates are approved as drugs for therapeutic indications and may be marketed in the United States generally involves the following:

•	Completion of extensive preclinical studies in accordance with applicable regulations, including studies conducted in accordance with good laboratory practice (“GLP”) requirements;

•	Completion of the manufacture, under current Good Manufacturing Practices (“cGMP”), conditions, of the drug substance and drug product that the sponsor intends to use in human clinical trials along with required analytical and stability testing;

•	Submission to the FDA of an IND, which must become effective before clinical trials may begin;

•	Approval by an IRB or IRBs, or independent ethics committee(s) before each trial may be initiated;

•	Performance of adequate and well-controlled clinical trials in accordance with applicable IND regulations, good clinical practice (“GCP”), requirements and other clinical trial-related regulations to establish the safety and efficacy of the investigational product for each proposed indication;

•	Submission to the FDA of an NDA;

•	Payment of user fees for FDA review of the NDA;

•	A determination by the FDA within 60 days of its receipt of an NDA, to accept the filing for review;

•	Satisfactory completion of one or more FDA pre-approval inspections of the manufacturing facility or facilities where the drug will be produced to assess compliance with cGMP requirements to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

•	Potentially, satisfactory completion of FDA audit of the clinical trial sites that generated the data in support of the NDA; and

•	FDA review and approval of the NDA, including consideration of the views of any FDA advisory committee, prior to any commercial marketing or sale of the drug in the United States.

In certain cases, a drug may require scheduling by DEA prior to commercialization. This step is required if the drug has a potential for abuse and is not currently controlled (scheduled) by DEA or is controlled in Schedule I.

Preclinical Studies and Clinical Trials for Drugs

Before testing any drug in humans, the product candidate must undergo rigorous preclinical testing. Preclinical studies include laboratory evaluations of drug chemistry, formulation and stability, as well as in vitro and animal studies to assess safety and in some cases to establish the rationale for therapeutic use. The conduct of preclinical studies is subject to federal and state regulation, including GLP requirements for safety/toxicology studies and the Animal Welfare Act, which is enforced by the Department of Agriculture. The results of the preclinical studies, together with manufacturing information and analytical data, must be submitted to the FDA as part of an IND. An IND is a request for authorization from the FDA to administer an investigational product to humans and must become effective before clinical trials may begin. Some long-term preclinical testing may continue after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises concerns or questions about the conduct of the clinical trial, including concerns that human research subjects will be exposed to unreasonable health risks, and imposes a full or partial clinical hold. FDA must notify the sponsor of the grounds for the hold and any identified deficiencies must be resolved before the clinical trial can begin. Submission of an IND may result in the FDA not allowing clinical trials to commence or not allowing clinical trials to commence on the terms originally specified in the IND. A clinical hold can also be imposed once a trial has already begun, thereby halting the trial until the deficiencies articulated by FDA are corrected.

The clinical stage of development involves the administration of the product candidate to healthy volunteers or patients under the supervision of qualified investigators, who generally are physicians not employed by or under the trial sponsor’s control, in accordance with GCP requirements, which include the requirements that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the clinical trial, administration procedures, subject selection and exclusion criteria and the parameters and criteria to be used in monitoring safety and evaluating effectiveness. Each protocol, and any subsequent amendments to the protocol, must be submitted to the FDA as part of the IND. Furthermore, each clinical trial must be reviewed and approved by an IRB for each institution at which the clinical trial will be conducted to ensure that the risks to individuals participating in the clinical trials are minimized and are reasonable compared to the anticipated benefits. The IRB also approves the informed consent form that must be provided to each clinical trial subject or his or her legal representative and must monitor the clinical trial until completed. The FDA, the IRB, or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk. There also are requirements governing the reporting of ongoing clinical trials and completed clinical trials to public registries. Information about clinical trials, including results for clinical trials other than Phase I investigations, must be submitted within specific timeframes for publication on www.ClinicalTrials.gov, a clinical trials database maintained by the National Institutes of Health.

A sponsor who wishes to conduct a clinical trial outside of the United States may, but need not, obtain FDA authorization to conduct the clinical trial under an IND. If a foreign clinical trial is not conducted under an IND, FDA will nevertheless accept the results of the study in support of an NDA if the study was conducted in accordance with GCP requirements, and the FDA is able to validate the data through an onsite inspection if deemed necessary.

Clinical trials to evaluate therapeutic indications to support NDAs for marketing approval are typically conducted in three sequential phases, which may overlap.

•	Phase I—Phase I clinical trials involve initial introduction of the investigational product into healthy human volunteers or patients with the target disease or condition. These studies are typically designed to test the safety, dosage tolerance, absorption, metabolism and distribution of the investigational product in humans, excretion, the side effects associated with increasing doses, and, if possible, to gain early evidence of effectiveness.

•	Phase II—Phase II clinical trials typically involve administration of the investigational product to a limited patient population with a specified disease or condition to evaluate the drug’s potential efficacy, to determine the optimal dosages and administration schedule and to identify possible adverse side effects and safety risks. Phase 2 clinical trials are typically controlled and conducted in a limited patient population.

•	Phase III—Phase III clinical trials typically involve administration of the investigational product to an expanded patient population to further evaluate dosage, to provide statistically significant evidence of clinical efficacy and to further test for safety, generally at multiple geographically dispersed clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the investigational product and to provide an adequate basis for product approval and physician labeling. In most (though not all) cases, the FDA requires two adequate and well controlled Phase 3 clinical trials to support approval of a drug.

Post-approval trials, sometimes referred to as Phase IV clinical trials or post-marketing studies, may be conducted after initial marketing approval. These trials are used to gain additional experience from the treatment of patients in the intended therapeutic indication and are commonly intended to generate additional safety data regarding use of the product in a clinical setting. In certain instances, the FDA may mandate the performance of Phase IV clinical trials as a condition of NDA approval.

Progress reports detailing the results of the clinical trials, among other information, must be submitted at least annually to the FDA. Written IND safety reports must be submitted to the FDA and the investigators fifteen days after the trial sponsor determines the information qualifies for reporting for serious and unexpected suspected adverse events, findings from other studies or animal or in vitro testing that suggest a significant risk for human volunteers and any clinically important increase in the rate of a serious suspected adverse reaction over that listed in the protocol or investigator brochure. The sponsor must also notify the FDA of any unexpected fatal or life-threatening suspected adverse reaction as soon as possible but in no case later than seven calendar days after the sponsor’s initial receipt of the information.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the product candidate and finalize a process for manufacturing the drug product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and manufacturers must develop, among other things, methods for testing the identity, strength, quality and purity of the final drug product. In addition, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

US Marketing Approval for Drugs

Assuming successful completion of the required clinical testing, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA package requesting approval to market the product for one or more indications. An NDA is a request for approval to market a new drug for one or more specified indications and must contain proof of the drug’s safety and efficacy for the requested indications. The marketing application is required to include both negative and ambiguous results of preclinical studies and clinical trials, as well as positive findings. Data may come from company-sponsored clinical trials intended to test the safety and efficacy of a product’s use or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and efficacy of the investigational product to the satisfaction of the FDA. FDA must approve an NDA before a drug may be marketed in the United States.

Data from clinical trials conducted outside the United States may be accepted by the FDA subject to certain conditions. For example, the clinical trial must be conducted in accordance with GCP requirements or the FDA must be able to validate the data from the clinical trial through an onsite inspection if it deems such inspection necessary. Where data from foreign clinical trials are intended to serve as the sole basis for marketing approval in the United States, the FDA will not approve the application on the basis of foreign data alone unless those data are considered applicable to the U.S. patient population and U.S. medical practice, the clinical trials were performed by clinical investigators of recognized competence, and the data is considered valid without the need for an on-site inspection by the FDA or, if the FDA considers such an inspection to be necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. If the drug has a potential for abuse, the NDA must include a description and analysis of studies or information related to abuse of the drug, including a proposal for scheduling under the federal CSA. A description of any studies related to overdosage is also required, including information on dialysis, antidotes, or other treatments, if known.

The FDA reviews all submitted NDAs before it accepts them for filing and may request additional information rather than accepting the NDA for filing. The FDA must make a decision on accepting an NDA for filing within 60 days of receipt, and such decision could include a refusal to file by the FDA. If the application is not sufficiently complete, the FDA may refuse to accept the NDA for filing and request additional information. A refusal to file, which requires resubmission of the NDA with the requested additional information, delays review of the application. Further, under the Prescription Drug User Fee Act (“PDUFA”), as amended, each NDA must be accompanied by a substantial user fee. The applicant under an approved NDA is also subject to an annual program fee. The FDA adjusts the PDUFA user fees on an annual basis. Fee waivers or reductions are available in certain circumstances, including a waiver of the application fee for the first application filed by a small business and in the case of orphan drug designation.

Once the submission is accepted for filing, the FDA begins an in-depth substantive review of the NDA. The FDA reviews an NDA to determine, among other things, whether the drug is safe and effective for the indications sought and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity. Under the goals and policies agreed to by the FDA under the PDUFA, the FDA targets 10 months, from the filing date, in which to complete its initial review of a new molecular entity NDA and respond to the applicant, and six months from the filing date of a new molecular entity NDA for priority review. The FDA does not always meet its PDUFA goal dates for standard or priority NDAs, and the review process is often extended by FDA requests for additional information or clarification.

The FDA also may require submission of a Risk Evaluation and Mitigation Strategy (“REMS”), if it believes that a REMs is necessary to ensure that the benefits of the drug outweigh its risks. A REMS can include use of risk evaluation and mitigation strategies like medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk-minimization tools.

The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, which reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and are adequate to assure consistent production of the product within required specifications. In addition, before approving an NDA, the FDA may inspect one or more clinical trial sites to assure compliance with GCP and other requirements and the integrity of the clinical data submitted to the FDA.

After evaluating the NDA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical trial sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical or preclinical testing in order for the FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. Data from clinical trials are not always conclusive, and the FDA’s interpretation of data may differ from the sponsor’s. Obtaining approval can take years, requires substantial resources and depends on a number of factors, including the severity of the targeted disease or condition, the availability of alternative treatments, and the risks and benefits demonstrated in clinical trials.

If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

Even if the FDA approves a product, depending on the specific risks to be addressed it may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase IV clinical trials, be conducted to further assess a drug’s safety and efficacy after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained or problems are identified following initial marketing. For example, the FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements and FDA review and approval of a new NDA or an NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA generally applies the same procedures and standards in reviewing NDA supplements as it does in reviewing NDAs.

From time to time, legislation is drafted, introduced and passed in the U.S. Congress that could significantly change the statutory provisions governing the approval, manufacturing and marketing of products regulated by the FDA. In addition to new legislation, the FDA regulations and policies are often revised or reinterpreted by the agency in ways that may significantly affect MindMed’s business and its product candidates.

Expedited Development and Review Programs for Drugs

The FDA maintains several programs intended to facilitate and expedite development and review of new drugs to address unmet medical needs in the treatment of serious or life-threatening diseases or conditions. These programs include Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval, and the purpose of these programs is to either expedite the development or review of important new drugs to get them to patients more quickly than standard FDA review timelines typically permit.

A drug is eligible for Fast Track designation if it is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address unmet medical needs for such disease or condition. Fast Track designation provides increased opportunities for sponsor interactions with the FDA during preclinical and clinical development, in addition to the potential for rolling review once a marketing application is filed. Rolling review means that the agency may review portions of the marketing application before the sponsor submits the complete application. In addition, a drug may be eligible for Breakthrough Therapy designation if it is intended to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Breakthrough Therapy designation provides all the features of Fast Track designation in addition to intensive guidance on an efficient drug development program, and FDA organizational commitment to expedited development, including involvement of senior managers and experienced review staff in a cross-disciplinary review, where appropriate.

Any product submitted to the FDA for approval, including a product with Fast Track or Breakthrough Therapy designation, may also be eligible for additional FDA programs intended to expedite the review and approval process, including Priority Review designation and Accelerated Approval. A product is eligible for Priority Review designation, once an NDA or BLA is submitted, if the drug that is the subject of the marketing application has the potential to provide a significant improvement in safety or effectiveness in the treatment, diagnosis or prevention of a serious disease or condition. Under priority review, the FDA’s goal date to take action on the marketing application is six months compared to ten months for a standard review. Products are eligible for Accelerated Approval if they can be shown be for a serious or life-threatening condition and to have an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or an effect on an intermediate clinical endpoint that can be measured earlier than an effect on irreversible morbidity or mortality, which is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments.

Accelerated Approval is usually contingent on a sponsor’s agreement to conduct additional post-approval studies to verify and describe the product’s clinical benefit. The FDA may withdraw approval of a drug or an indication approved under Accelerated Approval if, for example, the confirmatory trial fails to verify the predicted clinical benefit of the product, other evidence demonstrates that the product is not shown to be safe and effective under conditions of use, or required post-approval studies are not conducted with due diligence. In addition, the FDA generally requires, as a condition for Accelerated Approval, that all advertising and promotional materials intended for dissemination or publication within 120 days of marketing approval be submitted to the agency for review during the pre-approval review period. After the 120-day period has passed, all advertising and promotional materials must be submitted at least 30 days prior to the intended time of initial dissemination or publication.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or the time period for FDA review or approval may not be shortened. Furthermore, Fast Track designation, Breakthrough Therapy designation, Priority Review and Accelerated Approval do not change the scientific or medical standards for approval or the quality of evidence necessary to support approval, though they may expedite the development or review process.

US Post-Approval Requirements for Drugs

Drugs manufactured or distributed pursuant to FDA approvals are subject to continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, reporting of adverse experiences with the product, complying with promotion and advertising requirements, which include restrictions on promoting products for unapproved uses or patient populations (known as “off-label use”) and limitations on industry-sponsored scientific and educational activities. Although physicians may prescribe legally available products for off-label uses, manufacturers may not market or promote such uses. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability, including investigation by federal and state authorities. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use or first publication. Further, if there are any modifications to the drug, including changes in indications, labeling or manufacturing processes or facilities, the applicant may be required to submit and obtain FDA approval of a new NDA or NDA supplement, which may require the development of additional data or preclinical studies and clinical trials.

The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-market testing, including Phase IV clinical trials, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization. In addition, drug manufacturers and their subcontractors involved in the manufacture and distribution of approved drugs are required to register their establishments with the FDA and certain state agencies and are subject to periodic unannounced inspections by the FDA and certain state agencies for compliance with ongoing regulatory requirements, including cGMPs, which impose certain procedural and documentation requirements. Failure to comply with statutory and regulatory requirements may subject a manufacturer to legal or regulatory action, such as warning letters, suspension of manufacturing, product seizures, injunctions, civil penalties or criminal prosecution. There is also a continuing, annual prescription drug product program user fee.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in revisions to the approved labeling to add new safety information, requirements for post-market studies or clinical trials to assess new safety risks, or imposition of distribution or other restrictions under a REMS. Other potential consequences include, among other things:

•	Restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

•	The issuance of safety alerts, Dear Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

•	Fines, warning letters or holds on post-approval clinical trials;

•	Refusal of the FDA to approve applications or supplements to approved applications, or suspension or revocation of product approvals;

•	Product seizure or detention, or refusal to permit the import or export of products;

•	Injunctions or the imposition of civil or criminal penalties; and

•	Consent decrees, corporate integrity agreements, debarment or exclusion from federal healthcare programs; or mandated modification of promotional materials and labeling and issuance of corrective information.

Controlled Substances

The federal CSA and its implementing regulations establish a “closed system” of regulations for controlled substances. The CSA imposes registration, security, recordkeeping and reporting, storage, manufacturing, distribution, importation, exportation, disposal and other requirements under the oversight of the DEA. The DEA is the federal agency responsible for regulating controlled substances, and requires those individuals or entities that manufacture, import, export, distribute, research, or dispense controlled substances to comply with the regulatory requirements in order to prevent the diversion of controlled substances to illicit channels of commerce.

The DEA categorizes controlled substances into one of five schedules — Schedule I, II, III, IV or V — with varying qualifications for listing in each schedule. Schedule I controlled substances by definition have a high potential for abuse, have no currently accepted medical use in treatment in the United States and lack accepted safety for use under medical supervision. Pharmaceutical products having a currently accepted medical use that are otherwise approved for marketing may be listed as Schedule II, III, IV or V controlled substances, with Schedule II controlled substances presenting the highest potential for abuse and physical or psychological dependence, and Schedule V controlled substances presenting the lowest relative potential for abuse and dependence. The regulatory requirements are more restrictive for Schedule II controlled substances than Schedule III-V controlled substances. For example, all Schedule II drug prescriptions must be signed by a physician, physically presented to a pharmacist in most situations, and cannot be refilled. LSD, DMT, MDMA, and psilocybin are regulated as Schedule I controlled substances. MindMed’s products, if approved in the United States, will require scheduling by the DEA before they can be marketed.

Facilities that manufacture, distribute, import or export any controlled substance must register annually with the DEA. The DEA registration is specific to the particular location, activity(ies) and controlled substance schedule(s). For example, separate registrations are required for importation and manufacturing activities, and each registration authorizes which schedules of controlled substances the registrant may handle. Certain coincident activities are permitted without obtaining a separate DEA registration, however, such as distribution of controlled substances by the manufacturer that produces them.

The DEA inspects all manufacturing facilities to review security, recordkeeping, reporting and handling prior to issuing a controlled substance registration. The specific security requirements vary by the type of business activity and the schedule and quantity of controlled substances handled. The most stringent requirements apply to manufacturers of Schedule I and Schedule II controlled substances. Required security measures commonly include background checks on employees and physical control of controlled substances through storage in approved vaults, safes and cages, and through use of alarm systems and surveillance cameras. An application for a manufacturing registration as a bulk manufacturer (not a dosage form manufacturer or a repacker/relabeler) for a Schedule I or II controlled substance must be published in the Federal Register, and is open for 60 days to permit interested persons to submit comments or objections. A copy of the notice of the Federal Register publication is forwarded by the DEA to all those registered, or applicants for registration, as bulk manufacturers of that substance. Once registered, manufacturing facilities must maintain records documenting the manufacture, receipt and distribution of all controlled substances. Manufacturers must submit periodic reports to the DEA of the distribution of Schedule I and II controlled substances, Schedule III narcotic substances, and other designated substances. Registrants must also report any controlled substance thefts or significant losses, and must obtain authorization to destroy or dispose of controlled substances. As with applications for registration as a bulk manufacturer, an application for an importer registration for a Schedule I or II controlled substance must also be published in the Federal Register, which remains open for 30 days for comments. Imports of Schedule I and II controlled substances for commercial purposes are generally restricted to substances not already available from a domestic supplier or where there is not adequate competition among domestic suppliers. Importers and exporters must have a separate registration for each principal place of business where controlled substances are imported or exported. Registration applications for importers and exporters are limited to the controlled substances specified in the registration.

For drugs manufactured in the United States, the DEA establishes annually an aggregate quota for the amount of substances within Schedules I and II that may be manufactured or produced in the United States based on the DEA’s estimate of the quantity needed to meet legitimate medical, scientific, research and industrial needs. The quotas apply equally to the manufacturing of the active pharmaceutical ingredient and production of dosage forms. The DEA may adjust aggregate production quotas a few times per year, and individual manufacturing or procurement quotas from time to time during the year, although the DEA has substantial discretion in whether or not to make such adjustments for individual companies.

The DEA has established an application process for researchers who wish to study Schedule I controlled substances not currently approved for medical use in clinical trials, which includes registering with the DEA, providing information about their qualifications, research protocol and the institution where the research is being conducted, and receiving approval of such research protocol. A researcher may manufacture or import the basic class of the controlled substance or substances for which registration was issued, provided that such manufacture or import is set forth in the protocol required in 21 CFR §1301.18 and to distribute such class to persons registered or authorized to conduct research with such class of controlled substance or registered or authorized to conduct chemical analysis with controlled substances. In the case of a clinical investigation with controlled substances listed in Schedule I, and in lieu of submitting the protocol, the applicant must submit three copies of the IND with a statement of security provisions to, and have such submission approved by, the FDA. The applicant shall also submit a certificate certifying the submission of the IND to FDA. If an applicant wishes to increase the quantity of the controlled substance used for an approved research project, a request must be submitted to the Registration Unit of the DEA, which will forward it to the FDA for approval. If approval is granted, the applicant shall be authorized to use additional quantities of the controlled substance in the research project. If the applicant desires to conduct research outside the approved protocol, the applicant will need to submit three copies of the supplemental protocol, which shall be reviewed and processed in the same way as the original protocol.

The states also maintain separate controlled substance laws and regulations, including licensing, recordkeeping, security, distribution, and dispensing requirements. State authorities, including Boards of Pharmacy, regulate use of controlled substances in each state. Failure to maintain compliance with applicable requirements, particularly as manifested in the loss or diversion of controlled substances, can result in enforcement action that could have a material adverse effect on business, operations and financial conditions. The DEA may seek civil penalties, refuse to renew necessary registrations, or initiate proceedings to revoke those registrations. In certain circumstances, violations could lead to criminal prosecution.

U.S. Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act, to which MindMed is subject, prohibits corporations and individuals from engaging in certain activities to obtain or retain business or to influence a person working in an official capacity. It is illegal to pay, offer to pay or authorize the payment of anything of value to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity.

Coverage, Pricing and Reimbursement

Significant uncertainty exists as to the coverage and reimbursement status of any product candidates for which MindMed obtains regulatory approval. In the United States and markets in other countries, sales of any therapy for which MindMed receives regulatory approval for commercial sale will depend, in part, on the availability of coverage and reimbursement for MindMed’s products from third-party payors, such as government health care programs (e.g., Medicare, Medicaid), managed care providers, private health insurers, health maintenance organizations, and other organizations. These third-party payors decide which medications they will pay for and will establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and other third-party payors is essential for most patients to be able to afford treatments such as novel therapies.

In the United States, the principal decisions about reimbursement for new medicines are typically made by CMS. CMS decides whether and to what extent MindMed’s products will be covered and reimbursed under Medicare and private payors tend to follow CMS to a substantial degree. Factors payors consider in determining reimbursement are based on whether the product is:

•	a covered benefit under its health plan;

•	safe, effective and medically necessary;

•	appropriate for the specific patient;

•	cost-effective; and

•	neither experimental nor investigational.

MindMed’s ability to successfully commercialize its product candidates will depend in part on the extent to which coverage and adequate reimbursement for its products and related treatments will be available from third-party payors. Moreover, a payor’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow the Corporation to establish or maintain price levels sufficient to realize an appropriate return on its investment in product development.

No uniform policy for coverage and reimbursement for products exist among third-party payors in the United States. Therefore, coverage and reimbursement for MindMed’s products can differ significantly from payor to payor. The process for determining whether a payor will provide coverage for a product may be separate from the process for setting the reimbursement rate that the payor will pay for the product. One payor’s determination to provide coverage for a medical product or service does not ensure that other payors will also provide coverage for the medical product or service, or will provide coverage at an adequate reimbursement rate. Third-party payors may also limit coverage to specific products on an approved list, or formulary, which might not include all of the FDA-approved products for a particular indication.

A decision by a third-party payor not to cover or not to separately reimburse for MindMed’s medical products or therapies using its products could reduce physician utilization of the Corporation’s products if approved and have a material adverse effect on MindMed’s sales, results of operations and financial condition. If there is coverage for MindMed’s product candidates, or therapies using its product candidates by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. MindMed cannot be sure that coverage and reimbursement in the United States, will be available for its current or future product candidates, or for any procedures using such product candidates, and any reimbursement that may become available may not be adequate or may be decreased or eliminated in the future. Further, if MindMed or its collaborators develop therapies for use with its product candidates, MindMed, or its collaborators, will be required to obtain coverage and reimbursement for these therapies separate and apart from the coverage and reimbursement MindMed seeks for its product candidates, if approved.

Further, third-party payors are increasingly challenging the price and examining the medical necessity and cost-effectiveness of medical products and services, in addition to their safety and efficacy. In order to secure coverage and reimbursement for any product candidate that might be approved for sale, MindMed may need to conduct expensive pharmacoeconomic studies in order to demonstrate the medical necessity and cost-effectiveness of such product, in addition to the costs required to obtain FDA or comparable regulatory approvals. Additionally, MindMed may also need to provide discounts to purchasers, private health plans or government healthcare programs. MindMed’s product candidates may nonetheless not be considered medically necessary or cost-effective. If third-party payors do not consider a product to be cost-effective compared to other available therapies, they may not cover the product, after approval, as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow a company to sell its products at a profit. A decision by a third-party payor not to cover a product could reduce physician utilization once the product is approved and have a material adverse effect on sales, MindMed’s operations and financial condition. MindMed expects to experience pricing pressures from third-party payors in connection with the potential sale of any of its product candidates.

Other Healthcare Laws and Compliance Requirements

Healthcare providers, physicians, and third-party payors will play a primary role in the recommendation and prescription of any products for which MindMed obtains marketing approval. MindMed’s business operations and any current or future arrangements with third-party payors, healthcare providers and physicians may expose MindMed to broadly applicable federal and state fraud and abuse laws, as well as other healthcare laws and regulations. These laws may impact, among other things, MindMed’s business or financial arrangements and relationships through which the Corporation researches, as well as market, sell and distribute the therapies for which it obtains approval. In addition, MindMed may be subject to health information privacy regulation by both the federal government and the states in which it conducts its business.

In the United States the laws that may affect MindMed’s ability to operate include, among others:

•	The federal Anti-Kickback Statute, which prohibits, among other things, persons and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order, arrangement or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as Medicare and Medicaid. The term remuneration has been interpreted broadly to include anything of value. Further, courts have found that if “one purpose” of remuneration is to induce referrals, the federal Anti-Kickback Statute is violated. The federal Anti-Kickback Statute has been interpreted to apply to arrangements between manufacturers on one hand and prescribers, purchasers, and formulary managers on the other. A person or entity does not need to have actual knowledge of the federal Anti-Kickback Statute or specific intent to violate it to have committed a violation. Violations are subject to significant administrative civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment, and exclusion from government healthcare programs. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act (“FCA”), or federal civil money penalties statute. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution; but the exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection;

•	The federal civil and criminal false claims laws, such as the FCA, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented claims for payment or approval from Medicare, Medicaid, or other third-party payors, that are false, fictitious, or fraudulent; from knowingly making, using or causing to be made or used, a false statement or record material to a false or fraudulent claim or obligation to pay or transmit property to the federal government; or from knowingly concealing or knowingly and improperly avoiding or decreasing an obligation to pay money to the federal government. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring qui tam actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the FCA, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

•	The federal civil monetary penalties laws, which impose civil fines for, among other things, the offering or transferring of remuneration, which includes, without limitation, any transfer of items or services for free or for less than fair market value (with limited exceptions), to a Medicare or Medicaid beneficiary that the person knows or should know is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of items or services reimbursable by a federal or state healthcare program;

•	The federal Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), which created additional federal criminal liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (i.e., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false, fictitious, or fraudulent statements or representations in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation;

•	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (“HITECH”), and its respective implementing regulations, which imposes, among other things, certain requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA’s privacy and security standards directly applicable to business associates, those independent contractors or agents of covered entities that create, receive, maintain, transmit or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney’s fees and costs associated with pursuing federal civil actions;

•	Numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the FTC Act), govern the collection, use, disclosure and protection of health-related and other personal information. Failure to comply with data protection laws and regulations could result in government enforcement actions and create liability, private litigation and/or adverse publicity;

•	The California Consumer Privacy Act (“CCPA”), which became effective on January 1, 2020, creates individual privacy rights for California consumers and increases the privacy and security obligations of entities handling certain personal data. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. Similar laws have been proposed at the federal level and in other states.

•	The federal Physician Payment Sunshine Act, created under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act, collectively, the Affordable Care Act (“ACA”), which requires applicable manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the HHS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) and teaching hospitals, as well as ownership and investment interests held by the physicians described above and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made during the previous year to certain non-physician providers, such as physician assistants and nurse practitioners;

•	Federal government price reporting laws, which require the Corporation to calculate and report complex pricing metrics in an accurate and timely manner to government programs;

•	Federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

•	Analogous state and foreign equivalents of each of the healthcare laws and regulations described above, such as anti-kickback and false claims laws, which may apply to items or services reimbursed by any third-party payor, including commercial insurers or patients; state and local marketing and/or transparency laws applicable to manufacturers that may be broader in scope than the federal requirements; state laws that require pharmaceutical companies to comply with the pharmaceutical industry voluntary compliance guidelines and other relevant compliance guidance promulgated by the federal government,; state laws that require the reporting of information related to drug pricing; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information; state and local laws that require the licensure and/or registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information that may be more stringent than those in the United States (such as the European Union (“EU”), which adopted the General Data Protection Regulation (“GDPR”)), many of which differ from each other in significant ways and often are not preempted by HIPAA, thus complicating compliance efforts.

The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products. At the federal level, the Drug Supply Chain Security Act (“DSCA”), regulates the distribution and tracing of prescription drugs. The DSCA imposes requirements to ensure accountability in prescription drug distribution, for example, it requires manufacturers to affix a product identifier to each package and case of a prescription drug product intended for sale. A product identifier is an electronically-readable graphic that contains information including the product’s unique numerical identifier, lot number, and expiration date. The DSCA also requires relevant parties and to identify and remove illegitimate products from the market, including products that are counterfeit, stolen, intentionally contaminated, or otherwise harmful.

In order to distribute products commercially, MindMed must also comply with state law requirements for registration of manufacturers and wholesale distributors of pharmaceutical products, including, in some states, manufacturers and distributors who ship products into the state even if such manufacturers or distributors have no place of business within the state. Several states, and more recently some large cities, have enacted legislation requiring pharmaceutical companies to, among other things, establish marketing compliance programs, file periodic reports with the state, register their sales representatives, and/or limit other specified sales and marketing practices. All of MindMed’s activities are potentially subject to federal and state consumer protection and unfair competition laws.

The full scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Federal and state enforcement bodies have continued to increase their scrutiny on interactions between healthcare companies and healthcare providers, which has led to a number of significant investigations, prosecutions, convictions and settlements in the healthcare industry. If business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations or if there is a violation, there may be significant penalties, including, without limitation, administrative, civil and criminal penalties, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, the curtailment or restructuring of MindMed’s operations, exclusion from participation in federal and state healthcare programs (such as Medicare and Medicaid), imprisonment, additional oversight and reporting obligations under a corporate integrity agreement or similar settlement to resolve allegations of non-compliance, and curtailment or restructuring of operations.

Healthcare Reform

In the United States and in some foreign jurisdictions, there have been, and likely will continue to be, a number of legislative and regulatory changes and proposed changes regarding the healthcare system directed at broadening the availability of healthcare, improving the quality of healthcare, and containing or lowering the cost of healthcare. For example, in March 2010, the ACA was enacted, which, among other things, increased rebates for drugs sold to Medicaid programs owed by most manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed organizations; introduced a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected; imposes mandatory discounts for certain Medicare Part D beneficiaries in which manufacturers must agree to offer point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period as a condition for manufacturers’ outpatient drugs coverage under Medicare Part D; subjects drug manufacturers of certain branded prescription drugs to annual, nondeductible fees and taxes; expanded healthcare fraud and abuse laws (including the FCA and the Anti-Kickback Statute), government investigative powers and enhances penalties for non-compliance; expands eligibility criteria for Medicaid programs by, among other things, allowing states to offer Medicaid coverage to additional individuals with income at or below 133% of the federal poverty level, thereby potentially increasing manufacturers’ Medicaid rebate liability; expands the entities eligible for discounts under the 340B Drug Pricing Program; created new requirements to report financial arrangements with physicians, as defined by such law, and teaching hospitals, commonly referred to as the Physician Payments Sunshine Act; created a new requirement to annually report the identity and quantity of drug samples that manufacturers and authorized distributors of record provide to physicians; created a new Patient Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research; and established the Center for Medicare and Medicaid Innovation at the Centers for Medicare & Medicaid Services, or CMS, an agency within HHS, to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and MindMed expects there will be additional challenges and amendments to the ACA in the future.

It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. Further legislative changes to and regulatory changes under the Affordable Care Act remain possible.

MindMed expects that changes to the Affordable Care Act, the Medicare and Medicaid programs, changes allowing the federal government to directly negotiate drug prices and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the healthcare industry

Moreover, payment methodologies may be subject to changes in healthcare legislation and regulatory initiatives. For example, CMS may develop new payment and delivery models, such as bundled payment models. Recently, there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products. Such scrutiny has resulted in several recent U.S. Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the cost of drugs under Medicare, and reform government program reimbursement methodologies for pharmaceutical products.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing.

MindMed expects that additional foreign, federal and state healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in limited coverage and reimbursement and reduced demand for MindMed’s products, if approved, or additional pricing pressures.

European Union

Regulation and Procedures Governing Approval of Medicinal Products in the European Union

In order to market any product outside of the United States, a company must also comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding quality, safety and efficacy and governing, among other things, clinical trials, marketing authorization, commercial sales and distribution of products. Whether or not it obtains FDA approval for a product, an applicant will need to obtain the necessary approvals by the comparable foreign regulatory authorities before it can initiate clinical trials or marketing of the product in those countries or jurisdictions. Specifically, the process governing approval of medicinal products in the European Union generally follows the same lines as in the United States, although the approval of a medicinal product in the United States is no guarantee of approval of the same product in the European Union, either at all or within the same timescale as approval may be granted in the United States. It entails satisfactory completion of pharmaceutical development, non-clinical studies and adequate and well-controlled clinical trials to establish the safety and efficacy of the medicinal product for each proposed indication. It also requires the submission to relevant competent authorities for clinical trials authorization for a marketing authorization application (“MAA”), and granting of a marketing authorization by these authorities before the product can be marketed and sold in the European Union or its member states (as well as Iceland, Norway and Liechtenstein). If MindMed fails to comply with applicable requirements, it may be subject to, among other things, fines, suspension of clinical trials, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Clinical Trial Approval

Pursuant to the currently applicable Clinical Trials Directive 2001/20/EC and the Directive 2005/28/EC on GCP, a system for the approval of clinical trials in the European Union has been implemented through national legislation of the member states. Under this system, an applicant must obtain approval from the competent national authority of a European Union member state in which the clinical trial is to be conducted or in multiple member states if the clinical trial is to be conducted in a number of member states. Furthermore, the applicant may only start a clinical trial at a specific study site after the independent ethics committee has issued a favorable opinion in relation to the clinical trial. In April 2014, the European Union adopted a new Clinical Trials Regulation (EU) No 536/2014, to replace the Clinical Trials Directive 2001/20/EC. The regulation will overhaul the current system of approvals for clinical trials in the European Union. Specifically, the new legislation, which will be directly applicable in all EU member states (meaning that no national implementing legislation in each European Union member state is required), aims to simplify and streamline the approval of clinical trials in the European Union. For instance, the new Clinical Trials Regulation provides for a streamlined application procedure via a single-entry point and strictly defined deadlines for the assessment of clinical trial applications. It is expected that the new Clinical Trials Regulation (EU) No. 536/2014 will come into effect following confirmation of full functionality of the Clinical Trials Information System, the centralized EU portal and database for clinical trials foreseen by the new Clinical Trials Regulation, through an independent audit.

Marketing Authorization

To obtain a marketing authorization for a product under the European Union regulatory system, an applicant must submit an MAA, either under a centralized procedure administered by the EMA or one of the procedures administered by competent authorities in European Union member states (decentralized procedure, national procedure, or mutual recognition procedure). A marketing authorization may be granted only to an applicant established in the European Union.

The centralized procedure provides for the grant of a single marketing authorization by the European Commission that is valid for all European Union member states (as well as Iceland, Norway and Liechtenstein). Pursuant to Regulation (EC) No 726/2004, the centralized procedure is compulsory for specific products. For instance, it is required for medicinal products that are designated as orphan medicinal products pursuant to Regulation (EC) No 141/2000, medicinal products developed by certain specific biotechnological processes, advanced therapy medicinal products (as defined in section 2 of Regulation (EC) No 1394/2007) and medicinal products for human use containing a new active substance for which the therapeutic indication is the treatment of any of the following diseases: acquired immune deficiency syndrome, cancer, neurodegenerative disorder, diabetes, auto-immune diseases and other immune dysfunctions, and viral diseases. For those products for which the use of the centralized procedure is not mandatory, applicants may elect to use the centralized procedure where either the product contains a new active substance indicated for the treatment of other diseases, or where the applicant can show that the product constitutes a significant therapeutic, scientific or technical innovation, or for which a centralized process is in the interest of patients at a European Union level.

Under the centralized procedure, the Committee for Medicinal Products for Human use (“CHMP”), which is the EMA’s committee that is responsible for human medicines, established at the EMA is responsible for conducting the assessment of whether a medicine meets the required quality, safety and efficacy requirements, and whether the product has a positive risk/benefit/risk profile. Under the centralized procedure, the maximum timeframe for the evaluation of an MAA is 210 days from the receipt of a valid MAA, excluding clock stops when additional information or written or oral explanation is to be provided by the applicant in response to questions of the CHMP. Clock stops may extend the timeframe of evaluation of an MAA considerably beyond 210 days. Where the CHMP gives a positive opinion, it provides the opinion together with supporting documentation to the European Commission, who make the final decision to grant a marketing authorization. Accelerated evaluation may be granted by the CHMP in exceptional cases, when a medicinal product is of major interest from the point of view of public health and, in particular, from the viewpoint of therapeutic innovation. If the CHMP accepts such a request, the timeframe of 210 days for assessment will be reduced to 150 days (excluding clock stops), but it is possible that the CHMP may revert to the standard time limit for the centralized procedure if it determines that the application is no longer appropriate to conduct an accelerated assessment.

PRIME Scheme

EMA now offers a scheme that is intended to reinforce early dialogue with, and regulatory support from, EMA in order to stimulate innovation, optimize development and enable accelerated assessment of PRIority Medicines (“PRIME”). It is intended to build upon the scientific advice scheme and accelerated assessment procedure offered by EMA. The scheme is voluntary and eligibility criteria must be met for a medicine to qualify for PRIME.

The PRIME scheme is open to medicines under development and for which the applicant intends to apply for an initial marketing authorization application through the centralized procedure. Eligible products must target conditions for which where is an unmet medical need (there is no satisfactory method of diagnosis, prevention or treatment in the European Union or, if there is, the new medicine will bring a major therapeutic advantage) and they must demonstrate the potential to address the unmet medical need by introducing new methods or therapy or improving existing ones. Applicants will typically be at the exploratory clinical trial phase of development, and will have preliminary clinical evidence in patients to demonstrate the promising activity of the medicine and its potential to address to a significant extent an unmet medical need. In exceptional cases, applicants from the academic sector or SMEs (small and medium sized enterprises) may submit an eligibility request at an earlier stage of development if compelling non-clinical data in a relevant model provide early evidence of promising activity, and first in man studies indicate adequate exposure for the desired pharmacotherapeutic effects and tolerability.

If a medicine is selected for the PRIME scheme, EMA:

•	Appoints a rapporteur from the Committee for CHMP or from the Committee for Advanced Therapies (“CAT”) to provide continuous support and to build up knowledge of the medicine in advance of the filing of a marketing authorization application;

•	Issues guidance on the applicant’s overall development plan and regulatory strategy;

•	Organizes a kick-off meeting with the rapporteur and experts from relevant EMA committees and working groups;

•	Provides a dedicated EMA contact person; and

•	Provides scientific advice at key development milestones, involving additional stakeholders, such as health technology assessment bodies and patients, as needed.

Medicines that are selected for the PRIME scheme are also expected to benefit from EMA’s accelerated assessment procedure at the time of application for marketing authorization. Where, during the course of development, a medicine no longer meets the eligibility criteria, support under the PRIME scheme may be withdrawn.

Regulatory Data Protection in the European Union

In the European Union, new chemical entities approved on the basis of a complete independent data package qualify for eight years of data exclusivity upon grant of a marketing authorization and an additional two years of market exclusivity pursuant to Regulation (EC) No. 726/2004, as amended, and Directive 2001/83/EC, as amended. Data exclusivity prevents regulatory authorities in the European Union from referencing the innovator’s data to assess a generic (abbreviated) application for a period of eight years. During the additional two-year period of market exclusivity, a generic marketing authorization application can be submitted, and the innovator’s data may be referenced, but no generic medicinal product can be marketed until the expiration of the market exclusivity period. The overall 10-year period will be extended to a maximum of 11 years if, during the first eight years of those 10 years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to authorization, is held to bring a significant clinical benefit in comparison with existing therapies. Even if a compound is considered to be a new chemical entity so that the innovator gains the prescribed period of data exclusivity, another company may market another version of the product if such company obtained marketing authorization based on an MAA with a complete independent data package of pharmaceutical tests, preclinical tests and clinical trials.

Periods of Authorization and Renewals

A marketing authorization is valid for five years, in principle, and it may be renewed after five years on the basis of a re-evaluation of the risk benefit balance by the EMA or by the competent authority of the authorizing member state. To that end, the marketing authorization holder must provide the EMA or the competent authority with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted, at least nine months before the marketing authorization ceases to be valid. Once renewed, the marketing authorization is valid for an unlimited period, unless the European Commission or the competent authority decides, on justified grounds relating to pharmacovigilance, to proceed with one additional five-year renewal period. Any authorization that is not followed by the placement of the product on the European Union market (in the case of the centralized procedure) or on the market of the authorizing member state within three years after authorization ceases to be valid.

Controlled Drugs Classification

In the UK, Class A drugs under the Misuse of Drugs Act 1971, as amended, and as Schedule 1 drugs under the Misuse of Drugs Regulations 2001, as amended, are considered to be the most potentially harmful, and have the highest level of control exerted over them under the Misuse of Drugs Act 1971. Similarly, Schedule 1 of the Misuse of Drugs Regulations 2001 lists those drugs to which the most restrictive controls apply: they are considered to have no legitimate or medicinal use, and can only be imported, exported, produced, supplied and the like under a license issued by the UK Government’s Home Office. If and when granted a marketing authorization by the MHRA in respect of the UK, psilocybin would still remain a Schedule 1 drug until rescheduled by the UK. Government’s Home Office. Unless and until psilocybin is rescheduled under the Misuse of Drugs Regulations 2001, and unless a statutory exemption was to be passed for COMP360 following the grant of a UK marketing authorization and before rescheduling, any prescribing doctors in the UK would require a Home Office license to prescribe COMP360, and similarly any patients to whom COMP360 was prescribed would require a Home Office license to possess COMP360. There can be no guarantee that such Home Office licenses would be granted or that rescheduling would be successful. The position in the member states of the European Union is not harmonized: member states have implemented the relevant UN Conventions (the Single Convention of Narcotic Drugs 1961 and the Convention on Psychotropic Substances 1971) into their national legislation, which has led to differences in how controlled substances are regulated in different countries of the European Union. It is therefore important to determine at a national level whether a substance is controlled and to comply with the applicable legal requirements. If MindMed is successful in obtaining a marketing authorization in key EU member states, it is likely that rescheduling of psilocybin will also be required to enable prescribing.

Regulatory Requirements After Marketing Authorization

Following approval, the holder of the marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of the medicinal product.

These include compliance with the European Union’s stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. The holder of a marketing authorization must establish and maintain a pharmacovigilance system and appoint an individual qualified person for pharmacovigilance, who is responsible for oversight of that system. Key obligations include expedited reporting of suspected serious adverse reactions and submission of periodic safety update reports (“PSURs”).

In addition, all new MAAs must include a risk management plan (“RMP”), describing the risk management system that the Corporation will put in place and documenting measures to prevent or minimize the risks associated with the product. The regulatory authorities may also impose specific obligations as a condition of the marketing authorization. Such risk-minimization measures or post-authorization obligations may include additional safety monitoring, more frequent submission of PSURs, or the conduct of additional clinical trials or post-authorization safety studies. RMPs and PSURs are routinely available to third parties requesting access, subject to limited redactions.

Furthermore, the manufacturing of authorized products, for which a separate manufacturer’s license is mandatory, must also be conducted in strict compliance with the EMA’s cGMP requirements and comparable requirements of other regulatory bodies in the European Union, which mandate the methods, facilities and controls used in manufacturing, processing and packing of products to assure their safety and identity.

Finally, the marketing and promotion of authorized products, including industry-sponsored continuing medical education and advertising directed toward the prescribers of products, are strictly regulated in the European Union under Directive 2001/83/EC, as amended. The advertising of prescription-only medicines to the general public is not permitted in the European Union. Although general requirements for advertising and promotion of medicinal products are established under EU Directive 2001/83/EC as amended, the details are governed by regulations in each European Union member state (as well as Iceland, Norway and Liechtenstein) and can differ from one country to another.

Coverage, Pricing and Reimbursement

In some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, in the European Union. pricing and reimbursement schemes vary widely from country to country. Some EU member states provide that products may be marketed only after a reimbursement price has been agreed. Some EU member states may require the completion of additional studies that compare the cost effectiveness of a particular product candidate to currently available therapies (so called health technology assessments) in order to obtain reimbursement or pricing approval. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical products will allow favorable reimbursement and pricing arrangements for any of MindMed’s product candidates. Increasingly high barriers are being erected to the entry of new products. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after reimbursement has been obtained. Reference pricing used by various European Union member states and parallel trade (arbitrage between low-priced and high-priced member states) can further reduce prices. Acceptance of any medicinal product for reimbursement may come with cost, use and often volume restrictions, which again can vary by country. Historically, products launched in the European Union do not follow price structures of the United States and generally prices tend to be significantly lower.

European Data Collection is Governed by Restrictive Regulations Governing the Use, Processing and Cross-border Transfer of Personal Information.

The conduct of future clinical trials in the European Union or commercialization of products outside the United States may be subject to additional privacy and data protection requirements and restrictions. The collection, use, storage, disclosure, transfer, or other processing of personal data, including personal health data, is subject to European Union and national level data protection and privacy laws including, most notably GDPR, which became effective on May 25, 2018. The GDPR is wide-ranging in scope and applies to both entities established in the EU and, under certain conditions, to entities established outside the EU that process personal data of individuals in the EU, and imposes numerous requirements on entities that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors that will have access to personal data. The GDPR also imposes strict rules on the transfer of personal data to countries outside the European Economic Area (“EEA”), including the United States. Entities that fail to comply with the requirements of the GDPR may be subject to very significant penalties, including potential fines of up to the greater or €20 million or 4%. The GDPR may increase responsibility and liability in relation to personal data where such processing is subject to the GDPR, and may require additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries. Further, the UK’s decision to leave the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the UK and how transfers from the EU to the UK will be regulated once the UK’s departure from the European Union is finalized. The European Commission is however, expected to take an adequacy decision with respect to the UK which would mean that no additional requirements would apply to a transfer of personal data from the EU to the UK.

Switzerland

General Principles on Swiss Regulations of Medicinal Products

Swiss laws and regulations extensively regulate, among other things, the research, development, pre-clinical and clinical testing, trial, safety, effectiveness, approval, manufacture, quality control, release, labeling, packaging, storage, distribution, wholesale, dispensing, import, export, recordkeeping, advertising, promotion, marketing, post-approval monitoring and post-approval reporting of drugs.

As Switzerland is neither a member of the EU nor part of the EEA, regulations and directives adopted for the EU member states are not directly applicable. However, the Swiss regulatory regime on medicinal products generally follows internationally accepted standards (such as guidelines issued by the International Council for Harmonisation of Technical Requirements for Pharmaceuticals for Human Use (“ICH”)) and certain procedures and concepts under EU law.

In principle, medicinal products are subject to the Swiss Federal Therapeutics Products Act (“TPA”), as amended, its implementing ordinances and other laws. The Swiss Agency for Therapeutic Products (“Swissmedic”), and other authorities at federal and cantonal level, are responsible for the enforcement of the applicable laws. Failure to comply with the applicable regime may entail administrative, judicial or criminal sanctions or other legal consequences.

Sanctions or legal consequences could include, among other things, the authorities’ refusal to approve pending applications, orders for a suspension or cessation of ongoing activities, suspension or revocation of approvals, product seizures, product withdrawals, returns or recalls, relabeling or repackaging, total or partial suspensions of manufacturing or distribution, injunctions, fines, civil damages or criminal prosecution.

Where active ingredients of medicinal products are derived from certain chemical substances, including, among others, hallucinogens such as lysergide (LSD 25), diethyltryptamine (DMT), methylenedioxy-methylamphetamine (MDMA), psilocybin, and ibogaine, additional regulatory requirements apply under the Swiss Narcotics Act (“NarcA”) and implementing ordinances.

Placing on the Market of Medicinal Product

To place a medicinal product on the market in Switzerland, a company must prove that its product complies with all regulatory requirements regarding quality, safety and efficacy and obtain all trial, manufacture, and marketing approvals from the applicable Swiss regulatory authority. The process requires the investment of substantial resources for a considerable period of time and may not be successful.

As a rule, the process governing the marketing approval of medicinal products in Switzerland generally follows the same lines as in the United States, although the approval of a medicinal product in the United States is no guarantee of approval of the same product in Switzerland, either at all or within the same timescale as approval may be granted in the United States. It entails satisfactory completion of pharmaceutical development, non-clinical studies and adequate and well-controlled clinical trials to establish the safety and efficacy of the medicinal product for each proposed indication. It also requires the submission to competent authorities and ethics committees for a clinical trials authorization, for a marketing authorization (“MA”), and granting of an MA by these authorities before the product can be marketed and sold in Switzerland. If MindMed fails to comply with applicable requirements, MindMed may be subject to, among other things, fines, suspension of clinical trials, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Clinical Trial Approval

Under the Swiss Human Research Act (“HRA”) and the implementing Clinical Trial Ordinance (“ClinO”), human clinical trials at trial sites in Switzerland may only be conducted with prior approval of the competent ethics committee and, subject to certain exceptions, Swissmedic. Prior to commencing clinical trials, the sponsor must in principle register certain data in a federal trial registry (the Swiss National Clinical Trials Portal) and in a primary registry recognized by the World Health Organization (“WHO”), or in the registry of the US National Library of Medicine, and must continuously update the data in yearly intervals. The registry data is accessible to the public via a portal specified in the ClinO. The data to be registered with a primary registry recognized by the WHO or the US National Library of Medicine consists in the minimum data set (version 1.2.1) as specified by the WHO. The trial regulations are subject to an ongoing revision and may be amended in view of the impending entry into force of the European Regulation (EU) No. 536/2014 and increased international transparency requirements in the publication of trial results.

Marketing Authorization

To obtain a marketing authorization for a product under the TPA, an applicant must submit an MAA to Swissmedic. Swissmedic will assess whether a medicine meets the required quality, safety and efficacy requirements, and whether the product has a positive risk/benefit profile. Where a marketing authorization was granted by a regulator under a regulation equivalent to that of Switzerland (including, inter alia, the US and the EU), the applicant may base its application on the assessment provided by the regulator in such jurisdiction and the foreign assessment will be considered by Swissmedic. A marketing authorization may be granted only to an applicant established in Switzerland with a registered seat or branch who is a holder of an authorization to manufacture, import or conduct wholesale trade issued by the competent authority.

The processes and the duration of the procedure adopted by Swissmedic are based on those of the European Medicines Agency (“EMA”) for the centralized approval procedure.

An accelerated marketing authorization procedure for a medicinal product for human use is available if (i) it is a promising prevention or therapy against a serious, disabling or life-threatening disease, (ii) there are no or unsatisfactory treatment options available with approved drugs, and (iii) the use of the medicinal product is expected to provide a high therapeutic benefit. To prove the latter condition, the applicant must demonstrate that based on a preliminary assessment of the submitted data, the therapeutic benefit exceeds the benefit of the previously approved therapy/standard therapy (basis of comparison) by a clinically relevant margin compared to all therapies with approved drugs (as monotherapy or in combination) available in Switzerland for the contemplated indication at the time of submission of the application for an accelerated procedure.

Regulatory Data Protection

New active substances approved on the basis of a complete independent data package qualify for ten years of data exclusivity upon the granting of a marketing authorization. An additional data exclusivity period of three years applies to new indications, new modes of administration, new preparation forms or new dosages. New indications of known active substances are eligible for a data exclusivity period of ten years if a significant clinical benefit over existing therapies can be expected and the indication is supported by extensive clinical trials. Drugs considered important for rare diseases may qualify for a data exclusivity period of fifteen years.

Data exclusivity prevents Swissmedic from referencing the innovator’s data to assess a generic application for the duration of the data exclusivity period.

Periods of Authorization and Renewal

A marketing authorization is valid for five years, in principle, and it may be renewed after five years on the basis of a re-evaluation of the risk benefit balance by Swissmedic. To that end, the marketing authorization holder must provide Swissmedic with a consolidated version of the file in respect of quality, safety and efficacy, including all variations introduced since the marketing authorization was granted. Once renewed, the marketing authorization is valid for an unlimited period, unless Swissmedic or the competent authority decides, on justified grounds, to limit the renewal period. Any authorization that is not followed by the placement of the product on the Swiss market within three years after authorization may be revoked by Swissmedic.

Post-Marketing Authorization Scheme

Following approval, the holder of the marketing authorization is required to comply with a range of requirements applicable to the manufacturing, marketing, promotion and sale of the medicinal product.

These include compliance with the TPA’s and implementing ordinances stringent pharmacovigilance or safety reporting rules, pursuant to which post-authorization studies and additional monitoring obligations can be imposed. The holder of a marketing authorization must establish and maintain a pharmacovigilance system and appoint an individual qualified person for pharmacovigilance, who is responsible for oversight of that system. Key obligations include expedited reporting of suspected serious adverse reactions in accordance with the recognised rules of good vigilance practice and the submission of PSURs for medicinal products with new active substances for a period of four years following the marketing authorization.

In addition, all MAAs for medicinal products with new active substances or orphan drugs must include an RMP describing the risk management system that the Corporation will put in place and documenting measures to prevent or minimize the risks associated with the product. The regulatory authorities may also impose specific obligations as a condition of the marketing authorization. Such risk-minimization measures or post-authorization obligations may include additional safety monitoring, more frequent submission of PSURs, or the conduct of additional clinical trials or post-authorization safety studies.

Furthermore, the manufacturing of authorized products, for which a separate manufacturer’s license is mandatory, must also be conducted in strict compliance with the GMP specified by the Swiss Federal Council (“FC”) in accordance with international standards, which mandate the methods, facilities and controls used in manufacturing, processing and packing of products to assure their safety and identity.

Advertising for medicinal products is stringently regulated under the TPA and the implementing Ordinance on the Advertising of Medicinal Products (“AWV”). The AWV generally prohibits advertising of certain drugs to the general public, and sets out restrictions on, inter alia, the supply of samples. Advertisements for unapproved medicinal products are forbidden. The advertising of prescription-only medicines to the general public is not permitted.

Controlled Substances

The Swiss regime on narcotic substances set out in the NarcA extensively regulates the cultivation, import and export, production, processing, storing, trade and placing on the market of certain narcotic substances, as well as the prescription, dispensing and administering of narcotic substances. The NarcA provides for certain permit requirements, including:

•	The cultivation, import, production and placing on the market of certain substances (the “Banned Substances”) requires exceptional administrative licenses granted for a specific legally permitted purpose. Amongst the Banned Substances classified as belonging to category “d” are hallucinogens such as lysergide (LSD 25), diethyltryptamine (DMT), methylenedioxy-methylamphetamine (MDMA), psilocybin, and ibogaine.

•	An exceptional license may be obtained from the Swiss Federal Office of Public Health (“FOPH”) if the Banned Substance is needed for scientific research or the development of medicinal products, or from Swissmedic if the Banned Substance is an active ingredient in an authorized medicinal product.

Any person who cultivates, manufactures, dispenses, or trades with controlled substances must ensure that the recipient is authorized to receive them whenever they are transferred.

Advertising of controlled substances, including Banned Substances, to the general public is prohibited. A medicinal product containing controlled substances that is advertised to healthcare professionals must be expressly and visibly designated as a medicinal product subject to control in accordance with the NarcA. Sample packs for medicinal products with Banned Substances must not be distributed.

Additionally, trade with medicinal products containing Banned Substances is subject to extensive notification obligations. Specifically, any shipment and receipt of Banned Substances by the holder of an operating license issued by federal authorities must be notified to Swissmedic and shipments must be accompanied by a certain waybill. Records of such shipments must be kept for ten years.

Further, stringent record-keeping and reporting obligations apply to holders of operating licenses issued for the handling of Banned Substances.

Violations of the NarcA may entail, among other things, fines and administrative sanctions, suspension or withdrawal of regulatory approvals, seizure of products, operating restrictions and criminal prosecution.

Coverage, Pricing and Reimbursement

In Switzerland, the coverage and reimbursement status of any product candidates for which MindMed may obtain regulatory approval is uncertain. Under the Swiss statutory health insurance scheme, holders of a marketing authorization may apply for a listing in the positive specialty list (“SL”) for medicinal products prescribed by a physician in outpatient treatment. Coverage or reimbursement will apply based on the maximum price set forth in the SL. The FOPH decides on the listing following a health technology assessment in accordance with internationally accepted methodology. The Federal Drug Commission (“FDC”) advises the FOPH on the evaluation of medicinal products. The listing procedure takes at least 18 weeks.

In addition to reimbursement of listed medicinal products, public health insurance will in exceptional cases reimburse the costs of unlisted medicinal products that are either authorised by Swissmedic or imported from a country featuring an equivalent market authorisation scheme.

Other Healthcare Laws and Compliance Requirements

In Switzerland, healthcare providers, physicians, and third-party payors will play a primary role in the recommendation and prescription of any products for which MindMed obtains marketing approval. MindMed’s business operations and any current or future arrangements with third-party payors, healthcare providers and physicians may expose MindMed to broadly applicable federal and cantonal fraud and abuse laws, as well as other healthcare laws and regulations. These laws may impact, among other things, MindMed’s business or financial arrangements and relationships through which MindMed conducts research, as well as markets, sells and distributes the therapies for which it obtains approval. In addition, MindMed may be subject to health information privacy regulation by both the federal government and the cantons in which MindMed conducts its business.

In Switzerland the laws that may affect MindMed’s ability to operate include, among others:

•	Any cooperation between MindMed and health care practitioners (“HCP”) and health care organizations (“HCO”) is subject to criminal provisions on bribery and unlawful inducements under the general Swiss Criminal Code (“CC”) and under the regime on medicinal products, as set out in the TPA and the Ordinance on Integrity and Transparency in the Therapeutic Products Sector (“ITO”), and professional and industry code of conducts.

•	Additionally, the 2021 Pharma Cooperation Code and 2021 Pharma Code signed by the major pharmaceutical companies operating in Switzerland, reflecting the TPA and ITO and modelled after the European Federation of Pharmaceutical Industries and Associations (“EFPIA”) EFPIA 2019 Code of Practice, provide for industry guidelines with regard to marketing directed at and transfers of value to HCP, HCO, and patient organisations.

•	Further, all price discounts and rebates granted in the purchase of therapeutic products to persons or organizations that prescribe, dispense, use or purchase therapeutic products for the prescription, use or dispensing must be disclosed to the FOPH upon request (subject only to certain exceptions for low-risk medicinal products).

•	The Swiss Data Protection Act (“DPA”) governs the collection, use, disclosure and protection of health-related and other personal information. Failure to comply with data protection laws and regulations could result in government enforcement actions and create liability, private litigation and/or adverse publicity. Data collected in human studies (including clinical trials) is subject to stringent regulation under the HRA and implementing ordinances.

•	Further, federal consumer protection and unfair competition laws apply, which broadly regulate marketplace activities and activities that potentially harm consumers.

•	The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products. The wholesale of medicinal products requires a wholesale license.

Australia

Regulation and Procedures Governing Approval of Medicinal Products in Australia

In Australia, the approval process for commencing Phase 1 and 2 clinical trials resides with the Human Research Ethics Committee (“HREC”). Prior to commencing a clinical trial, a sponsor must submit to the HREC a study protocol, an investigator brochure and a template informed consent for such clinical trial. The HREC approval process generally takes four to eight weeks.

Once a study is approved by the HREC, a Clinical Trial Notification (“CTN”), is submitted online (together with the relevant fee) to the Australian Government Department of Health, Therapeutic Goods Administration (“TGA”). The CTN is a notification that the HREC has approved the safety, efficacy and ethical acceptability of the trial, approved the trial protocol and evaluated the scientific merit of the trial. The TGA does not send an acknowledgment letter by email, as this information can be viewed and printed via the online portal, providing evidence that the clinical trial has been notified to the TGA. The target time to process online CTNs is 5-7 working days, and will therefore usually be completed within two weeks of lodgment.

In Australia and New Zealand, sponsors register clinical trial information on a website maintained by the Australian New Zealand Clinical Trials Registry at www.anzctr.org.au. When a clinical trial is registered on these websites, certain information regarding the product, patient population, phase of investigation, study sites and investigator, and other aspects of the clinical trial must be posted. Sponsors are also obligated to disclose the results of many of these trials after completion, although under certain circumstances disclosure of the results of these trials can be delayed until the product or new indication being studied has been approved. Competitors may use this publicly-available information to gain knowledge regarding the design and progress of MindMed’s development programs.

Marketing Authorization in Australia

In Australia, unless a relevant exclusion or exemption applies, a therapeutic good must be registered, listed or included on the Australian Register of Therapeutic Goods (“ARTG”) before it may be imported into, exported from, supplied or manufactured in Australia. It is also an offence to advertise unapproved therapeutic goods. The process for obtaining registration depends on the type of product in question (e.g. prescription medicine, complementary or over-the-counter medicine, medical devices, etc.), but the regulatory regime is designed to address quality, safety and efficacy of the therapeutic good.

A new chemical entity will also be scheduled at about the time it is registered on the ARTG. Scheduling decisions are recorded in the Poisons Standard in force from time to time. The scheduling decision will impact how a therapeutic good may be manufactured, stored, supplied, possessed and used, as well as advertised. For example, Schedule 4 – prescription-only medicines may not be advertised to patients. Licensing matters, and rules about storage, possession, prescription and use of poisons and therapeutic goods are covered by State and Territory legislation.

Controlled Drugs Classification in Australia

Schedule 8 – Controlled Drugs are those substances which should be available for use but require restriction of manufacture, supply, distribution, possession and use to reduce abuse, misuse and physical or psychological dependence. The TGA’s Scheduling Handbook notes that substances evaluated by the TGA as part of the registration process for a new chemical entity will not routinely be referred to a scheduling advisory committee; however, for any drugs proposed to be included in Schedule 8, the TGA will refer this to the Advisory Committee on Medicines Scheduling (“ACMS”) for advice (because of the impact on State/Territory regulation, monitoring and compliance) (see https://www.tga.gov.au/sites/default/files/scheduling-handbook-guidance-amending-poisons-standard.pdf).

Coverage, Pricing and Reimbursement

In Switzerland, healthcare providers, physicians, and third-party payors will play a primary role in the recommendation and prescription of any products for which MindMed obtains marketing approval. MindMed’s business operations and any current or future arrangements with third-party payors, healthcare providers and physicians may expose MindMed to broadly applicable federal and cantonal fraud and abuse laws, as well as other healthcare laws and regulations. These laws may impact, among other things, MindMed’s business or financial arrangements and relationships through which MindMed conducts research, as well as markets, sells and distributes the therapies for which it obtains approval. In addition, MindMed may be subject to health information privacy regulation by both the federal government and the cantons in which MindMed conducts its business.

In Switzerland the laws that may affect MindMed’s ability to operate include, among others:

•	Any cooperation between MindMed and HCPs and HCOs is subject to criminal provisions on bribery and unlawful inducements under the general Swiss CC and under the regime on medicinal products, as set out in the TPA and ITO, and professional and industry code of conducts.

•	Additionally, the 2021 Pharma Cooperation Code and 2021 Pharma Code signed by the major pharmaceutical companies operating in Switzerland, reflecting the TPA and ITO and modelled after the EFPIA, EFPIA 2019 Code of Practice, provide for industry guidelines with regard to marketing directed at and transfers of value to HCP, HCO, and patient organizations.

•	Further, all price discounts and rebates granted in the purchase of therapeutic products to persons or organizations that prescribe, dispense, use or purchase therapeutic products for the prescription, use or dispensing must be disclosed to the FOPH upon request (subject only to certain exceptions for low-risk medicinal products).

•	The Swiss DPA governs the collection, use, disclosure and protection of health-related and other personal information. Failure to comply with data protection laws and regulations could result in government enforcement actions and create liability, private litigation and/or adverse publicity. Data collected in human studies (including clinical trials) is subject to stringent regulation under the Swiss HRA and implementing ordinances.

•	Further, federal consumer protection and unfair competition laws apply, which broadly regulate marketplace activities and activities that potentially harm consumers.

•	The distribution of pharmaceutical products is subject to additional requirements and regulations, including extensive record-keeping, licensing, storage and security requirements intended to prevent the unauthorized sale of pharmaceutical products. The wholesale of medicinal products requires a wholesale license.

Restrictions and Data Protection Obligations

Clinical trials conducted in Australia, to the extent that such sites include certain university, company or government agencies, may be subject to restrictions and data protection obligations under the Privacy Act 1988 (Cth). Additional data protection laws in Australia in the states and territories in which trials are conducted similarly restrict the ability to collect, analyze and transfer medical records and other patient data.

Regulatory Strategy

Research on 18-MC in animal models suggests the potential for efficacy in relation to substance abuse and certain compulsive behaviours, including compulsive eating. The regulatory path to NDA approval for substance abuse disorders in the U.S. is through the FDA. The U.S. IND for 18-MC (IND 118783) became effective July 9, 2014.

Once the safety profile of 18-MC is better understood through MindMed’s studies, which are intended to take place outside of the United States and are currently occurring in Australia, then U.S. clinical studies under the U.S. IND, in accordance with FDA regulations, will be initiated with a significant human safety database already in place.

In December 2020, the Corporation successfully completed a pre-IND meeting with the FDA for the treatment of an anxiety disorder with LSD. The Corporation intends to submit an IND with the FDA in August 2021, with a Phase 2b clinical trial evaluating experiential doses of LSD in an anxiety disorder. MindMed is assembling and using data from its data acquisition from the UHB Liechti Lab to help support its IND filing to the FDA.

The Corporation has received legal advice with respect to its United States regulatory obligations to comply with the FDA’s drug development and approval processes as a precondition of marketing the Addiction Treatment Program, Project Flow and Project Lucy within the United States.

While MindMed is focused on programs using psychedelic inspired compounds and classic psychedelics, MindMed does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates. The Corporation is a neuro-pharmaceutical drug development company and does not advocate for the legalization of any psychedelic substances and does not deal with psychedelic substances except in laboratory and clinical trial settings in compliance with applicable regulations. MindMed’s products will not be commercialized prior to applicable regulatory approval, which will only be granted if clinical evidence of safety and efficacy for the intended uses is successfully developed. Furthermore, because the Corporation only deals with psychedelic substances in laboratory and clinical trial settings in compliance with applicable regulations, in the Corporation’s view, there are minimal risks associated with third-party service providers that relate to the treatment of psychedelic substances under applicable laws. The Corporation also feels that it has minimized other risks associated with third-party service providers through standard contractual obligations.

Employees

The Corporation relies on a combination of employees and consultants (either full-time or part-time) and, as of the date of this AIF, has a total of 22 full-time employees, 28 full-time consultants, and no part-time consultants. Full time employees are distributed among several departments, including operations, science, and sales.

Foreign Operations

The Corporation has four wholly-owned subsidiaries that were incorporated and operate in foreign jurisdictions, being MindMed US, MindMed Australia, MindMed Switzerland and HealthMode. MindMed US is the Corporation’s main operating subsidiary, through which its three drug development programs are overseen: the Addiction Treatment Program, Project Flow and Project Lucy. The UHB Liechti Lab collaboration with the Corporation and the Corporation’s other research and development efforts related to psychedelics are supported through the Corporation’s Swiss subsidiary, MindMed Switzerland. The Corporation’s Phase 1 study on normal healthy volunteers to determine the safety and tolerability of single ascending doses (SAD) and multiple ascending doses (MAD) of 18-MC for the Corporation’s Addiction Treatment Program is currently being conducted by MindMed Australia. HealthMode is the Corporation’s digital medicine and therapeutics subsidiary based in the United States, which uses Artificial Intelligence (AI)-enabled digital measurement to increase the precision and speed of clinical research and patient monitoring.

RISK FACTORS

The following discussion summarizes the principal risk factors that apply to the Corporation’s business and that may have a material adverse effect on the Corporation’s business, financial condition and results of operations, or the trading price of the Subordinate Voting Shares. Some of the following factors are interrelated and, consequently, readers should treat such risk factors as a whole. These risks and uncertainties are not the only ones that could affect the Corporation or the shares of the Corporation and additional risks and uncertainties not currently known to the Corporation, or that it currently deems to be immaterial, may also impair the business, financial condition and results of operations of the Corporation and the value of the Corporation’s shares. If any of the following risks or other risks occur, they could have a material adverse effect on the Corporation’s business, financial condition and results of operations and the value of the Corporation’s shares. There is no assurance that any risk management steps taken by the Corporation will avoid future loss due to the occurrence of the risks described below or other unforeseen risks.

Risks Related to the Corporation’s Financial Position and Need for Additional Capital

The Corporation expects to incur future losses and may never become profitable

The Corporation has historically incurred losses and incurred an operating loss for the year ending December 31, 2020. The Corporation believes that operating losses will continue as the Corporation is planning to incur significant costs associated with its research and development initiatives. The Corporation’s net losses have had and will continue to have an adverse effect on, among other things, shareholders’ equity, total assets and working capital. The Corporation expects that losses will fluctuate from quarter to quarter and year to year, and that such fluctuations may be substantial. The Corporation cannot predict when it will become profitable, if at all.

Negative operating cash flow

The Corporation has negative cash flow from operating activities and has historically incurred net losses. There is no assurance that sufficient revenues will be generated in the near future. To the extent that the Corporation has negative operating cash flows in future periods, it may need to deploy a portion of its existing working capital to fund such negative cash flows. The Corporation will be required to raise additional funds through the issuance of additional equity securities or through loan financing. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favourable to the Corporation as those previously obtained, or at all.

The Corporation will require additional capital to finance its operations, which may not be available to the Corporation on acceptable terms, or at all.

As a research and development company, MindMed expects to spend a substantial amount of money to continue the research, development and testing of its product candidates and to prepare to commercialize products subject to approvals from the FDA in the United States and similar regulatory authorities in the other jurisdictions in which the Corporation operates, including Australia, Switzerland and the Netherlands. The Corporation will also require significant additional funds if it expands the scope of its current clinical plans or if it were to acquire any new assets and advance their development. As a result, for the foreseeable future, the Corporation will have to fund all of its operations and development expenditures from cash on hand, equity financings, through collaborations with other biotechnology or pharmaceutical companies or through financings from other sources. If it does not succeed in raising additional funds on acceptable terms, the Corporation might not be able to complete planned preclinical studies and clinical trials or pursue and obtain approval of any product candidates from the FDA and other regulatory authorities. It is possible that future financing will not be available or, if available, may not be on favorable terms. The availability of financing will be affected by the achievement of the Corporation’s corporate goals, the results of scientific and clinical research, the ability to obtain regulatory approvals, the state of the capital markets generally and with particular reference to drug development companies, the status of strategic alliance agreements and other relevant commercial considerations. If adequate funding is not available, the Corporation may be required to delay, reduce or eliminate one or more of its product development programs, or obtain funds through corporate partners or others who may require the Corporation to relinquish significant rights to product candidates or obtain funds on less favourable terms than the Corporation would otherwise accept. To the extent that external sources of capital become limited or unavailable or available on onerous terms, the Corporation’s intangible assets and its ability to continue its clinical development plans may become impaired, and the Corporation’s assets, liabilities, business, financial condition and results of operations may be materially or adversely affected.

The Corporation currently has no product revenue and will not be able to maintain its operations and research and development without additional funding

To date, the Corporation has generated no product revenue and cannot predict when or if it will generate product revenue. The Corporation’s ability to generate product revenue and ultimately become profitable depends upon its ability, alone or with partners, to successfully develop its product candidates, obtain regulatory approval, and commercialize products, including any of its current product candidates, or other product candidates that it may develop, in-license or acquire in the future. The Corporation does not anticipate generating revenue from the sale of products for the foreseeable future. The Corporation expects its research and development expenses to increase in connection with its ongoing activities, particularly as it advances its product candidates through clinical trials.

The Corporation is exposed to the financial risk related to the fluctuation of foreign exchange rates and the degrees of volatility of those rates

The Corporation may be adversely affected by foreign currency fluctuations. To date, the Corporation has been primarily funded through equity issuances and from interest income on funds available for investment, which are primarily denominated in Canadian dollars. A significant portion of the Corporation’s expenditures are also in currencies other than Canadian dollars, and the Corporation is therefore subject to foreign currency fluctuations which may, from time to time, impact its financial position and results of operations.

Risks Related to the Corporation’s Business and Industry

Violations of laws and regulations could result in repercussions, and psychedelic inspired drugs may never be approved as medicines and psychedelic assisted therapy may face similar challenges

In the United States, certain psychedelic drugs, including lysergic acid diethylamide (LSD), ibogaine, methylenedioxy-methylamphetamine (MDMA), dimethyltryptamine (DMT) and psilocybin, are classified as Schedule I drugs under the CSA (21 U.S.C. § 801 et seq.) and the Controlled Substances Import and Export Act (21 U.S.C. § 951 et seq.) and as such, medical and recreational use is illegal under U.S. federal law. Certain other jurisdictions in which the Corporation currently operates, including Australia, Switzerland and the Netherlands, have similarly regulated certain psychedelic drugs. There is no guarantee that psychedelic drugs or psychedelic inspired drugs will ever be approved as medicines in any jurisdiction in which the Corporation operates. Similarly, no psychedelic assisted therapies have been approved to date and there is no guarantee that any psychedelic assisted therapies that the Corporation is exploring will ever be approved in any jurisdiction in which the Corporation operates. MindMed’s programs involving Schedule I drugs are conducted in strict compliance with the laws and regulations regarding the production, storage and use of Schedule I drugs. As such, all facilities engaged with such substances by or on behalf of MindMed do so under current licenses and permits issued by appropriate federal, state and local governmental agencies. While MindMed is focused on programs using psychedelic inspired compounds, MindMed does not have any direct or indirect involvement with the illegal selling, production or distribution of any substances in the jurisdictions in which it operates and does not intend to have any such involvement. However, the laws and regulations generally applicable to the industries in which the Corporation is involved in may change in ways currently unforeseen. Any amendment to or replacement of existing laws or regulations, including the classification or re-classification of the substances the Corporation is developing or working with, which are matters beyond the Corporation's control, may cause the Corporation’s business, financial condition, results of operations and prospects to be adversely affected or may cause the Corporation to incur significant costs in complying with such changes, or it may not be able to comply with such changes at all. A violation of any U.S. federal laws and regulations, such as the CSA and Controlled Substances Import and Export Act, or of similar legislation in the jurisdictions in which it operates, including Australia, Switzerland and the Netherlands, could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either government entities in the jurisdictions in which the Corporation operates, or by private citizens, or through criminal charges. The loss of the necessary licenses and permits for Schedule I drugs could have an adverse effect on MindMed’s operations.

Research and development of drugs targeting the central nervous system is particularly difficult, which makes it difficult to predict and understand why such drugs have a positive effect on some patients but not others

Discovery and development of new drugs targeting central nervous system disorders are particularly difficult and time-consuming, as evidenced by the higher failure rate for new drugs for central nervous system disorders compared with most other areas of drug discovery. Any setbacks in the Corporation’s clinical development could have a material adverse effect on its business and operating results. In addition, any later stage clinical trials may present challenges related to conducting adequate and well-controlled clinical trials, including designing an appropriate comparator arm in trials given the potential difficulties related to maintaining the blinding during the trial or placebo or nocebo effects.

Due to the complexity of the human brain and the central nervous system, it can be difficult to predict and understand why a drug may have a positive effect on some patients but not others and why some individuals may react to the drug differently from others. Moreover, if patients being treated in clinical trials have previously been treated with other drugs or therapies, the prior use of such drugs or therapies concurrently or up to two weeks prior to administration may interfere with the mechanism of action of, or response to, the Corporation’s therapies. Further, the size and heterogenous nature of certain populations that the Corporation studies may further result in different reactions and impact the effectiveness of the Corporation’s investigational therapies. All of these factors may make it difficult to assess the prior use or the overall efficacy of the Corporation’s therapies.

Failure to comply with health and data protection laws and regulations could lead to federal, state or provincial government enforcement actions, including civil or criminal penalties, private litigation, and adverse publicity and could negatively affect MindMed’s operating results and business

The Corporation and any potential collaborators may be subject to federal, state and provincial data protection laws and regulations in the jurisdictions in which it operates, such as laws and regulations that address privacy and data security. In addition, the Corporation may obtain health information from third parties, including research institutions from which the Corporation obtains clinical trial data, which are subject to privacy and security requirements under applicable laws. Depending on the facts and circumstances, the Corporation could be subject to significant civil, criminal, and administrative penalties if the Corporation obtains, uses, or discloses individually identifiable health information maintained by entities covered by applicable health and data protection laws in a manner that is not authorized or permitted by such laws.

Compliance with privacy and data protection laws and regulations could require the Corporation to take on more onerous obligations in the Corporation’s contracts, restrict the Corporation’s ability to collect, use and disclose data, or in some cases, impact the Corporation’s ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), private litigation, or adverse publicity and could negatively affect the Corporation’s operating results and business. Moreover, clinical trial subjects, employees and other individuals about whom the Corporation or its potential collaborators obtain personal information, as well as the providers who share this information with the Corporation, may limit the Corporation’s ability to collect, use and disclose the information. Claims that the Corporation has violated individuals’ privacy rights, failed to comply with data protection laws, or breached contractual obligations, even if the Corporation is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm the Corporation’s business.

If the Corporation is not able to establish, maintain and enhance the Corporation’s reputation and brand recognition, the Corporation’s business, financial condition and results of operations will be harmed

MindMed believes that establishing, maintaining and enhancing the Corporation’s reputation and brand recognition is critical to the Corporation’s relationships with existing and future therapists, patients and collaborators. The promotion of the Corporation’s brand may require it to make substantial investments and MindMed anticipates that, as its market becomes increasingly competitive, these marketing initiatives may become increasingly difficult and expensive. Brand promotion and marketing activities may not be successful or yield increased revenue, and to the extent that these activities yield increased revenue, the increased revenue may not offset the expenses the Corporation incurs and the Corporation’s business, financial condition and results of operations could be harmed. In addition, any factor that diminishes the Corporation’s reputation or that of its management, including failing to meet the expectations of its network of therapists, patients and collaborators, could harm its reputation and brand and make it substantially more difficult for the Corporation to attract new therapists, patients and collaborators. If the Corporation does not successfully establish, maintain and enhance the Corporation’s reputation and brand recognition, its business may not grow and the Corporation could lose its relationships with therapists, patients and collaborators, which would harm the Corporation’s business, financial condition and results of operations.

Because MindMed is subject to environmental, health and safety laws and regulations, the Corporation may become exposed to liability and substantial expenses in connection with environmental compliance or remediation activities which may adversely affect the Corporation’s business and financial condition

The Corporation’s operations, including its research, development and testing, although primarily conducted by third parties, are nonetheless subject to numerous foreign, federal, state, provincial and local environmental, health and safety laws and regulations. These laws and regulations govern, among other things, the controlled use, handling, release and disposal of and the maintenance of a registry for, hazardous materials, such as chemical solvents, human cells, carcinogenic compounds, mutagenic compounds and compounds that have a toxic effect on reproduction, laboratory procedures and exposure to blood-borne pathogens.

Although the Corporation contracts all manufacturing to third parties, it may nonetheless incur significant costs to comply with current or future environmental and health and safety laws and regulations. Furthermore, if the Corporation fails to comply with such laws and regulations, the Corporation could be subject to fines or other sanctions. As with other companies engaged in similar activities, the Corporation faces a risk of environmental liability inherent in its current and historical activities, including liability relating to releases of, or exposure to, hazardous materials and, as a result, may incur material liability as a result of any such releases or exposures. Environmental, health and safety laws and regulations are becoming more stringent. The Corporation may incur substantial expenses in connection with any current or future environmental compliance or remediation activities, in which case, research and development efforts may be interrupted or delayed and the Corporation’s financial condition and results of operations may be materially adversely affected. In the event of an accident involving hazardous materials, an injured party may seek to hold the Corporation liable for any damages that result.

Unfavourable publicity or consumer perception of psychedelic inspired medicine may have an adverse impact on the Corporation’s operational results, consumer base and financial results

The psychedelic drug industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the psychedelic inspired medicinal applications. The success of the industry in which the Corporation operates may be significantly influenced by the public’s perception of psychedelic inspired medicinal applications. Consumer perception can be significantly influenced by scientific research or findings regarding the consumption of psychedelic inspired products. There is no guarantee that future scientific research, publicity, regulations, medical opinion, and public opinion relating to psychedelic inspired medicine will be favorable to the market or any particular product, or consistent with earlier research or findings. The industry in which the Corporation operates is in its early stages and is constantly evolving, with no guarantee of viability. The market for psychedelic inspired medicines is uncertain, and any adverse or negative publicity, scientific research, limiting regulations, medical opinion and public opinion relating to the consumption of psychedelic inspired medicines may have a material adverse effect on the Corporation’s operational results, consumer base and financial results. While the Corporation is focused on programs using psychedelic inspired compounds, and does not advocate for the legalization of any psychedelic substances or deal with psychedelic substances except within laboratory and clinical trial settings conducted within approved regulatory frameworks, any unfavourable publicity or consumer perception regarding psychedelic substances (in addition to psychedelic inspired medicines) could also have a material adverse effect on the Corporation’s operational results, consumer base and financial results.

In addition, research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy and dosing of psychedelic drugs remains in early stages. There have been relatively few clinical trials on the benefits. Although the Corporation believes that various articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy and dosing of psychedelic inspired medicines, future research and clinical trials may prove such statements to be incorrect or could raise concerns. Future research studies and clinical trials may draw opposing conclusions to those stated in this AIF or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, or other facts related to psychedelic inspired medicinal applications, which could have a material adverse effect on the demand for the Corporation’s products, and therefore on its business, prospects, revenue, results of operation and financial condition.

The results of future clinical research may be unfavorable to psychedelic inspired medicines, which may have a material adverse effect on the demand for the Corporation’s products

The psychedelic drug industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the psychedelic inspired medicinal applications. Consumer perception can be significantly influenced by scientific research or findings regarding the consumption of psychedelic inspired products. There can be no assurance that future scientific research or findings will be favorable to the market or any particular product, or consistent with earlier research or findings. Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy and dosing of psychedelic drugs remains in early stages. There have been relatively few clinical trials on the benefits. Although the Corporation believes that various articles, reports and studies support the Corporation’s beliefs regarding the medical benefits, viability, safety, efficacy and dosing of psychedelic inspired medicines, future research and clinical trials may prove such statements to be incorrect or could raise concerns. Future research studies and clinical trials may draw opposing conclusions to those stated in this AIF or reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, or other facts related to psychedelic inspired medicinal applications, which could have a material adverse effect on the demand for the Corporation’s products, and therefore on its business, prospects, revenue, results of operation and financial condition.

The Corporation may be subject to heightened scrutiny by United States and Canadian authorities, which could ultimately lead to the market for Subordinate Voting Shares becoming highly illiquid and the Corporation’s shareholders having no ability to effect trades in Subordinate Voting Shares

The Corporation’s Subordinate Voting Shares are traded on the NEO and on the OTCQB in the United States. The Corporation’s business, operations and investments in the United States, and any future business, operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada and the United States. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to operate or invest in the United States or any other jurisdiction.

Information about the Corporation posted to social media platforms may be inaccurate or adverse to the Corporation’s interests, each of which may harm the Corporation’s business, financial condition and results of operations

There has been a recent marked increase in the use of social media platforms and similar channels that provide individuals with access to a broad audience of consumers and other interested persons. The availability and impact of information on social media platforms is virtually immediate and many social media platforms publish user-generated content without filters or independent verification as to the accuracy of the content posted. Information posted about the Corporation may be adverse to the Corporation’s interests or may be inaccurate, each of which may harm the Corporation’s business, financial condition and results of operations.

The Corporation’s prospects depend on the success of its product candidates which are at early stages of development, and it may not generate revenue for several years, if at all, from these products

Given the early stage of the Corporation’s product development, the Corporation can make no assurance that its research and development programs will result in regulatory approval or commercially viable products. To achieve profitable operations, the Corporation, alone or with others, must successfully develop, gain regulatory approval for, and market its future products. The Corporation currently has no products that have been approved by the FDA or any similar regulatory authority in other countries. To obtain regulatory approvals for its product candidates that are in development and to achieve commercial success, clinical trials must demonstrate that the product candidates are safe for human use and that they demonstrate efficacy. While the Corporation has commenced clinical trials for 18-MC, the Corporation has not yet completed later stage clinical trials for any of its product candidates.

Many product candidates never reach the stage of clinical testing and even those that do have only a small chance of successfully completing clinical development and gaining regulatory approval. Product candidates may fail for a number of reasons, including, but not limited to, being unsafe for human use or due to the failure to provide therapeutic benefits equal to or better than the standard of treatment at the time of testing. Unsatisfactory results obtained from a particular study relating to a research and development program may cause the Corporation or its collaborators to abandon commitments to that program. Positive results of early preclinical research may not be indicative of the results that will be obtained in later stages of preclinical or clinical research. Similarly, positive results from early-stage clinical trials may not be indicative of favourable outcomes in later-stage clinical trials, and the Corporation can make no assurance that any future studies, if undertaken, will yield favourable results.

The early stage of MindMed’s product development makes it particularly uncertain whether any of its product development efforts will prove to be successful and meet applicable regulatory requirements, and whether any of its product candidates will receive the requisite regulatory approvals, be capable of being manufactured at a reasonable cost or be successfully marketed. If the Corporation is successful in developing its current and future product candidates into approved products, the Corporation will still experience many potential obstacles, which would affect the Corporation’s ability to successfully market and commercialize such approved products, such as the need to develop or obtain manufacturing, marketing and distribution capabilities, price pressures from third-party payors, or proposed changes in health care systems. If the Corporation is unable to successfully market and commercialize any of its products, its financial condition and results of operations may be materially and adversely affected.

The Corporation can make no assurance that any future studies, if undertaken, will yield favorable results. Many companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in later-stage clinical trials after achieving positive results in early-stage development, and MindMed cannot be certain that it will not face similar setbacks. These setbacks have been caused by, among other things, preclinical findings made while clinical trials were underway or safety or efficacy observations made in clinical trials, including previously unreported adverse events. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or any similar regulatory authority approval. If the Corporation fails to produce positive results in its future clinical trials of 18-MC, LSD and other programs, the development timeline and regulatory approval and commercialization prospects for MindMed’s product candidates, and, correspondingly, its business and financial prospects, would be materially adversely affected.

The Corporation relies and will continue to rely on third parties to plan, conduct and monitor its preclinical studies and clinical trials, and its failure to perform as required could cause substantial harm to its business

The Corporation relies and will continue to rely on third parties to conduct a significant portion of its preclinical and clinical development activities. Preclinical activities include in vivo studies providing access to specific disease models, pharmacology and toxicology studies, and assay development. Clinical development activities include trial design, regulatory submissions, clinical patient recruitment, clinical trial monitoring, clinical data management and analysis, safety monitoring and project management. If there is any dispute or disruption in the Corporation’s relationship with third parties, or if it is unable to provide quality services in a timely manner and at a feasible cost, MindMed’s active development programs will face delays. Further, if any of these third parties fail to perform as the Corporation expects or if their work fails to meet regulatory requirements, MindMed’s testing could be delayed, cancelled or rendered ineffective.

The Corporation is likely to be reliant on third parties to implement and staff the Albert digital medicine division plan, and its failure to attract third parties to build out the division could cause substantial harm to its business

The Albert digital medicine division aims to have a team of technologists, therapists, and clinical drug development experts to help the Corporation research, develop and build an integrated technical platform and comprehensive toolset aimed at delivering psychedelic inspired medicines and therapies combined with digital therapeutics. Many of these experts will be external third parties to the Corporation, and the Corporation will aggregate these various parties and potential therapies for a significant portion of these therapies. If there is any dispute or disruption in the Corporation’s relationship with third parties, or if they are unable to provide quality services in a timely manner and at a feasible cost, the development of the Albert division could face delays. Further, if any of these third parties fail to perform as the Corporation expects, or if their work fails to meet regulatory requirements, or if MindMed is unable to attract third parties to participate in Albert, or if they are unable to meet the Corporation’s timetable and requirements, the Corporation may be delayed in the development of its Albert division or may not be able to develop it at all.

Additionally, arrangements with third parties, collaborations and in-licenses could involve numerous risks, including, but not limited to:

(1)	substantial cash expenditures;

(2)	technology development risks;

(3)	difficulties in assimilating the products, therapies and offerings of the third parties; and

(4)	diverting the Corporation’s management’s attention away from other business concerns.

The Corporation has experience in entering collaborations and in-licensing product candidates; however, the Corporation cannot provide assurance that any collaboration or in-license will result in short-term or long-term benefits to it. The Corporation may incorrectly judge the value or worth of any collaborator, third party or in-licensed candidate.

The process of drug development activities is dependent on a number of factors, and any unforeseen disruption could negatively impact the Corporation’s ability to make regulatory submissions, initiate nonclinical or clinical studies, or meet other development milestones

The progress of drug development activities, including the supply of investigational material, is dependent on a number of factors, including but not limited to: availability of starting materials, solvents, reagents, excipients, manufacturing components, container closure systems, labels, fillers and other supplies; identification of qualified vendors to perform manufacturing and analytical activities under cGMPs; qualification of such vendors under MindMed’s quality management systems; availability of manufacturing and analytical facilities, personnel and documentation to facilitate completion of manufacturing and analytical activities under cGMPs; analysis of investigational materials under cGMPs; and the stability of investigational material, which is subject to change over time.  Lack of availability of required components, or disruption or changes in schedules, or any other unforeseen disruption, including those that are outside of MindMed’s control, of one or more of these dependencies could result in delays or failures in manufacturing campaigns. As a result, any such disruptions could negatively impact the Corporation’s ability to make regulatory submissions, initiate nonclinical or clinical studies, or meet other development milestones, all of which could negatively affect MindMed’s operating results and business.

The Corporation relies on contract manufacturers over whom it has limited control. If the Corporation is subject to quality, cost or delivery issues with the preclinical and clinical grade materials supplied by contract manufacturers, its business operations could suffer significant harm

The Corporation has limited manufacturing experience and relies on CMOs to manufacture its product candidates for preclinical studies and clinical trials. MindMed relies on CMOs for manufacturing, filling, packaging, storing and shipping of drug product in compliance with current GMP regulations applicable to its products. The FDA and similar regulatory authorities in other countries ensure the quality of drug products by carefully monitoring drug manufacturers’ compliance with GMP regulations. The GMP regulations for drugs contain minimum requirements for the methods, facilities and controls used in manufacturing, processing and packing of a drug product.

There can be no assurances that CMOs will be able to meet the Corporation’s timetable and requirements. The Corporation has not contracted with alternate suppliers for 18-MC and LSD drug substance production in the event that the current provider is unable to scale up production, or if it otherwise experiences any other significant problems. If the Corporation is unable to arrange for alternative third-party manufacturing sources on commercially reasonable terms or in a timely manner, the Corporation may be delayed in the development of its product candidates. Further, CMOs must operate in compliance with GMP and failure to do so could result in, among other things, the disruption of product supplies. The Corporation’s dependence upon third parties for the manufacture of its products may adversely affect its profit margins and its ability to develop and deliver products on a timely and competitive basis.

The Corporation requires commercial scale and quality manufactured product to be available for pivotal or registration clinical trials. If the Corporation does not have commercial grade drug supply when needed, it may face delays in initiating or completing pivotal trials and its business operations could suffer significant harm

To date, the Corporation’s product has been manufactured in small quantities for preclinical studies and clinical trials by third party manufacturers. In order to commercialize its product, the Corporation needs to manufacture commercial quality drug supply for use in registration clinical trials. Most, if not all, of the clinical material used in phase 3/pivotal/registration studies must be derived from the defined commercial process including scale, manufacturing site, process controls and batch size. If MindMed has not scaled up and validated the commercial production of its product prior to the commencement of pivotal clinical trials, it may have to employ a bridging strategy during the trial to demonstrate equivalency of early stage material to commercial drug product, or potentially delay the initiation or completion of the trial until drug supply is available. The manufacturing of commercial quality drug product has long lead times, is very expensive and requires significant efforts including, but not limited to, scale-up of production to anticipated commercial scale, process characterization and validation, analytical method validation, identification of critical process parameters and product quality attributes, and multiple process performance and validation runs. If the Corporation does not have commercial drug supply available when needed for pivotal clinical trials, MindMed’s regulatory and commercial progress may be delayed, and it may incur increased product development costs. This may have a material adverse effect on the Corporation’s business, financial condition and prospects, and may delay marketing of the product.

If clinical trials of the Corporation’s product candidates fail to demonstrate safety and efficacy to the satisfaction of regulatory authorities or do not otherwise produce positive results, the Corporation would incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of its product candidates

Before obtaining marketing approval from regulatory authorities for the sale of the Corporation’s product candidates, MindMed must conduct preclinical studies in animals and extensive clinical trials in humans to demonstrate the safety and efficacy of the product candidates. Clinical testing is expensive and difficult to design and implement, can take many years to complete and has uncertain outcomes. The outcome of preclinical studies and early clinical trials may not predict the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials due to lack of efficacy or unacceptable safety profiles, notwithstanding promising results in earlier trials. The Corporation does not know whether the clinical trials it may conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market any of its product candidates in any jurisdiction. A product candidate may fail for safety or efficacy reasons at any stage of the testing process. A major risk the Corporation faces is the possibility that none of its product candidates under development will successfully gain market approval from the FDA or other regulatory authorities, resulting in the Corporation being unable to derive any commercial revenue from them after investing significant amounts of capital in their development.

If the Corporation experiences delays in clinical testing, it will be delayed in commercializing its product candidates, and its business may be substantially harmed

The Corporation cannot predict whether any clinical trials will begin as planned, will need to be restructured, or will be completed on schedule, or at all. The Corporation’s product development costs will increase if it experiences delays in clinical testing. Significant clinical trial delays could shorten any periods during which the Corporation may have the exclusive right to commercialize its product candidates or allow its competitors to bring products to market before MindMed, which would impair the Corporation’s ability to successfully commercialize its product candidates and may harm its financial condition, results of operations and prospects. The commencement and completion of clinical trials for MindMed’s products may be delayed for a number of reasons, including delays related, but not limited, to:

(1)	failure by regulatory authorities to grant permission to proceed or placing the clinical trial on hold;
(2)	patients failing to enroll or remain in the Corporation’s trials at the rate the Corporation expects;

(3)	suspension or termination of clinical trials by regulators for many reasons, including concerns about patient safety or failure of the Corporation’s CMOs to comply with GMP requirements;
(4)	any changes to the Corporation’s manufacturing process that may be necessary or desired;
(5)	delays or failure to obtain clinical supply from CMOs of the Corporation’s products necessary to conduct clinical trials;
(6)	product candidates demonstrating a lack of safety or efficacy during clinical trials;
(7)	patients choosing an alternative treatment for the indications for which the Corporation is developing any of its product candidates or participating in competing clinical trials;
(8)	patients failing to complete clinical trials due to dissatisfaction with the treatment, side effects or other reasons;
(9)	reports of clinical testing on similar technologies and products raising safety or efficacy concerns;
(10)	competing clinical trials and scheduling conflicts with participating clinicians;
(11)	clinical investigators not performing the Corporation’s clinical trials on their anticipated schedule, dropping out of a trial, or employing methods not consistent with the clinical trial protocol, regulatory requirements or other third parties not performing data collection and analysis in a timely or accurate manner;
(12)	failure of the Corporation’s CROs to satisfy their contractual duties or meet expected deadlines;
(13)	inspections of clinical trial sites by regulatory authorities, IRBs or ethics committees finding regulatory violations that require the Corporation to undertake corrective action, resulting in suspension or termination of one or more sites or the imposition of a clinical hold on the entire study;
(14)	one or more IRBs or ethics committees rejecting, suspending or terminating the study at an investigational site, precluding enrollment of additional subjects, or withdrawing the Corporation’s approval of the trial; or
(15)	failure to reach agreement on acceptable terms with prospective clinical trial sites.

MindMed’s product development costs will increase if it experiences delays in testing or approval or if the Corporation needs to perform more or larger clinical trials than planned. Additionally, changes in regulatory requirements and policies may occur, and the Corporation may need to amend study protocols to reflect these changes. Amendments may require the Corporation to resubmit its study protocols to regulatory authorities or IRBs or ethics committees for re-examination, which may impact the cost, timing or successful completion of that trial. Delays or increased product development costs may have a material adverse effect on the Corporation’s business, financial condition and prospects.

The Corporation may not be able to file investigational new drug applications to commence additional clinical trials on the timelines it expects, and even if the Corporation is able to, the FDA or similar regulatory authorities may not permit the Corporation to proceed in a timely manner, or at all

Prior to commencing clinical trials in the United States or other jurisdictions, including Australia, Switzerland and the Netherlands, for any of the Corporation’s product candidates, MindMed may be required to have an allowed IND (or equivalent) for each product candidate and to file additional INDs prior to initiating any additional clinical trials for 18-MC, LSD or other psychedelic substances. The Corporation believes that the data from previous studies will support the filing of additional INDs to enable MindMed to undertake additional clinical studies as it has planned. However, submission of an IND (or equivalent) may not result in the FDA (or equivalent authorities) allowing further clinical trials to begin and, once begun, issues may arise that will require MindMed to suspend or terminate such clinical trials. Additionally, even if relevant regulatory authorities agree with the design and implementation of the clinical trials set forth in an IND, these regulatory authorities may change their requirements in the future. Failure to submit or have effective INDs (or equivalent) and commence or continue clinical programs will significantly limit the Corporation’s opportunity to generate revenue.

If the Corporation has difficulty enrolling patients in clinical trials, the completion of the trials may be delayed or cancelled

As the Corporation’s product candidates advance from preclinical testing to clinical testing, and then through progressively larger and more complex clinical trials, the Corporation will need to enroll an increasing number of patients that meet its eligibility criteria. There is significant competition for recruiting patients in clinical trials, and MindMed may be unable to enroll the patients it needs to complete clinical trials on a timely basis or at all. The factors that affect the Corporation’s ability to enroll patients are largely uncontrollable and include, but are not limited to, the following:

(1)	size and nature of the patient population;
(2)	eligibility and exclusion criteria for the trial;
(3)	design of the study protocol;
(4)	competition with other companies for clinical sites or patients;
(5)	the perceived risks and benefits of the product candidate under study;
(6)	the patient referral practices of physicians; and
(7)	the number, availability, location and accessibility of clinical trial sites.

Regulatory approval processes are lengthy, expensive and inherently unpredictable. The Corporation’s inability to obtain regulatory approval for its product candidates would substantially harm its business

The Corporation’s development and commercialization activities and product candidates are significantly regulated by a number of governmental entities, including the FDA and comparable authorities in other countries, including Australia, Switzerland and the Netherlands. Regulatory approvals are required prior to each clinical trial and the Corporation may fail to obtain the necessary approvals to commence or continue clinical testing. MindMed must comply with regulations concerning the manufacture, testing, safety, effectiveness, labeling, documentation, advertising, and sale of products and product candidates and ultimately must obtain regulatory approval before it can commercialize a product candidate. The time required to obtain approval by such regulatory authorities is unpredictable but typically takes many years following the commencement of preclinical studies and clinical trials. Any analysis of data from clinical activities the Corporation performs is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Even if the Corporation believes results from its clinical trials are favorable to support the marketing of its product candidates, the FDA or other regulatory authorities may disagree. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions. The Corporation has not obtained regulatory approval for any product candidate and it is possible that none of its existing product candidates or any future product candidates will ever obtain regulatory approval.

MindMed could fail to receive regulatory approval for its product candidates for many reasons, including, but not limited to:

(1)	disagreement with the design or implementation of its clinical trials;
(2)	failure to demonstrate that a product candidate is safe and effective for the Corporation’s proposed indication;
(3)	failure of clinical trials to meet the level of statistical significance required for approval;
(4)	failure to demonstrate that a product candidate’s clinical and other benefits outweigh the Corporation’s safety risks;
(5)	disagreement with the Corporation’s interpretation of data from preclinical studies or clinical trials;
(6)	the insufficiency of data collected from clinical trials of the Corporation’s product candidates to support the submission and filing of an IND or other submission to obtain regulatory approval;
(7)	deficiencies in the manufacturing processes or the failure of facilities of CMOs with whom the Corporation contracts for clinical and commercial supplies to pass a pre-approval inspection; or
(8)	changes in the approval policies or regulations that render the Corporation’s preclinical and clinical data insufficient for approval.

A regulatory authority may require more information, including additional preclinical or clinical data to support approval, which may delay or prevent approval and the Corporation’s commercialization plans, or the Corporation may decide to abandon the development program. If the Corporation were to obtain approval, regulatory authorities may approve any of its product candidates for fewer or more limited indications than the Corporation requested, may grant approval contingent on the performance of costly post-marketing clinical trials, or may approve a product candidate with a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Moreover, depending on any safety issues associated with the Corporation’s product candidates that garner approval, the FDA or similar regulatory authorities in other countries may impose a risk evaluation and mitigation strategy, thereby imposing certain restrictions on the sale and marketability of such products.

The Corporation may not achieve its publicly announced milestones according to schedule, or at all

From time to time, the Corporation may announce the timing of certain events it expects to occur, such as the anticipated timing of results from its clinical trials. These statements are forward-looking and are based on the best estimates of management at the time relating to the occurrence of such events. However, the actual timing of such events may differ from what has been publicly disclosed. The timing of events such as initiation or completion of a clinical trial, filing of an application to obtain regulatory approval, or announcement of additional clinical trials for a product candidate may ultimately vary from what is publicly disclosed. These variations in timing may occur as a result of different events, including the nature of the results obtained during a clinical trial or during a research phase, timing of the completion of clinical trials, problems with a CMO or a CRO or any other event having the effect of delaying the publicly announced timeline. The Corporation undertakes no obligation to update or revise any forward-looking information or statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Any variation in the timing of previously announced milestones could have a material adverse effect on the Corporation’s business plan, financial condition or operating results and the trading price of the Subordinate Voting Shares.

The Corporation faces competition from other biotechnology and pharmaceutical companies and its financial condition and operations will suffer if it fails to effectively compete

The biotechnology and pharmaceutical industries are intensely competitive and subject to rapid and significant technological change. The Corporation’s competitors include large, well-established pharmaceutical companies, biotechnology companies, academic and research institutions developing therapeutics for the same indications the Corporation is targeting and competitors with existing marketed therapies. Many other companies are developing or commercializing therapies to treat the same diseases or indications for which MindMed’s product candidates may be useful.

Many of the Corporation’s competitors have substantially greater financial, technical and human resources than MindMed does and have significantly greater experience than MindMed in conducting preclinical testing and human clinical trials of product candidates, scaling up manufacturing operations and obtaining regulatory approvals of products. Accordingly, the Corporation’s competitors may succeed in obtaining regulatory approval for products more rapidly than MindMed does. The Corporation’s ability to compete successfully will largely depend on:

(1)	the efficacy and safety profile of its product candidates relative to marketed products and other product candidates in development;
(2)	MindMed’s ability to develop and maintain a competitive position in the product categories and technologies on which it focuses;
(3)	the time it takes for MindMed’s product candidates to complete clinical development and receive marketing approval;
(4)	MindMed’s ability to obtain required regulatory approvals;
(5)	MindMed’s ability to commercialize any of its product candidates that receive regulatory approval;
(6)	MindMed’s ability to establish, maintain and protect intellectual property rights related to its product candidates; and
(7)	acceptance of any of MindMed’s product candidates that receive regulatory approval by physicians and other healthcare providers and payers.

Competitors have developed and may develop technologies that could be the basis for products that challenge the discovery research capabilities of 18-MC, LSD or other products MindMed is developing. Some of those products may have an entirely different approach or means of accomplishing the desired therapeutic effect than MindMed’s product candidates and may be more effective or less costly than its product candidates. The success of the Corporation’s competitors and their product candidates relative to MindMed’s technological capabilities and competitiveness could have a material adverse effect on the future preclinical studies and clinical trials of MindMed’s product candidates, including its ability to obtain the necessary regulatory approvals for the conduct of such clinical trials. This may further negatively impact MindMed’s ability to generate future product development programs using 18-MC, LSD or other psychedelic inspired compounds.

If the Corporation is not able to compete effectively against its current and future competitors, MindMed’s business will not grow, and its financial condition and operations will substantially suffer.

The Corporation heavily relies on the capabilities and experience of its key executives and scientists and the loss of any of them could affect the Corporation’s ability to develop its products

The loss of any of the Corporation’s key executives or other key members of the Corporation’s staff could harm MindMed. The Corporation also depends on its scientific and clinical collaborators and advisors, all of whom have outside commitments that may limit their availability to the Corporation. In addition, MindMed believes that its future success will depend in large part upon its ability to attract and retain highly skilled scientific, managerial, medical, manufacturing, clinical and regulatory personnel, particularly as MindMed expands its activities and seeks regulatory approvals for clinical trials. The Corporation enters into agreements with its scientific and clinical collaborators and advisors, key opinion leaders and academic partners in the ordinary course of its business. The Corporation also enters into agreements with physicians and institutions who will recruit patients into MindMed’s clinical trials on its behalf in the ordinary course of its business. Notwithstanding these arrangements, the Corporation faces significant competition for these types of personnel from other companies, research and academic institutions, government entities and other organizations. The Corporation cannot predict its success in hiring or retaining the personnel it requires for continued growth. The loss of the services of any of the Corporation’s executive officers or other key personnel could potentially harm its business, operating results or financial condition.

The Corporation’s employees, contractors, consultants and agents may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could have a material adverse effect on its business

The Corporation is exposed to the risk that employees, independent contractors and consultants may engage in fraud, illegal activity, fraud, or other misconduct. Misconduct by employees, contractors and consultants could include failures to comply with FDA and similar regulations, provide accurate information to the FDA or similar regulatory authorities in other countries, comply with manufacturing standards the Corporation has established, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to the Corporation. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing, and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to the Corporation’s reputation. It may not always be possible for the Corporation to identify and prevent misconduct by the Corporation’s employees and other third parties, and the precautions taken by the Corporation to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting the Corporation from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. The Corporation cannot provide assurance that the Corporation’s internal controls and compliance systems will protect the Corporation from acts committed by the Corporation’s employees, agents or business partners in violation of U.S. federal or state or local laws or the laws of other jurisdictions in which the Corporation operates. If any such actions are instituted against the Corporation, and MindMed is not successful in defending itself or asserting the Corporation’s rights, those actions could have a substantial impact on the Corporation’s business and results of operations, including the imposition of substantial fines or other sanctions.

The Corporation may expand its business through the acquisition of companies or businesses or by entering into collaborations or by in-licensing product candidates, each of which could disrupt the Corporation’s business and harm its financial condition

The Corporation has in the past and may in the future seek to expand its pipeline and capabilities by acquiring one or more companies or businesses, entering into collaborations, or in-licensing one or more product candidates. Acquisitions, collaborations and in-licenses involve numerous risks, including, but not limited to:

(1)	substantial cash expenditures;
(2)	technology development risks;
(3)	potentially dilutive issuances of equity securities;
(4)	incurrence of debt and contingent liabilities, some of which may be difficult or impossible to identify at the time of acquisition;
(5)	difficulties in assimilating the operations of the acquired companies;
(6)	potential disputes regarding contingent consideration;
(7)	diverting the Corporation’s management’s attention away from other business concerns;
(8)	entering markets in which the Corporation has limited or no direct experience; and
(9)	potential loss of the Corporation’s key employees or key employees of the acquired companies or businesses.

The Corporation has experience in making acquisitions, entering collaborations and in-licensing product candidates; however, the Corporation cannot provide assurance that any acquisition, collaboration or in-license will result in short-term or long-term benefits to it. The Corporation may incorrectly judge the value or worth of an acquired company or business or in-licensed product candidate. In addition, MindMed’s future success would depend in part on its ability to manage the rapid growth associated with some of these acquisitions, collaborations and in-licenses. The Corporation cannot provide assurance that it would be able to successfully combine its business with that of acquired businesses, manage a collaboration or integrate in-licensed product candidates. Furthermore, the development or expansion of the Corporation’s business may require a substantial capital investment by the Corporation.

Acquisitions involve risks that the acquired business will not perform as expected and that business judgments concerning the value, strengths and weaknesses of the acquired business will prove incorrect. In addition, potential acquisition targets may be in states in which the Corporation does not currently operate, which could result in unforeseen operating difficulties and difficulties coordinating geographically dispersed operations, personnel and facilities. In addition, if the Corporation enters into new geographic markets, it may be subject to additional and unfamiliar legal and regulatory requirements. Acquired businesses may have unaudited financial statements that have been prepared by management and have not been independently reviewed or audited. The Corporation cannot guarantee that such financial statements would not be materially different if such statements were independently reviewed or audited. The Corporation cannot guarantee that the Corporation will, or will continue to, acquire businesses at valuations consistent with prior acquisitions or that it will complete future acquisitions at all. The Corporation cannot guarantee that there will be attractive acquisition opportunities at reasonable prices, that financing will be available or that it can successfully integrate acquired businesses into existing operations. In addition, the results of operations from these acquisitions could, in the future, result in impairment charges for any of the Corporation’s intangible assets, including goodwill or other long-lived assets, particularly if economic conditions worsen unexpectedly. The Corporation’s inability to effectively manage the integration of its completed and future acquisitions could prevent it from realizing expected rates of return on an acquired business and could have a material and adverse effect on the Corporation’s financial condition, results of operations or liquidity.

The Corporation may invest in pre-revenue companies which may not be able to meet anticipated revenue targets in the future

The Corporation has made and may in the future make investments in companies with no significant sources of operating cash flow and no revenue from operations. The Corporation’s investments in such companies will be subject to risks and uncertainties that new companies with no operating history may face. In particular, there is a risk that the Corporation’s investment in these pre-revenue companies will not be able to meet anticipated revenue targets or will generate no revenue at all, or such underperforming pre-revenue companies may fail, which could have a material adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition.

Negative results from clinical trials or studies of others and adverse safety events involving the targets of the Corporation’s products may have an adverse impact on the Corporation’s future commercialization efforts

From time to time, studies or clinical trials on various aspects of biopharmaceutical products are conducted by academic researchers, competitors or others. The results of these studies or trials, when published, may have a significant effect on the market for the biopharmaceutical product that is the subject of the study. The publication of negative results of studies or clinical trials or adverse safety events related to the Corporation’s product candidates, or the therapeutic areas in which the Corporation’s product candidates compete, could adversely affect its share price and MindMed’s ability to finance future development of its product candidates, and its business and financial results could be materially and adversely affected.

The Corporation faces risks related to the novelty of the psychedelic inspired medicines industry, and the resulting lack of information regarding comparable companies, unanticipated expenses, difficulties and delays, and the offering of new products and services in an untested market

As a relatively new industry, there are not many established players in the psychedelic inspired medicines industry whose business model the Corporation can emulate. Similarly, there is little information about comparable companies available for potential investors to review in making a decision about whether to invest in the Corporation.

Shareholders and investors should consider, among other factors, the Corporation’s prospects for success in light of the risks and uncertainties encountered by companies, like the Corporation, that are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur, which may result in material delays in the operation of the Corporation’s business. MindMed may fail to successfully address these risks and uncertainties or successfully implement the Corporation’s operating strategies. If the Corporation fails to do so, it could materially harm the Corporation’s business to the point of having to cease operations and could impair the value of the Subordinate Voting Shares to the point where investors may lose their entire investments.

The Corporation has committed and expects to continue committing significant resources and capital to develop and market new products and services. These products and services are relatively untested in the marketplace, and the Corporation cannot provide assurance that it will achieve market acceptance for these products and services. Moreover, these products and services may be subject to significant competition from offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require the Corporation to attract additional qualified employees. The failure to successfully develop and market these new products and services could materially harm the Corporation’s business, prospects, revenue, results of operation and financial condition.

The Corporation faces the risk of product liability claims, which could exceed its insurance coverage, and product recalls, each of which could deplete the Corporation’s cash resources

The Corporation is exposed to the risk of product liability claims alleging that use of its product candidates caused an injury or harm. These claims can arise at any point in the development, testing, manufacture, marketing or sale of MindMed’s product candidates and may be made directly by patients involved in clinical trials of its product candidates, by consumers or healthcare providers or by individuals, organizations or companies selling its products. Product liability claims can be expensive to defend, even if the product or product candidate did not actually cause the alleged injury or harm.

Insurance covering product liability claims becomes increasingly expensive as a product candidate moves through the development pipeline to commercialization. MindMed currently maintains clinical trial liability insurance coverage; however, there can be no assurance that such insurance coverage is or will continue to be adequate or available to the Corporation at a cost acceptable to it or at all. The Corporation may choose or find it necessary under its collaborative agreements to increase its insurance coverage in the future. The Corporation may not be able to secure greater or broader product liability insurance coverage on acceptable terms or at reasonable costs when needed. Any liability for damages resulting from a product liability claim could exceed the amount of its coverage, require the Corporation to pay a substantial monetary award from MindMed’s own cash resources and have a material adverse effect on its business, financial condition and results of operations. Moreover, a product recall, if required, could generate substantial negative publicity about its products and business, inhibit or prevent commercialization of other products and product candidates or negatively impact existing or future collaborations.

If the Corporation is unable to maintain product liability insurance required by its third parties, the corresponding agreements would be subject to termination, which could have a material adverse impact on its operations

Some of the Corporation’s licensing and other agreements with third parties require or might require it to maintain product liability insurance. If the Corporation cannot maintain acceptable amounts of coverage on commercially reasonable terms in accordance with the terms set forth in these agreements, the corresponding agreements would be subject to termination, which could have a material adverse impact on its operations.

The Corporation faces risks related to its information technology systems, including potential cyber-attacks and security and privacy breaches

The Corporation’s technology is critical in its continued operations. The Corporation is susceptible to operational, financial and information security risks resulting from cyber-attacks or technological malfunctions. Successful cyber-attacks or technological malfunctions affecting the Corporation, or its service providers, can result in, among other things, financial losses, the inability to process transactions, the unauthorized release of customer information or other confidential information and reputational risk. The Corporation has not experienced any material losses to date relating to cyber-attacks, other information breaches or technological malfunctions. However, there can be no assurance that the Corporation will not incur such losses in the future. As cybersecurity threats continue to evolve, the Corporation may be required to use additional resources to continue to modify or enhance protective measures or to investigate and redress security vulnerabilities.

The Corporation is also subject to laws, rules and regulations in the United States and other jurisdictions relating to the collection, production, storage, transfer and use of personal data. The Corporation may store and collect personal information. It is the Corporation’s responsibility to protect that information from privacy breaches that may occur through procedural or process failure, information technology malfunction or deliberate, unauthorized intrusions. Any such theft or privacy breach could have a material adverse effect on the Corporation’s business, prospects, revenue, results of operation and financial condition. Additionally, the Corporation’s ability to execute transactions and to possess and use personal information and data in conducting the Corporation’s business subjects it to legislative and regulatory burdens that may require it to notify regulators or other individuals of a data security breach. Evolving compliance and operational requirements under the privacy laws, rules and regulations of jurisdictions in which the Corporation operates impose significant costs that are likely to increase over time. In addition, non-compliance could result in proceedings against the Corporation by governmental entities or the imposition of significant fines, could negatively impact the Corporation’s reputation and may otherwise materially, adversely impact the Corporation’s business, financial condition and operating results.

The effects of the outbreak of infectious disease could materially negatively impact the Corporation’s operations

Emerging infectious diseases or the threat of outbreaks of viruses or other contagions or epidemic diseases could have a material adverse effect on the Corporation. The outbreak of the novel strain of coronavirus, specifically identified as “COVID-19”, has resulted in governments worldwide enacting emergency measures to combat the spread of the virus. These measures, which include the implementation of travel bans, self-imposed quarantine periods and social distancing, have caused material disruption to businesses globally resulting in an economic slowdown. Global equity markets have experienced significant volatility and weakness. Governments and central banks have reacted with significant monetary and fiscal interventions designed to stabilize economic conditions. The duration and impact of the COVID-19 outbreak is unknown at this time, as is the efficacy of the government and central bank interventions. It is not possible to reliably estimate the length and severity of these developments and the impact on the financial results and condition of the Corporation and its operating subsidiaries in future periods. However, depending on the length and severity of the pandemic, COVID-19 could impact the Corporation’s operations, could cause delays relating to approval from the FDA and equivalent organizations in other countries, could postpone research activities, could impair the Corporation’s ability to raise funds depending on COVID-19’s effect on capital markets, and could affect logistics and the Corporation’s ability to move materials in a timely manner to clinical trial sites or production of GMP materials (which availability of GMP materials may also impact clinical trial timelines).

The Corporation relies on third parties to conduct and monitor the Corporation’s pre-clinical studies and clinical trials. However, to the knowledge of Corporation’s management, the ability of these third parties to conduct and monitor pre-clinical studies and clinical trials has not been and is not anticipated to be impacted by COVID-19. The Corporation is not currently aware of any changes in laws, regulations or guidelines, including tax and accounting requirements, arising from COVID-19 which would be reasonably anticipated to materially affect the Corporation’s business.

Investors in certain jurisdictions may have difficulty in enforcing judgments and effecting service of process on the Corporation and its directors and officers

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be affected adversely by the fact that the Corporation is organized under the laws of British Columbia, that some of the Corporation’s officers and directors are residents of countries other than the United States, and that certain of their assets and of the Corporation’s assets are located outside the United States. It may not be possible for investors to effect service of process within the United States on certain of its directors and officers or enforce judgments obtained in the United States courts against the Corporation or certain of the Corporation’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is some doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Corporation or certain of its directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Corporation or certain of its directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

In addition, certain directors and officers of the Corporation reside outside of Canada. Some or all of the assets of such persons may be located outside of Canada. Therefore, it may not be possible for investors to collect or to enforce judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable Canadian securities laws against such persons. Moreover, it may not be possible for investors to effect service of process within Canada upon such persons.

The Corporation has a limited operating history

The Corporation has a limited history of operations and will be in an early stage of development as it attempts to create an infrastructure to capitalize on the opportunity for value creation in the psychedelics medicines industry. Accordingly, the Corporation is subject to many of the risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and lack of revenue. The limited operating history may also make it difficult for investors to evaluate the Corporation’s prospects for success. There is no assurance that the Corporation will be successful, and its likelihood of success must be considered in light of its early stage of operations.

The Corporation may not be able to achieve or maintain profitability and may incur losses in the future. In addition, the Corporation is expected to increase its capital investments as it implements initiatives to grow its business. If the Corporation’s revenues do not increase to offset these expected increases, the Corporation may not generate positive cash flow. There is no assurance that future revenues will be sufficient to generate the funds required to continue operations without external funding.

Forward-looking statements may prove to be inaccurate

Investors should not place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on these risks, assumptions and uncertainties can be found in this AIF under the heading “Cautionary Statement Regarding Forward Looking Information”.

Risks Related to Intellectual Property

If the Corporation is unable to adequately protect and enforce its intellectual property, the Corporation’s competitors may take advantage of its development efforts or acquired technology and compromise its prospects of marketing and selling its key products

MindMed’s success will depend in part upon its ability to protect its intellectual property and proprietary technologies and upon the nature and scope of the intellectual property protection the Corporation receives. The ability to compete effectively and to achieve partnerships will depend on its ability to develop and maintain proprietary aspects of MindMed’s technology and to operate without infringing on the proprietary rights of others. The presence of such proprietary rights of others could severely limit its ability to develop and commercialize its products, to conduct its existing research and could require financial resources to defend litigation, which may be in excess of MindMed’s ability to raise such funds. There is no assurance that the Corporation’s pending patent applications or those that it intends to acquire will be approved in a form that will be sufficient to protect its proprietary technology and gain or keep any competitive advantage that the Corporation may have or, if approved, will be upheld in any post-grant proceedings brought by any third parties.

The patent positions of pharmaceutical companies can be highly uncertain and involve complex legal, scientific and factual questions for which important legal principles remain unresolved. Patents issued to the Corporation or its respective licensors may be challenged, invalidated or circumvented. To the extent MindMed’s intellectual property, including licensed intellectual property, offers inadequate protection, or is found to be invalid or unenforceable, MindMed is exposed to a greater risk of direct competition. If the Corporation’s intellectual property does not provide adequate protection against the Corporation’s competitors’ products, its competitive position could be adversely affected, as could MindMed’s business, financial condition and results of operations. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive, and the laws of some foreign countries may not protect the Corporation’s intellectual property rights to the same extent as do the laws of Canada and the United States.

The Corporation will be able to protect its intellectual property from unauthorized use by third parties only to the extent that its proprietary technologies, key products, and any future products are covered by valid and enforceable intellectual property rights including patents or are effectively maintained as trade secrets, and provided the Corporation has the funds to enforce its rights, if necessary.

If the Corporation loses its licenses from third-party owners, the Corporation may be unable to continue a substantial part of its business

The Corporation is a party to licenses that gives its rights to intellectual property that are necessary or useful for a substantial part of its business. The Corporation may also enter into licenses in the future to access additional third-party intellectual property. If the Corporation fails to pay annual maintenance fees, development and sales milestones, or it is determined that MindMed does not use commercially reasonable efforts to commercialize licensed products, MindMed could lose its licenses which could have a material adverse effect on its business and financial condition.

The Corporation may require additional third-party licenses to effectively develop and manufacture its key products and is currently unable to predict the availability or cost of such licenses

A substantial number of patents have already been issued to other biotechnology and pharmaceutical companies. To the extent that valid third-party patent rights cover MindMed’s products or services, the Corporation, or its strategic collaborators, would be required to seek licenses from the holders of these patents in order to manufacture, use or sell these products and services, and payments under them would reduce the Corporation’s profits from these products and services. MindMed is currently unable to predict the extent to which the Corporation may wish or be required to acquire rights under such patents, the availability and cost of acquiring such rights, and whether a license to such patents will be available on acceptable terms or at all. There may be patents in the United States or in foreign countries or patents issued in the future that are unavailable to license on acceptable terms. MindMed’s inability to obtain such licenses may hinder or eliminate its ability to manufacture and market its products.

Changes in patent law and its interpretation could diminish the value of patents in general, thereby impairing MindMed’s ability to protect its product candidates

As is the case with other biotechnology and pharmaceutical companies, the Corporation’s success is heavily dependent on intellectual property rights, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves technological and legal complexity, and obtaining and enforcing biopharmaceutical patents is costly, time consuming and inherently uncertain. The U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to MindMed and its licensors’ or collaborators’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken MindMed and its licensors’ or collaborators’ ability to obtain new patents or to enforce existing patents and patents MindMed and its licensors or collaborators may obtain in the future.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of MindMed and its licensors’ or collaborators’ patent applications and the enforcement or defense of MindMed or its licensors’ or collaborators’ issued patents. On September 16, 2011, the Leahy-Smith Act was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The USPTO recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of the Corporation’s business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of the Corporation or its licensors’ or collaborators’ patent applications and the enforcement or defense of MindMed or its licensors’ or collaborators’ issued patents, all of which could have a material adverse effect on MindMed’s business and financial condition.

Litigation regarding patents, patent applications, and other proprietary rights may be expensive, time consuming and cause delays in the development and manufacturing of the Corporation’s key products

The Corporation’s success will depend in part on its ability to operate without infringing the proprietary rights of third parties. The pharmaceutical industry is characterized by extensive patent litigation. Other parties may have, or obtain in the future, patents and allege that the use of the Corporation’s technologies infringes these patent claims or that the Corporation is employing these parties’ proprietary technology without authorization. The Corporation cannot assure that third parties will not assert intellectual property claims against the Corporation. In addition, third parties may challenge or infringe upon MindMed’s existing or future patents. Proceedings involving the Corporation’s patents or patent applications or those of others could result in adverse decisions regarding:

(1)	the patentability of MindMed’s inventions relating to its key products; and

(2)	the enforceability, validity, or scope of protection offered by MindMed’s patents relating to its key products.

If the Corporation is unable to avoid infringing the patent rights of others, the Corporation may be required to seek a license, defend an infringement action, or challenge the validity of the patents in court. Regardless of the outcome, patent litigation is costly and time-consuming. In some cases, the Corporation may not have sufficient resources to bring these actions to a successful conclusion. In addition, if MindMed does not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, the Corporation may:

(1)	incur substantial monetary damages;

(2)	encounter significant delays in bringing its key products to market; and

(3)	be precluded from participating in the manufacture, use or sale of its key products or methods of treatment requiring licenses.

Even if the Corporation is successful in these proceedings, the Corporation may incur substantial costs and divert management time and attention in pursuing these proceedings, which could have a material adverse effect on the Corporation.

The Corporation’s reliance on third parties requires MindMed to share its trade secrets, which increases the possibility that a competitor will discover them

Because the Corporation relies on third parties to develop its products, the Corporation must share trade secrets with them. The Corporation seeks to protect its proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with its collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically restrict the ability of its collaborators, advisors, employees and consultants to publish data potentially relating to its trade secrets. The Corporation’s academic and clinical collaborators typically have rights to publish data, provided that the Corporation is notified in advance and the Corporation may delay publication for a specified time in order to secure any intellectual property rights arising from the collaboration. In other cases, publication rights are controlled exclusively by the Corporation, although in some cases the Corporation may share these rights with other parties. MindMed may also conduct joint research and development programs which may require the Corporation to share trade secrets under the terms of research and development collaborations or similar agreements. Despite MindMed’s efforts to protect its trade secrets, MindMed’s competitors may discover its trade secrets, either through breach of these agreements, independent development or publication of information including its trade secrets in cases where MindMed does not have proprietary or otherwise protected rights at the time of publication. A competitor’s discovery of MindMed’s trade secrets may impair its competitive position and could have a material adverse effect on its business and financial condition.

Risks Related to the Corporation’s Securities

Limited operating history as a public company

The Subordinate Voting Shares commenced trading in Canada on the NEO in March 2020 and therefore the Corporation has a limited operating history as a public company. To operate effectively, the Corporation will be required to continue to implement changes in certain aspects of the Corporation’s business, improve information systems and develop, manage and train management-level and other employees to comply with ongoing public company requirements. Failure to take such actions, or delay in implementation thereof, could adversely affect the business, financial condition, liquidity and results of operations of the Corporation and, more specifically, could result in regulatory penalties, market criticism or the imposition of cease trade orders in respect of the Subordinate Voting Shares.

The market prices for securities of biopharmaceutical companies have historically been volatile

A number of factors could influence the volatility in the trading price of the Corporation’s Subordinate Voting Shares, including changes in the economy or in the financial markets, industry-related developments, the results of product development and commercialization, changes in government regulations, and developments concerning proprietary rights, litigation and cash flow. The Corporation’s quarterly losses may vary because of the timing of costs for manufacturing, preclinical studies and clinical trials. Also, the reporting of adverse safety events involving the Corporation’s products and public rumors about such events could cause the Corporation’s share price to decline or experience periods of volatility. Each of these factors could lead to increased volatility in the market price of the Subordinate Voting Shares. In addition, changes in the market prices of the securities of the Corporation’s competitors may also lead to fluctuations in the trading price of the Subordinate Voting Shares.

Financial markets have historically experienced periodic, significant price and volume fluctuations that: (i) have especially affected the market prices of equity securities of companies and (ii) have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares from time to time may decline even if the Corporation’s operating results, underlying asset values and prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that may result in impairment losses to us. There can be no assurance that further fluctuations in price and volume of Subordinate Voting Shares traded will not occur. If increased levels of volatility and market turmoil continue, the Corporation’s operations could be adversely impacted, and the trading price of the Subordinate Voting Shares may be materially adversely affected.

The Corporation has never paid dividends and does not expect to do so in the foreseeable future

The Corporation has not declared or paid any cash dividends on its Subordinate Voting Shares to date and it is not anticipated that the Corporation will pay any dividends in the foreseeable future. The payment of dividends in the future will be dependent on its earnings and financial condition in addition to such other factors as MindMed’s Board considers appropriate. Unless and until the Corporation pays dividends, shareholders may not receive a return on their shares. There is no present intention by MindMed’s Board to pay dividends on its shares.

The Corporation will be subject to Canadian and United States tax on its worldwide income

The Corporation will be deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of being organized under the laws of a province of Canada. Accordingly, the Corporation will be subject to Canadian taxation on its worldwide income, in accordance with the rules in the Tax Act generally applicable to corporations resident in Canada.

Notwithstanding that the Corporation will be deemed to be a resident of Canada for Canadian federal income tax purposes, the Corporation is treated as a United States corporation for United States federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to United States federal income tax on its worldwide income. As a result, the Corporation will be subject to taxation both in Canada and the United States, which could have a material adverse effect on the business, financial condition or results of operations of the Corporation.

Dispositions of Subordinate Voting Shares will be subject to Canadian and United States tax

Dispositions of Subordinate Voting Shares will be subject to Canadian tax. In addition, dispositions of Subordinate Voting Shares by U.S. Holders (as defined below) will be subject to U.S. tax, and certain dispositions of Subordinate Voting Shares by non-U.S. Holders (including if the Corporation is treated as a USRPHC) will be subject to U.S. tax. Dividends on the Subordinate Voting Shares may be subject to Canadian or United States withholding tax. It is currently not anticipated that the Corporation will pay any dividends on the Subordinate Voting Shares in the foreseeable future.

To the extent dividends are paid on the Subordinate Voting Shares, dividends received by shareholders who are residents of Canada for purposes of the Tax Act (and non-U.S. Holders for purposes of the Code) will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada- United States tax treaty. In addition, a Canadian foreign tax credit or a deduction in respect of such U.S. withholding taxes paid may not be available.

Dividends received by U.S. Holders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by the Corporation will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. Holders may not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant tax treaty.

For purposes hereof, a “U.S. Holder” is a beneficial holder of Subordinate Voting Shares who or that, for U.S. federal income tax purposes, is:

•	an individual who is a United States citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for United States federal income tax purposes created in, or organized under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•	a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable U.S. Treasury Regulations to be treated as a United States person.

U.S. Tax Classification – United States Real Property Holding Company

The Corporation is treated as a U.S. domestic corporation for U.S. federal income tax purposes under Section 7874 of the Code. As a U.S. domestic corporation for U.S. federal income tax purposes, the taxation of the Corporation’s non-U.S. Holders upon a disposition of Subordinate Voting Shares generally depends on whether the Corporation is classified as a USRPHC for U.S. federal income tax purposes. The Corporation believes that it presently is not a USRPHC and it does not presently anticipate that it will become a USRPHC. However, because this determination is made from time to time and is dependent upon a number of factors, some of which are beyond the Corporation’s control, including the value of its assets, there can be no assurance that the Corporation will not become a USRPHC. If the Corporation ultimately is determined by the IRS to constitute a USRPHC, its non-U.S. Holders may be subject to U.S. federal income tax on any gain associated with the disposition of the Subordinate Voting Shares.

Changes in tax laws may affect the Corporation and holders of Subordinate Voting Shares

There can be no assurance that the Canadian and U.S. federal income tax treatment of the Corporation or an investment in the Corporation will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to the Corporation or holders of Subordinate Voting Shares.

A return on the Corporation’s securities is not guaranteed

There is no guarantee that the Corporation’s securities will earn any positive return in the short term or long term. A holding of the Corporation’s securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of the Corporation’s securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

Future sales or issuances of equity securities and the conversion of outstanding securities to Subordinate Voting Shares could decrease the value of the Subordinate Voting Shares, dilute investors’ voting power, and reduce the Corporation’s earnings per share

The Corporation may sell additional equity securities in future offerings, including through the sale of securities convertible into equity securities, to finance operations, acquisitions or projects, and issue additional Subordinate Voting Shares, which may result in dilution.

The Board has the authority to authorize certain offers and sales of additional securities without the vote of, or prior notice to, shareholders. Based on the need for additional capital to fund expected expenditures and growth, it is likely that the Corporation will issue additional securities to provide such capital. Such additional issuances may involve the issuance of a significant number of Subordinate Voting Shares at prices less than the current market price for the Subordinate Voting Shares.

Sales of substantial amounts of the Corporation’s securities, or the availability of such securities for sale, as well as the issuance of substantial amounts of the Subordinate Voting Shares upon conversion of outstanding convertible equity securities, could adversely affect the prevailing market prices for the Corporation’s securities and dilute investors’ earnings per share. A decline in the market prices of the Corporation’s securities could impair the Corporation’s ability to raise additional capital through the sale of securities should the Corporation desire to do so.

Any failure to maintain an effective system of internal controls may result in material misstatements of the Corporation’s financial statements or cause MindMed to fail to meet its reporting obligations or fail to prevent fraud

The Corporation is subject to various Canadian reporting and other regulatory requirements. The Corporation will incur expenses and, to a lesser extent, diversion of its management’s time in its efforts to comply with applicable Canadian securities laws regarding internal controls over financial reporting. Effective internal controls are necessary for MindMed to provide reliable financial reports and prevent fraud. If the Corporation fails to maintain an effective system of internal controls, the Corporation might not be able to report its financial results accurately or prevent fraud; and in that case, the Corporation’s shareholders could lose confidence in its financial reporting, which would harm its business and could negatively impact the price of the Corporation’s Subordinate Voting Shares. While the Corporation believes that the Corporation has sufficient personnel and review procedures to allow it to maintain an effective system of internal controls, MindMed cannot provide assurance that the Corporation will not experience potential material weaknesses in its internal controls. Even if MindMed concludes that its internal control over financial reporting provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS as issued by the International Accounting Standards Board, because of its inherent limitations, internal control over financial reporting may not prevent or detect fraud or misstatements. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation’s results of operations or cause it to fail to meet its future reporting obligations. If the Corporation fails to timely achieve and maintain the adequacy of its internal control over financial reporting, the Corporation may not be able to produce reliable financial reports or help prevent fraud. In addition, any testing by the Corporation conducted in connection with applicable Canadian securities laws, or the subsequent testing by an independent registered public accounting firm when required, may reveal deficiencies in its internal controls over financial reporting that are deemed to be material weaknesses or that may require prospective or retrospective changes to its consolidated financial statements or identify other areas for further attention or improvement. MindMed’s failure to achieve and maintain effective internal control over financial reporting could prevent the Corporation from complying with its reporting obligations on a timely basis, which could result in the loss of investor confidence in the reliability of its consolidated financial statements, harm the Corporation’s business and negatively impact the trading price of its Subordinate Voting Shares.

There is no assurance an active or liquid market for the Subordinate Voting Shares will be developed or sustained

No assurance can be given that an active or liquid trading market for the Subordinate Voting Shares will be sustained. If an active or liquid market for the Subordinate Voting Shares fails to be sustained, the prices at which such securities trade may be adversely affected. Whether or not the common shares will trade at lower prices depends on many factors, including the liquidity of the Subordinate Voting Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Corporation’s financial condition, historic financial performance and future prospects.

The Corporation cannot predict at what prices the Subordinate Voting Shares will continue to trade, and there is no assurance that an active trading market will be sustained. The Subordinate Voting Shares trade on the NEO but do not currently trade on any U.S. national securities exchange. In the event Subordinate Voting Shares begin trading on any U.S. national securities exchange, the Corporation cannot predict at what prices the Subordinate Voting Shares will trade and there is no assurance that an active trading market will develop or be sustained. There is a significant liquidity risk associated with an investment in the Subordinate Voting Shares of the Corporation.

Trading in securities quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with the Corporation’s operations or business prospects. This volatility could depress the market price of Subordinate Voting Shares for reasons unrelated to operating performance. Moreover, the OTCQB is not a U.S. national securities exchange, and trading of securities on the OTCQB is often more sporadic than the trading of securities listed on a U.S. national securities exchange like the NASDAQ or the NYSE. These factors may result in investors having difficulty reselling Subordinate Voting Shares on the OTCQB.

Public markets and share prices

The market price of the Subordinate Voting Shares on the NEO, OTCQB and Frankfurt Exchange could be subject to significant fluctuations in response to variations in the Corporation’s operating results or other factors. In addition, fluctuations in the stock market may adversely affect the market price of additional Subordinate Voting Shares that may become listed and posted for trading on the NEO, OTCQB and Frankfurt Exchange or any other stock exchange regardless of the operating performance of the Corporation. Securities markets have also experienced significant price and volume fluctuations from time to time. In some instances, these fluctuations have been unrelated or disproportionate to the operating performance of issuers. Market fluctuations may adversely impact the market price of the Subordinate Voting Shares.

Additional issuances and dilution

The Corporation may issue and sell additional equity or convertible debt securities to finance its operations, which may dilute existing shareholder’s holdings in the Corporation. The Corporation’s articles permit the issuance of an unlimited number of Multiple Voting Shares and Subordinate Voting Shares, and existing shareholders will have no pre-emptive rights in connection with such further issuances. Moreover, additional Subordinate Voting Shares will be issued by the Corporation on the conversion of the Multiple Voting Shares in accordance with their terms. To the extent holders of the Corporation’s options or other convertible securities convert or exercise their securities and sell Subordinate Voting Shares they receive, the trading price of the Subordinate Voting Shares may decrease due to the additional amount of Subordinate Voting Shares available in the market. Further, the Corporation may issue additional securities in connection with strategic acquisitions. The Corporation cannot predict the size or type of future issuances of its securities or the effect, if any, that future issuances and sales of securities will have on the market price of any of its securities issued and outstanding from time to time. Sales or issuances of substantial amounts of MindMed’s securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Corporation’s securities issued and outstanding from time to time. With any additional sale or issuance of MindMed’s securities, holders will suffer dilution with respect to voting power and may experience dilution in the Corporation’s earnings per share.

Future sales of Subordinate Voting Shares by existing shareholders may decrease the trading price of the Subordinate Voting Shares

Sales of a large number of Subordinate Voting Shares in the public markets, or the potential for such sales, could occur at any time either by existing holders of Subordinate Voting Shares or by holders of the Multiple Voting Shares, which are convertible into Subordinate Voting Shares on the satisfaction of certain conditions. These sales, or the market perception that the holders of a large number of Subordinate Voting Shares or Multiple Voting Shares intend to sell Subordinate Voting Shares, could reduce the market price of the Subordinate Voting Shares. If this occurs and continues, it could impair the Corporation’s ability to raise additional capital through the sale of securities.

The Corporation is considered a Foreign Private Issuer under current SEC guidance but may lose such status if the SEC guidance were to change

The Corporation is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act and Rule 3b-4 under the U.S. Exchange Act (a “Foreign Private Issuer”). The term Foreign Private Issuer is defined as a corporation or other organization incorporated or organized under the laws of a country other than the United States, except any issuer meeting the following conditions:

(1)	more than 50 percent of the outstanding voting securities of such issuer are, directly or indirectly, held of record by residents of the United States; and

(2)	any one of the following:

(a)	the majority of the executive officers or directors are United States citizens or residents, or

(b)	more than 50 percent of the assets of the issuer are located in the United States, or

(c)	the business of the issuer is administered principally in the United States.

For purposes of determining whether more than 50% of the Corporation’s outstanding voting securities are held “of record” by U.S. residents, MindMed must “look through” the record ownership of brokers, dealers, banks, or nominees holding securities for the accounts of their customers, and also consider any beneficial ownership reports or other information available to MindMed. The Corporation must conduct this “look through” in three jurisdictions: the United States, Canada (the Corporation’s home jurisdiction), and the primary trading market for its voting securities, if different from MindMed’s home jurisdiction. Additionally, if the Corporation is not able to obtain information about the record holders’ accounts after reasonable inquiry, MindMed may rely on the presumption that such accounts are held in the broker’s, dealer’s, bank’s, or nominee’s principal place of business.

In December 2016, the SEC issued a Compliance and Disclosure Interpretation to clarify that issuers with multiple classes of voting stock carrying different voting rights may choose one of two methods in determining whether more than 50% of its outstanding voting securities are directly or indirectly owned of record by residents in the United States; (a) the issuer may look to whether more than 50% of the voting power of those classes on a combined basis, is directly or indirectly owned of record by residents of the United States; or (b) the issuer may make the determination based on the number of voting securities. Issuers must apply a determination methodology on a consistent basis. Based on this interpretation, each issued and outstanding Multiple Voting Share is counted as one voting security, and each issued and outstanding Subordinate Voting Share is counted as one voting security for the purposes of determining the 50% U.S. resident threshold. Accordingly, MindMed is currently treated as a Foreign Private Issuer. However, should the SEC’s guidance and interpretation change on this matter, the Corporation may lose its Foreign Private Issuer status.

A loss of the Corporation’s Foreign Private Issuer status may have adverse consequences on the Corporation’s cost of, and ability to raise, capital

The Corporation may lose its status as a Foreign Private Issuer if, as of the last business day of its second fiscal quarter for any year, more than 50% of the Corporation’s outstanding voting securities (as determined under Rule 405 of the U.S. Securities Act) are directly or indirectly held of record by residents of the United States. Loss of Foreign Private Issuer status may have adverse consequences on the Corporation’s ability to raise capital in private placements or Canadian prospectus offerings. In addition, loss of MindMed’s Foreign Private Issuer status would likely result in increased reporting requirements and increased audit, legal and administration costs. The regulatory and compliance costs to the Corporation under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs the Corporation incurs as a Canadian Foreign Private Issuer eligible to use MJDS. If the Corporation is not a Foreign Private Issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a Foreign Private Issuer and are generally subject to more in-depth review by the SEC. Further, should the Corporation seek to list on a national securities exchange in the United States, loss of Foreign Private Issuer status may increase the cost and time required for such a listing. These increased costs may have a material adverse effect on the business, financial condition or results of operations of the Corporation.

The Corporation could lose its status as a Foreign Private Issuer if all or a portion of the Multiple Voting Shares directly or indirectly held of record by U.S. residents are converted into Subordinate Voting Shares. The conversion rights attached to the Multiple Voting Shares contain restrictions on conversion that are intended to avoid such a result; however there can be no guarantee that such restrictions on conversion will be effective to prevent the Corporation from potentially losing Foreign Private Issuer status if a sufficient number of Multiple Voting Shares are converted into Subordinate Voting Shares and such Subordinate Voting Shares are acquired, either upon conversion or pursuant to a subsequent transaction, by U.S. residents. In addition, the Corporation could potentially lose its Foreign Private Issuer status as a result of future issuances of Subordinate Voting Shares from treasury to the extent such shares are acquired by U.S. residents.

A significant number of securities of the Corporation are owned by a limited number of existing shareholders

The Corporation’s management, directors and employees own a substantial number of the outstanding Subordinate Voting Shares and Multiple Voting Shares (on a non-diluted and partially-diluted basis). As such, the Corporation’s management, directors and employees, as a group, are in a position to exercise influence over matters requiring shareholder approval, including the election of directors and the determination of corporate actions, including, but not limited to, any arrangement or sale of all or substantially all of its assets. Even if such management, directors and employees do not retain their position with the Corporation, they will continue to have the ability to exercise the same significant voting power. These shareholders are also in a position to delay, defer or prevent a change in control of the Corporation, an arrangement involving the Corporation or a sale of all or substantially all of its assets that could otherwise be beneficial to the Corporation’s shareholders. Conversely, this concentrated control could allow such holders to consummate such a transaction that its other shareholders do not support. In addition, such holders may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm the Corporation’s business.

The Corporation’s capital structure and voting control may cause unpredictability

Although other Canadian companies have dual class or multiple voting share structures, given the concentration of voting control that is held by the Corporation’s management, directors and employees, this capital structure and concentration of control could result in a lower trading price for, or greater fluctuations in, the trading price of the Subordinate Voting Shares, adverse publicity to the Corporation or other adverse consequences for the Corporation.

A decline in the price or trading volume of the Subordinate Voting Shares could affect the Corporation’s ability to raise further capital and adversely impact its ability to continue operations

A prolonged decline in the price or trading volume of the Subordinate Voting Shares could result in a reduction in the liquidity of the Subordinate Voting Shares and a reduction in the Corporation’s ability to raise capital. Because a significant portion of the Corporation’s operations have been and will be financed through the sale of equity securities, a decline in the price or trading volume of the Subordinate Voting Shares could be especially detrimental to the Corporation’s liquidity and operations. Such reductions may force the Corporation to reallocate funds from other planned uses and may have a material adverse effect on the Corporation’s business plan and operations, including the ability to operationalize existing licenses and complete planned capital expenditures. If the price or trading volume of the Subordinate Voting Shares declines, there can be no assurance that the Corporation will be able to raise additional capital or generate funds from operations sufficient to meet the Corporation’s obligations. If the Corporation is unable to raise sufficient capital in the future, it may not have the necessary resources to continue normal operations.

If securities or industry analysts do not publish or cease publishing research or reports or publish misleading, inaccurate or unfavorable research about us, the Corporation’s business or market, stock price and trading volume could decline

The trading market for Subordinate Voting Shares may be influenced by the research and reports that securities or industry analysts publish about us, the Corporation’s business, market or competitors. If no or few securities or industry analysts cover the Corporation, the trading price and volume of the Subordinate Voting Shares would likely be negatively impacted. If one or more of the analysts who cover the Corporation downgrades the Subordinate Voting Shares or publishes inaccurate or unfavorable research about the Corporation’s business, or provides more favorable relative recommendations about the Corporation’s competitors, the price of the Subordinate Voting Shares would likely decline. If one or more of these analysts ceases coverage of MindMed or fails to publish reports on MindMed regularly, demand for the Subordinate Voting Shares could decrease, which could cause the Corporation’s stock price or trading volume to decline.

As a public company, there are costs associated with maintaining a public listing

As a public company in Canada, the Corporation is subject to the reporting requirements, rules and regulations under the applicable Canadian securities laws and rules of stock exchange(s) on which the Corporation’s securities may be listed. There are increased costs associated with legal, accounting and other expenses related to such regulatory compliance. Securities legislation and the rules and policies of the NEO require listed companies to, among other things, adopt corporate governance and related practices, and to continuously prepare and disclose material information, all of which add to a company’s legal and financial compliance costs. The Corporation may also elect to devote greater resources than it otherwise would have on communication and other activities typically considered important by publicly traded companies.

DIVIDENDS AND DISTRIBUTIONS

The Corporation has not declared or paid any cash dividends on its Subordinate Voting Shares or Multiple Voting Shares since the date of its incorporation. The Corporation intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The Board will review this policy from time to time having regard to the Corporation’s financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF CAPITAL STRUCTURE

On February 27, 2020, in connection with the Transaction, the Corporation filed articles of amendment providing for the consolidation of its common shares on an eight-for-one basis, the re-designation of its common shares as the Subordinate Voting Shares and the creation of the Multiple Voting Shares. The Corporation is authorized to issue an unlimited number of Subordinate Voting Shares and an unlimited number of Multiple Voting Shares. As at the date of this AIF, the Corporation also has issued and outstanding (i) 340,056,002 Subordinate Voting Shares; (ii) 666,497 Multiple Voting Shares; (iii) Stock Options (as hereinafter defined) to acquire an aggregate of up to 19,862,991 Subordinate Voting Shares; (iv) 26,449,220 Warrants (as hereinafter defined); and (v) 500,000 RSUs (as hereinafter defined).

Subordinate Voting Shares and Multiple Voting Shares

All holders of Subordinate Voting Shares and Multiple Voting Shares are entitled to receive notice of any meeting of shareholders of the Corporation, and to attend, vote and speak at such meetings, except those meetings at which only holders of a specific class of shares are entitled to vote separately as a class under the BCBCA. A quorum for the transaction of business at any meeting of shareholders is two persons present at the meeting, each of whom is entitled to vote at the meeting, and who hold or represent by proxy in the aggregate not less than 5% of the outstanding shares of the Corporation entitled to vote at the meeting.

On all matters upon which shareholders the Corporation are entitled to vote:

•	each Subordinate Voting Share is entitled to one vote per Subordinate Voting Share; and

•	each Multiple Voting Share is entitled to 100 votes per Multiple Voting Share.

Unless a different majority is required by law or the articles of the Corporation, resolutions to be approved by shareholders require approval by a simple majority of the total number of votes of all Shares cast at a meeting of shareholders at which a quorum is present based on the voting entitlements of each class of Shares described above.

As of the date of this AIF, the Subordinate Voting Shares represent approximately 83.61% of the voting rights attached to outstanding securities of the Corporation and the Multiple Voting Shares represent approximately 16.39% of the voting rights attached to outstanding securities of the Corporation. If the Multiple Voting Shares were converted as of the date of this AIF, an equivalent of 66,649,700 Subordinate Voting Shares would be issued and outstanding and no Multiple Voting Shares would be issued and outstanding.

The Subordinate Voting Shares and the Multiple Voting Shares are substantially identical with the exception of the multiple voting and conversion rights attached to the Multiple Voting Shares, and the related take-over bid protections attached to the Subordinate Voting Shares, all as described herein.

The Multiple Voting Shares carry a greater number of votes per share relative to the Subordinate Voting Shares and accordingly the Subordinate Voting Shares are “restricted securities” within the meaning of such term under applicable Canadian securities laws.

Conversion Rights

Issued and outstanding Multiple Voting Shares, including fractions thereof, may at any time, subject to the FPI Condition and Beneficial Ownership Limitation (as such terms are defined below), at the option of the holder, be converted into Subordinate Voting Shares at an initial conversion ratio (the “Conversion Ratio”) of 100 Subordinate Voting Shares per Multiple Voting Share. The Conversion Ratio is subject to adjustment from time to time in certain events including distributions to holders of, or recapitalizations (including stock dividends, subdivisions and consolidations) involving, the Subordinate Voting Shares. Further, the Board may require holders of Multiple Voting Shares to convert all, but not less than all, of their Multiple Voting Shares at the applicable Conversion Ratio if (a) the Subordinate Voting Shares are registered for resale and may be sold pursuant to an effective registration statement or prospectus covering the Subordinate Voting Shares under the United States Securities Act of 1933, as amended and (b) the Corporation is subject to the reporting requirements of Section 13 or 15(d) of the United States Securities and Exchange Act of 1934, as amended (the “1934 Act”).

Conversion Conditions

The right of the Multiple Voting Shares to convert into Subordinate Voting Shares is subject to certain conditions in order to maintain the status of the Corporation as a “foreign private issuer” under United States securities laws. The right to convert the Multiple Voting Shares is subject to the condition that the aggregate number of Subordinate Voting Shares and Multiple Voting Shares (calculated as a single class) held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the 1934 Act), may not exceed forty-five percent (45%) of the aggregate number of Subordinate Voting Shares and Multiple Voting Shares issued and outstanding after giving effect to such conversions (calculated as a single class) (the “FPI Condition”).

In addition, the Corporation shall not affect any conversion of Multiple Voting Shares, and a holder shall not have the right to convert any portion of Multiple Voting Shares, to the extent that after giving effect to such issuance after conversion, the holder (together with its affiliates and any other persons acting as a group with the holder or its affiliates) would beneficially own in excess of 9.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to such conversion (the “Beneficial Ownership Limitation”). Notwithstanding the foregoing, a holder of Multiple Voting Shares, upon notice to the Corporation, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation shall not exceed 19.9% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the conversion and any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice of increase is delivered to the Corporation.

No fractional Subordinate Voting Shares will be issued on any conversion of any Multiple Voting Shares and any fractional Subordinate Voting Shares will be rounded up to the nearest whole number.

Dividend Rights

Holders of Shares are entitled to receive dividends out of any cash or the assets legally available for the payment or distribution of dividends at such times and in such amount and form as the Board may from time to time determine, on the following basis, and otherwise without preference or distinction among or between the Shares: each Multiple Voting Share will be entitled to an amount equal to the amount paid or distributed per Subordinate Voting Share multiplied by the Conversion Ratio. No dividend will be declared or paid on the Multiple Voting Shares unless the Corporation simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs, whether voluntarily or involuntarily, the holders of Shares will, subject to the prior rights of the holders of any shares of the Corporation ranking in priority to the Shares, be entitled to receive all of the Corporation’s assets remaining after payment of all debts and other liabilities, rateably amongst all holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis at the then current Conversion Ratio) and Subordinate Voting Shares, and otherwise without preference or distinction among or between the Shares.

Pre-Emptive and Redemption Rights

Holders of Shares do not have any rights of first refusal, or pre-emptive or redemption rights.

Subdivision or Consolidation

No subdivision or consolidation of any class of Shares may be carried out unless, at the same time, the Subordinate Voting Shares and Multiple Voting Shares, as the case may be, are subdivided or consolidated in the same manner and on the same basis, so as to preserve the relative rights of the holders of each class of Shares.

Issuance of Additional Multiple Voting Shares

The Corporation may issue additional Multiple Voting Shares upon the approval of the Board. Approval is not required in connection with a subdivision or consolidation on a pro rata basis as between the Subordinate Voting Shares and the Multiple Voting Shares.

Take-Over Bid Protection

If an MVS Offer is made where: (i) by reason of applicable securities legislation or stock exchange requirements, the offer must be made to all or substantially all holders of the class of Multiple Voting Shares; and (ii) no equivalent offer is made for the Subordinate Voting Shares, the holders of Subordinate Voting Shares have the right, pursuant to the Articles, at their option, to convert their Subordinate Voting Shares into Multiple Voting Shares at the inverse of the then current Conversion Ratio for the purpose of allowing the holders of the Subordinate Voting Shares to tender to such MVS Offer, provided that such conversion into Multiple Voting Shares will be solely for the purpose of tendering the Multiple Voting Shares to the MVS Offer in question and that any Multiple Voting Shares that are tendered to the MVS Offer but that are not, for any reason, taken up and paid for by the offeror will automatically be reconverted at the then current Conversion Ratio into the Subordinate Voting Shares that existed prior to such conversion.

Warrants

As at the date of this AIF, 26,449,220 warrants to acquire an aggregate of up to 26,449,220 Subordinate Voting Shares are issued and outstanding (the “Warrants”). The Warrants include (i) 2,347,214 May Offering Warrants; (ii) 4,020,050 October Offering Warrants; (iii) 4,728,606 December Offering Warrants; (iv) 272,550 December Offering Compensation Options; (v) 10,465,000 January Offering Warrants; (vi) 1,255,800 January Offering Compensation Options; (vii) 3,000,000 March Offering Warrants; and(viii) 360,000 March Offering Compensation Options.

Stock Options

The Corporation has established the Stock Option Plan, which provides that the Board may from time to time, in its discretion, grant to directors, officers, employees and consultants of the Corporation, or any subsidiary of the Corporation, options to purchase Subordinate Voting Shares (the “Stock Options”). The Stock Option Plan permits the Board to grant Stock Options to purchase up to ten percent (10%) of the number of Shares issued and outstanding provided that for the purpose of such calculation, the number of Shares outstanding shall include the number of Shares issuable upon conversion of the then issued and outstanding Multiple Voting Shares as at the date of such Stock Option grant, as permitted by the policies of the NEO. As of the date of this AIF, Stock Options to purchase an aggregate of up to 19,862,991 Subordinate Voting Shares were issued to directors, officers, employees and consultants of the Corporation.

Restricted Share Units

The Corporation has established the RSU Plan, which permits the Board to grant RSUs to its senior officers, directors, employees and consultants as a discretionary payment in consideration for significant contributions to the long-term success of the Corporation. The RSU Plan permits the Board to grant RSUs to purchase up to ten percent (10%) of the number of Shares issued and outstanding provided that for the purpose of such calculation, the total number of Stock Options and RSUs awarded shall not exceed ten (10%) of the number of Shares issued and outstanding and the number of Shares outstanding shall include the number of Shares issuable upon conversion of the then issued and outstanding Multiple Voting Shares as at the date of such RSU grant, as permitted by the policies of the NEO. As of the date of this AIF, 500,000 RSUs have been issued.

MARKET FOR SECURITIES

Trading Price and Volume

Subordinate Voting Shares

The Subordinate Voting Shares are currently listed for trading on the NEO under the symbol “MMED”, on the FWB under the symbol “MMQ” and is quoted on the OTCQB under the symbol “MMEDF”. The Subordinate Voting Shares commenced trading on the NEO effective March 3, 2020. The following table indicates the monthly ranges of high and low prices per Subordinate Voting Share as well as total monthly volumes traded on the NEO since the commencement of trading to December 31, 2020 (Source: https://www.aequitasneo.com).

	Price Range ($)
Period	High	Low	Volume
December, 2020	6.47	1.93	215,353,132
November, 2020	2.58	1.01	105,400,514
October, 2020	1.42	0.77	107,391,881
September, 2020	1.11	0.43	57,842,855
August, 2020	0.52	0.42	11,638,419
July, 2020	0.54	0.40	15,954,091
June, 2020	0.56	0.395	38,733,761
May, 2020	0.67	0.53	38,600,366
April, 2020	0.8	0.49	35,583,150
March, 2020	0.99	0.24	93,701,309

The price of the Subordinate Voting Shares as quoted by the NEO at the close of business on March 26, 2021 was $3.06.

May Offering Warrants

The May Offering Warrants are currently listed for trading on the NEO under the symbol “MMED.WT” and are quoted on the OTCQB under the symbol “MMDWF”. The May Offering Warrants commenced trading on the NEO effective May 28, 2020. The following table indicates the monthly ranges of high and low prices per May Offering Warrant as well as total monthly volumes traded on the NEO since the commencement of trading to December 31, 2020 (Source: Bloomberg).

	Price Range ($)
Period	High	Low	Volume
December, 2020	4.70	1.23	2,902,717
November, 2020	1.38	0.38	8,981,731
October, 2020	0.55	0.21	3,391,254
September, 2020	0.27	0.035	2,679,533
August, 2020	0.055	0.03	2,002,280
July, 2020	0.07	0.04	1,452,467
June, 2020	0.085	0.06	1,160,762
May, 2020	0.10	0.08	549,950

The price of the May Offering Warrants as quoted by the NEO at the close of business on March 26, 2021 was $2.27.

October Offering Warrants

The October Offering Warrants are currently listed for trading on the NEO under the symbol “MMED.WS” and are quoted on the OTCQB under the symbol “MMDCF”. The October Offering Warrants commenced trading on the NEO effective November 2, 2020. The following table indicates the monthly ranges of high and low prices per October Offering Warrant as well as total monthly volumes traded on the NEO since the commencement of trading to December 31, 2020 (Source: Bloomberg).

	Price Range ($)
Period	High	Low	Volume
December, 2020	4.09	0.69	3,239,946
November, 2020	0.79	0.24	4,569,227

The price of the October Offering Warrants as quoted by the NEO at the close of business on March 26, 2021 was $1.65.

December Offering Warrants

The December Offering Warrants are currently listed for trading on the NEO under the symbol “MMED.WA and are quoted on the OTCQB under the symbol “MMCWF”. The December Offering Warrants commenced trading on the NEO effective December 15, 2020. The following table indicates the monthly ranges of high and low prices per December Offering Warrant as well as total monthly volumes traded on the NEO since the commencement of trading to December 31, 2020 (Source: Bloomberg).

The price of the December Offering Warrants as quoted by the NEO at the close of business on March 26, 2021 was $1.35.

	Price Range ($)
Period	High	Low	Volume
December, 2020	2.15	1.32	1,896,919

Prior Sales

The following table details the issuances of securities by the Corporation during the year ended December 31, 2020 as part of each class of securities of the Corporation that is not listed or quoted on a marketplace.

Date of Issuance	Number of Securities Issued	Price per Security / Exercise Price
February 27, 2020	18,902,500 Stock Options(1)	$0.33
March 24, 2020	300,000 Stock Options	$0.33
April 13, 2020	1,770,000 Stock Options	$0.54
May 6, 2020	1,450,000 Stock Options(2)	$0.55
May 26, 2020	994,034 Compensation Warrants	$0.53
July 21, 2020	2,250,000 Stock Options	$0.50
September 9, 2020	2,078,000 Stock Options	$0.445
October 30, 2020	1,642,890 October Offering Compensation Options	$1.05
December 11, 2020	1,090,200 December Offering Compensation Options	$1.90

Notes:

(1)	320,000 of such Stock Options were subsequently cancelled in accordance with their terms.

(2)	300,000 of such Stock Options were subsequently cancelled in accordance with their terms.

ESCROWED SECURITIES AND SECURITIES SUBJECT TO CONTRACTUAL RESTRICTION ON TRANSFER

The following table summarizes details of the Corporation’s securities of each class held, to the Corporation’s knowledge, in escrow or that are subject to a contractual restriction on transfer as of the date of this AIF:

Designation of Class	Number of Securities Held in Escrow		Percentage of Class
Subordinate Voting Shares	9,105,000	(1)(2)	2.68%
Multiple Voting Shares	521,497	(1)(2)(3)(4)	78.24%

Notes

(1)	In connection with the Transaction and as required by the NEO, the Corporation, Odyssey Trust Company and certain former security holders of MindMed US, entered into an escrow agreement dated February 27, 2020, pursuant to which such security holders were required to submit 33,220,000 Subordinate Voting Shares and 585,000 Multiple Voting Shares into escrow (collectively, the “Odyssey Escrowed Securities”). Of the Odyssey Escrowed Securities, 25% of such securities were released from escrow on each of March 3, 2020, September 3, 2020, and March 3, 2021, and an additional 25% will be released on September 3, 2021. An additional 4,200,000 Subordinate Voting Shares were subject to an escrow (the “Additional Escrowed Securities”, and together with the Odyssey Escrowed Securities, the “Escrowed Securities”), evidenced by legended stock, with the same release provisions as the Odyssey Escrowed Securities described above. As of the date of this AIF, 9,105,000 Subordinate Voting Shares and 146,250 Multiple Voting Shares (convertible into 14,265,000 Subordinate Voting Shares) are currently in deposit in escrow.

(2)	In connection with the Private Placement, shareholders of MindMed US entered into voluntary lock-up agreements in favour of the registered dealer that acted as agent in connection with the Private Placement (the “Agent”) pursuant to which 550,000 Multiple Voting Shares (convertible into 55,000,000 Subordinate Voting Shares) were locked up for a period of twenty-four (24) months until March 3, 2022, of which 10% of the locked-up Multiple Voting Shares were released on each of September 3, 2020 and March 3, 2021, and of which an additional 10% will be released on September 3, 2021, and the remaining 70% of the locked-up Multiple Voting Shares will be released on March 3, 2022 (collectively, the “Lock-Up Terms”). As of the date hereof, 440,000 Multiple Voting Shares (convertible into 44,000,000 Subordinate Voting Shares) are subject to the Lock-Up Terms.

(3)	146,250 of such Multiple Voting Shares (convertible into 14,625,000 Subordinate Voting Shares) represent Shares that are both Escrowed Securities and are also subject to the Lock-Up Terms, and 293,750 of such Multiple Voting Shares (convertible into 29,375,000 Subordinate Voting Shares) represent Shares that are only subject to the Lock-Up Terms.

(4)	In connection with the Merger, the Corporation issued 81,497 Multiple Voting Shares (convertible into 8,149,700 Subordinate Voting Shares) to certain former securityholders of HealthMode, Inc. (the “HealthMode Escrowed Securities”), which are subject to the provisions of an escrow agreement among the Corporation, Odyssey Trust Company and certain former securityholders of HealthMode, Inc. Of the HealthMode Escrowed Securities, (i) 32,703 Multiple Voting Shares (convertible into 3,270,300 Subordinate Voting Shares) were issued to former convertible noteholders of HealthMode, Inc., 50% of which will be released from escrow on each of July 1, 2021 and January 1, 2022; and (ii) 48,794 of such Multiple Voting Shares (convertible into 4,879,400 Subordinate Voting Shares) were issued to certain other equity holders of HealthMode, Inc., one-third of which will be released from escrow on each of July 1, 2021, January 1, 2022 and September 1, 2022. As of the date hereof, 81,497 Multiple Voting Shares (convertible into 8,149,700 Subordinate Voting Shares) are HealthMode Escrowed Securities.

DIRECTORS AND OFFICERS

The following table sets forth the name, municipality of residence, position held with the Corporation, principal occupation for the five preceding years and number of Shares and percentage of securities of each class of voting securities represented by such Shares beneficially owned by each person who is a director or an executive officer of the Corporation. The statement as to the Shares beneficially owned, controlled or directed, directly or indirectly, by the directors and executive officers hereinafter named is in each instance based upon information furnished by the person concerned and is as at the date hereof.

Name, Position with the Corporation and Municipality of Residence	Director/Officer Since	Principal Occupation(s)	Number of Shares Beneficially Owned, Directly or Indirectly or Over Which Control or Direction is Exercised
Jamon Alexander (J.R.) Rahn(1) Chief Executive Officer and a Director Miami, Florida, USA	February, 2020

Chief Executive Officer of the Corporation (2021 – Present); Co-Chief Executive Officer of the Corporation (2020 – 2021); Chief Executive Officer of Upgraded Technologies Inc. (2016 – 2017); Operations Manager at Uber Technologies Inc. (2015 – 2016)

4,506,100 Subordinate Voting Shares 35,000 Multiple Voting Shares (1.97%)
Miriam Halperin Wernli(1) President and a Director Baar, Switzerland	February, 2020

Executive President of the Corporation (2020 – Present); Co-founder and Group Chief Executive Officer of Creso Pharma Ltd. (2016 - 2020); Vice President, Deputy Head Global Clinical Development, Global Head Business & Science Affairs of Actelion Pharmaceuticals (2007 - 2016)

450,000 Subordinate Voting Shares (0.11%)
David Guebert Chief Financial Officer Calgary, Alberta, Canada	April, 2020	Chief Financial Officer of the Corporation (2020 – Present); Chief Financial Officer of Mount Logan Capital Inc. (2008 - 2019); Chief Financial Officer of Clarocity Corporation (2016 – 2019)	Nil
Carol Nast Chief Operating Officer Santa Rosa, California, USA	February, 2020	Chief Operating Officer of the Corporation (2020 – Present); President of Enterprise Catalyst Group, Inc (2009 - 2020)	358,073 Subordinate Voting Shares (0.09%)
Donald Gehlert Chief Scientific Officer Boulder, Colorado, USA	February, 2020	Chief Scientific Officer of the Corporation (2020 – Present); Consultant for Matrix Pharma Consulting, LLC (2015 - Present)	Nil

Name, Position with the Corporation and Municipality of Residence	Director/Officer Since	Principal Occupation(s)	Number of Shares Beneficially Owned, Directly or Indirectly or Over Which Control or Direction is Exercised
Stephen Hurst(1) Director Reno, Nevada, USA	February, 2020	Co-Chief Executive Officer of MindMed (2020-2021), Co-founder & CEO of Savant HWP, Inc. (2009-2019)	520,643 Multiple Voting Shares(2) (12.80%)
Bruce Linton(3)(4) Director Ottawa, Ontario, Canada	February, 2020

Director, Co-Chairman and former Chief Executive Officer of Martello Technologies Group Inc. (2007 – Present); Chief Executive Officer of Canopy Growth Corporation (2014 – 2019); Executive Chairman of Vireo Health International (November 2019 – Present); Executive Chairman of Gage Cannabis (November 2019 – Present); CEO and Chairman of the Board of Collective Growth Corporation (May 2020 to Present)

10,200,000 Subordinate Voting Shares(5) (2.51%)
Perry Dellelce(3)(4) Chair of the Board and Director Toronto, Ontario, Canada	February, 2020	Managing Partner of Wildeboer Dellelce LLP (1993 – Present)	6,895,744 Subordinate Voting Shares (1.70%)(6)
Brigid Makes(3)(4) Director Foster City, California, USA	February, 2020	Consultant (2017 - Present); Senior Vice President and Chief Financial Officer of Miramar Labs (2011 - 2017) Director and Auditor of Aziyo Biologics (2020 - Present)	172 Multiple Voting Shares (0.00%)
Robert Barrow Chief Development Officer Madison, Wisconsin, USA	February, 2021

Chief Development Officer of the Corporation (2021 – Present); Director of Drug Development of Promega Corporation (2019 – 2020)

Founder and Owner of Jasper Biopharmaceutical Advisors LLC (2018 - Present)

Chief Financial Officer of Olatec Therapeutics LLC (2009 – 2018)

Nil
Daniel R. Karlin Chief Medical Officer New York, New York, USA	February, 2021	Chief Medical Officer of the Corporation (2021 – Present); Chief Executive Officer and co-Founder of HealthMode, Inc. (2018-2021)	21,569 Multiple Voting Shares (0.53%)
Bradford Cross Chief Technology Officer Walnut Creek, California, USA	February, 2021	Chief Technology Officer of the Corporation (2021 – Present); Director and co-Founder of HealthMode, Inc. (2017-2021)	21,569 Multiple Voting Shares (0.53%)

Notes:

(1)	Member of the Technology, Evaluation, Acquisition and Scientific Integrity Committee. Ms. Wernli is the Chair.

(2)	Mr. Hurst controls 488,425 Multiple Voting Shares through Savant and 32,218 Multiple Voting Shares through Sunray Asset Management.

(3)	Member of the Audit Committee. Ms. Makes is the Chair.

(4)	Member of the Compensation, Nomination and Governance Committee. Mr. Linton is the Chair.

(5)	Mr. Linton controls 5,000,000 Subordinate Voting Shares through The Linton Family Trust.

(6)	Mr. Dellelce controls 6,621,041 Subordinate Voting Shares through Perry N. Dellelce Professional Corporation.

The directors of the Corporation are elected by the shareholders at each annual general meeting and typically hold office until the next annual general meeting at which time they may be re-elected or replaced.

The by-laws of the Corporation permit the Board to appoint directors to fill any casual vacancies that may occur. Individuals appointed as directors to fill casual vacancies on the Board hold office for the remainder of the term of the director that he or she is replacing, which is until the next annual general meeting at which time they may be re-elected or replaced.

As of the date of this AIF, the directors and executive officers, as a group, beneficially own, directly or indirectly, or exercise control or direction over, a total of 22,409,917 Subordinate Voting Shares and 598,952 Multiple Voting Shares, representing approximately 20.24% of the voting rights attached to outstanding Shares on a non-diluted basis.

Corporate Cease Trade Orders

To the Corporation’s knowledge, except as disclosed herein, no director or executive officer of the Corporation is, as of the date hereof, or was within ten years before the date hereof, a director, chief executive officer or chief financial officer of any company (including the Corporation), that:

(a)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days that was issued while the director or executive officer was acting in the capacity as director, chief executive officer or chief financial officer; or

(b)	was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under securities legislation, that was in effect for a period of more than 30 consecutive days, that was issued after the director or executive officer ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer.

Mr. Guebert was the Chief Financial Officer and Vice-President Finance of Times Three Wireless Inc. (“Times Three”) from May 2004 to June 2015. On May 6, 2014, the Alberta Securities Commission issued a cease trade order against Times Three for failing to file required annual financial statements and related management’s discussion and analysis and officer certifications. Similar orders were issued by the British Columbia Securities Commission on May 8, 2014, the Manitoba Securities Commission on May 14, 2014, the Ontario Securities Commission on May 26, 2014, and the Quebec Autorité des Marchés Financiers on May 26, 2014. None of the orders have been rescinded. On June 23, 2015, the Court of Queen’s Bench of Alberta issued a bankruptcy order adjudging Times Three to be bankrupt.

Mr. Guebert was the Chief Financial Officer of Clarocity Inc. (“Clarocity”) from September 2016 to April 2019. On May 6, 2019, the Alberta Securities Commission issued a cease trade order against Clarocity for failing to file required annual financial statements and related MD&A. Similar orders were issued by other commissions. None of the orders have been rescinded. On June 11, 2019, the Court of Queen’s Bench of Alberta appointed a receiver and on July 19, 2019 the Court of Queen’s Bench approved the sale of substantially all assets of Clarocity in settlement of claims from secured creditors.

On July 9, 2020, Lendified Holdings Inc., in respect of which Perry Dellelce was and remains a director, was issued a cease trade order from the Ontario Securities Commission for failing to file audited annual financial statements of Lendified PrivCo Holding Corporation for the year ended December 31, 2019. The audited annual financial statements were subsequently filed, and the cease trade order is no longer in effect.

Bankruptcies and Other Proceedings

Except as disclosed immediately above, to the Corporation’s knowledge, no director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation:

(a)	is, as of the date hereof, or has been within the ten years before the date hereof, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets; or

(b)	has, within the ten years before the date hereof, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency, or become subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of the director, executive officer or shareholder.

Penalties or Sanctions

To the Corporation’s knowledge, no director or executive officer of the Corporation, or a shareholder holding a sufficient number of securities of the Corporation to affect materially the control of the Corporation, has been subject to:

(a)	any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(b)	any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable investor in making an investment decision.

Conflicts of Interest

The directors of the Corporation are required by law to act honestly and in good faith with a view to the best interests of the Corporation and to disclose any interests, which they may have in any project or opportunity of the Corporation. If a conflict of interest arises at a meeting of the Board, any director in a conflict is required to disclose his or her interest and abstain from voting on such matter. Conflicts, if any, will be subject to the procedures and remedies provided under the BCBCA.

Other than disclosed herein, there are no known existing or potential conflicts of interest among the Corporation, its directors and officers or other members of management of the Corporation or of any proposed director, officer or other member of management as a result of their outside business interests except that certain of the directors and officers serve as directors or officers of other companies, and therefore it is possible that a conflict may arise between their duties to the Corporation and their duties as a director or officer of such other companies. See "Risk Factors".

AUDIT COMMITTEE DISCLOSURE

Audit Committee Charter

The Audit Committee has adopted a written charter setting out its mandate and responsibilities. The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to financial accounting and reporting processes and internal controls. The Audit Committee’s primary duties and responsibilities are to: (i) recommend to the Board the appointment and compensation of the Corporation’s external auditor; (ii) oversee the work of the external auditor, including the resolution of disagreements between the external auditor and management; (iii) pre-approve all non-audit services (or delegating such pre-approval if and to the extent permitted by law) to be provided to the Corporation by the Corporation’s external auditor; (iv) satisfy themselves that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information, other than those described in (vii) below, extracted or derived from its financial statements, including periodically assessing the adequacy of such procedures; (v) establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; (vi) review and approve any proposed hiring of current or former partners or employees of the current and former auditor of the Corporation; and (vii) review and approve the annual and interim financial statements, related MD&A and other financial information provided by the Corporation to any governmental body or the public. The Audit Committee is responsible for inquiring of management and the external auditors about significant risks or exposures, both internal and external to which the Corporation may be subject and assessing the steps management has taken to minimize such risks. The Audit Committee is also responsible for establishing and implementing procedures in respect of complaints and submissions relating to accounting matters and the approval of non-audit services by the external auditors.

The Charter of the Corporation’s Audit Committee is set forth in Appendix “A” attached hereto.

Composition of the Audit Committee

The Audit Committee has been constituted to oversee the financial reporting processes of the Corporation and is comprised of three independent directors; namely Brigid Makes (Chair), Bruce Linton, and Perry Dellelce. Each member of the Audit Committee is financially literate and possesses extensive financial knowledge, experience and comprehension of financial statements. All of the Audit Committee members have experience in financial matters; each has an understanding of accounting principles used to prepare financial statements and varied experience as to the general application of such accounting principles, as well as the internal controls and procedures necessary for financial reporting, garnered from working in their individual fields.

Relevant Education and Experience

Each member of the Audit Committee has experience relevant to his or her responsibilities as an Audit Committee member.

Brigid Makes (Chair) Ms. Makes has served as an independent consultant for medical device and healthcare companies since July 2017, specifically advising on finance, accounting strategy and funding responsibilities. From September 2011 to July 2017, Ms. Makes served as Senior Vice President and Chief Financial Officer of Miramar Labs, Inc., a biotechnology company focused on aesthetics and dermatology. From 2006 to 2011, Ms. Makes served as Senior Vice President and Chief Financial Officer of AGA Medical Corp, a leader in developing interventional devices for the minimally invasive treatment of structural heart defects and peripheral vascular disorders. Prior to AGA, Ms. Makes held various positions at Nektar Therapeutics Inc. from 1999 to 2006, including serving as Chief Financial Officer. Since September 2020, Ms. Makes has also been a member of the board of directors of Aziyo Biologics Inc., a publicly traded commercial-stage regenerative medicine company, where Ms. Makes serves as chair on the Audit Committee and the Nominating/Governance Committee. Ms. Makes holds an M.B.A. from Bentley University and a Bachelor of Commerce degree in Finance & International Business from McGill University.

Bruce Linton (Member) Bruce has extensive experience with the reporting requirements of Canadian public companies through his various positions with Canadian public companies. Bruce currently holds the positions of Chairman and CEO of Collective Growth Corporation; a special acquisition purpose company which went public on the NASDAQ exchange on May 1, 2020. Bruce is Executive Chairman for Gage Cannabis Co., Chairman of the Advisory Board for Red Light Holland Corp., is Non-Executive Chairman of Óskare Capital, and on the board of directors of the Canadian Olympic Foundation, and is an active investor with Slang Worldwide Inc and with OG DNA Genetics Inc. He is the Founder and former Chairman and CEO of Canopy Growth Corporation (CGC/WEED), Co-Chairman and past CEO of Martello Technologies, and Co-founder of Ruckify. Bruce chairs the board’s Compensation, Governance and Nomination Committee.

Perry Dellelce (Member) Perry is a founder and the managing partner of Wildeboer Dellelce LLP, one of Canada’s leading corporate finance and transactional law firms. Perry practices in the areas of securities, corporate finance and mergers and acquisitions. Perry serves on the boards of many of Canada’s leading businesses. Perry is chair of the NEO, Canada’s newest stock exchange. He is also a member of the board of Mount Logan Capital Inc. and Lendified Inc. Perry is the past chair and a current member of the board of directors of the Sunnybrook Foundation and the current chair of the Canadian Olympic Foundation. Perry holds an MBA degree from the University of Notre Dame.

Reliance on Certain Exemptions

Since the commencement of the Corporation’s most recently completed financial year, the Corporation has not relied on the exemptions contained in Sections 2.4 (De Minimis Non-Audit Services), Subsection 3.2 (Initial Public Offerings), Subsection 3.4 (Events Outside Control of Member), Subsection 3.5 (Death, Incapacity or Resignation) or Part 8 (Exemptions) of NI 52-110.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed financial year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board.

Pre-Approval Policies and Procedures

The Audit Committee has not adopted specific policies and procedures for the engagement of non-audit services.

External Auditor Service Fees

The aggregate fees billed and estimated to be billed by the Corporation’s external auditors from the date of incorporation of MindMed US (May 30, 2019) to December 31, 2020 are set out in the table below.

Financial Year Ending		Audit Fees(1)	Audit Related Fees(2)		Tax Fees(3)	All Other Fees(4)
December 31, 2020(5)	$	US111,035	Nil	$	US4,826	Nil
December 31, 2019(6)	$	US312,105	Nil		Nil	Nil

Notes

(1)	“Audit Fees” include fees necessary to perform the annual audit and quarterly reviews of Broadway’s financial statements. Audit Fees include fees for review of tax provisions and for accounting consultations on matters reflected in the financial statements. Audit Fees also include audit or other attest services required by legislation or regulation, such as comfort letters, consents, reviews of securities filings and statutory audits.
(2)	“Audit-Related Fees” include fees for services that are traditionally performed by the auditor. These audit-related services include employee benefit audits, due diligence assistance, accounting consultations on proposed transactions, internal control reviews and audit or attest services not required by legislation or regulation.
(3)	“Tax Fees” include fees for all tax services other than those included in “Audit Fees” and “Audit-Related Fees”. This category includes fees for tax compliance, tax planning and tax advice. Tax planning and tax advice includes assistance with tax audits and appeals, tax advice related to mergers and acquisitions, and requests for rulings or technical advice from tax authorities.
(4)	“All Other Fees” include all other non-audit services.
(5)	Prior to completion of the Transaction, the external auditor for Broadway was MNP LLP. RSM was appointed as the Corporation’s external auditors following the completion of the Transaction on February 27, 2020.
(6)	For the financial year ending August 31, 2019, Broadway’s external auditor service fees were as follows: (i) Audit Fees: $29,960; (ii) Audit Related Fees: $5,530; (iii) Tax Fees: $5,136; and (iv) All Other Fees: Nil.

PROMOTERS

Each of Stephen Hurst and Jamon Alexander Rahn could be considered persons who are “promoters” (as that term is defined in the Securities Act (Ontario)) of MindMed US, having taken initiative in founding and organizing MindMed US. Mr. Hurst directly or indirectly has control over 520,643 Multiple Voting Shares, which represent 12.80% of the voting rights attached to outstanding securities of the Corporation as of the date hereof. Mr. Hurst is also entitled to certain salary, bonus and consulting fees in consideration for his services to the Corporation, which fees totalled $536,670 in 2020. Mr. Rahn beneficially owns 4,506,100 Subordinate Voting Shares and 35,000 Multiple Voting Shares, which together represent 1.97% of the voting rights attached to outstanding securities of the Corporation as of the date hereof. Mr. Rahn also holds 47,500 May Offering Warrants and 3,750,000 Stock Options, exercisable to purchase 3,750,000 Subordinate Voting Shares at an exercise price of $0.33 per Subordinate Voting Share. In April, 2020, Mr. Rahn received a payment of US$175,000 for advisory services rendered to the Corporation prior to the completion of the Transaction. Mr. Rahn is also entitled to certain salary, bonus and consulting fees in consideration for his services to the Corporation, which fees totalled $396,858 in 2020.

Each of Leonard Latchman and Scott Freeman could be considered persons who have acted as “promoters” (as that term is defined in the Securities Act (Ontario)) of MindMed US within the two years immediately preceding the date hereof (though each of them has since ceased acting in such capacity), having taken initiative in the organization of MindMed US. In late 2019 and early 2020, Mr. Latchman’s involvement in the day-to-day operations of MindMed US decreased, and his involvement ceased completely on February 27, 2020 upon completion of the Transaction. Dr. Freeman resigned in his capacity as Chief Medical Officer on August 31, 2020. Following his resignation, Dr. Freeman has been involved with the Corporation only on an as-needed basis as an advisor for clinical strategy. Neither Mr. Latchman nor Dr. Freeman is currently involved in the Corporation’s business in a significant capacity, and neither is involved in any respect in the governance or management of the Corporation. To the knowledge of the Corporation, Mr. Latchman beneficially owns 13,220,000 Subordinate Voting Shares, which represents 3.25% of the voting rights attached to outstanding securities of the Corporation as of the date hereof. Between January and April, 2020, Mr. Latchman received payments totalling US$275,000 for advisory services rendered to the Corporation prior to the completion of the Transaction. To the knowledge of the Corporation, Dr. Freeman indirectly has control over 29,083.99 Multiple Voting Shares, which represent 0.72% of the voting rights attached to outstanding securities of the Corporation as of the date hereof.

LEGAL PROCEEDINGS AND REGULATORY ACTIONS

There are no legal proceedings or regulatory actions to which the Corporation or its subsidiaries or properties are or were subject to, during the most recently completed financial year ended December 31, 2020.

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

Other than as disclosed elsewhere in this AIF and in the Corporation’s financial statements, no director, executive officer or principal shareholder of the Corporation, or any associate or affiliate of the foregoing, has had any material interest, direct or indirect, in any transaction within the three most recently completed financial years or during the current financial year prior to the date of this AIF that has materially affected or will materially affect the Corporation.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Shares is Odyssey Trust Company at its principal office in Vancouver, British Columbia.

MATERIAL CONTRACTS

The only material contracts entered into by MindMed, other than in the ordinary course of business, since the date of incorporation are as follows:

(a)	Foundational Agreement;

(b)	Arrangement Agreement;

(c)	May Underwriting Agreement;

(d)	October Underwriting Agreement;

(e)	December Underwriting Agreement; and

(f)	January Underwriting Agreement.

INTERESTS OF EXPERTS

The Corporation’s independent auditor is RSM at its office located at 700-11 King Street West, Toronto, Ontario M5H 4C7. RSM is independent with respect to the Corporation within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.

The former independent auditor of the Corporation (previously existing as Broadway) was MNP LLP at its office located at 2200-1021 Hastings Street West, Vancouver, British Columbia V6E 0C3. MNP LLP was independent to the Corporation (previously existing as Broadway) within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulation.

None of the aforementioned firms or persons, nor any directors, officers or employees of such firms, are currently expected to be elected, appointed or employed as a director, officer or employee of the Corporation or of any associate or affiliate of the Corporation.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available on SEDAR at www.sedar.com and on the Corporation’s website at www.mindmed.co. Additional information, including information concerning directors’ and officers’ remuneration and indebtedness, principal holders of the Corporation’s securities and securities authorized for issuance under equity compensation plans, where applicable, will be contained in the management proxy circular of the Corporation for its annual shareholders’ meeting to be held in 2021.

Additional financial information is contained in the Corporation’s audited financial statements and MD&A for the most recently completed financial year, copies of which have been filed with the securities regulatory authorities in the provinces of Alberta, British Columbia, Ontario, Saskatchewan, Manitoba, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland. Such documents, as well as additional information about the Corporation, may be found under the Corporation’s issuer profile on SEDAR at www.sedar.com.

Appendix “A”– AUDIT COMMITTEE CHARTER OF MIND MEDICINE (MINDMED) inc.

A.	PURPOSE

The audit committee (the “Audit Committee”) is a committee of the board of directors (the “Board”) of Mind Medicine (MindMed) Inc. (the “Corporation”). The primary function of the Audit Committee is to assist the directors of the Corporation in fulfilling their applicable roles by:

(a)            recommending to the Board the appointment and compensation of the Corporation’s external auditor;

(b)           overseeing the work of the external auditor, including the resolution of disagreements between the external auditor and management;

(c)            pre-approving all non-audit services (or delegating such pre-approval if and to the extent permitted by law) to be provided to the Corporation by the Corporation’s external auditor;

(d)           satisfying themselves that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information, other than those described in (g) below, extracted or derived from its financial statements, including periodically assessing the adequacy of such procedures;

(e)           establishing procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal controls or auditing matters, and for the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters;

(f)            reviewing and approving any proposed hiring of current or former partners or employees of the current and former auditor of the Corporation; and

(g)           reviewing and approving the annual and interim financial statements, related Management Discussion and Analysis (“MD&A”) and other financial information provided by the Corporation to any governmental body or the public.

The Audit Committee should primarily fulfill these roles by carrying out the activities enumerated in this Charter. However, it is not the duty of the Audit Committee to prepare financial statements, to plan or conduct internal or external audits, to determine that the financial statements are complete and accurate and are in accordance with Canadian generally accepted accounting principles, to conduct investigations, or to assure compliance with laws and regulations or the Corporation’s internal policies, procedures and controls, as these are the responsibility of management, and in certain cases, the external auditor.

B.	LIMITATIONS ON AUDIT COMMITTEE’S DUTIES

In contributing to the Audit Committee’s discharge of its duties under this Charter, each member of the Audit Committee shall be obliged only to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Nothing in this Charter is intended to be, or may be construed as, imposing on any members of the Audit Committee a standard of care or diligence that is in any way more onerous or extensive than the standard to which the directors are subject.

Members of the Audit Committee are entitled to rely, absent actual knowledge to the contrary, on: (i) the integrity of the persons and organizations from whom they receive information, (ii) the accuracy and completeness of the information provided, (iii) representations made by management as to the non-audit services provided to the Corporation by the external auditor, (iv) financial statements of the Corporation represented to them by a member of management or in a written report of the external auditors to present fairly the financial position of the Corporation in accordance with generally accepted accounting principles, and (v) any report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by any such person.

C.	COMPOSITION AND MEETINGS

The Audit Committee should be comprised of not less than three directors as determined by the Board, all of whom shall be independent within the meaning of National Instrument 52-110 – Audit Committees (“52-110”) of the Canadian Securities Administrators, and free of any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee, unless an exemption from such independence requirement is available to the Corporation under 52-110. All members of the Audit Committee should have (or should gain within a reasonable period of time after appointment) a working familiarity with basic finance and accounting practices. At least one member of the Audit Committee should have accounting or related financial management expertise and be considered a financial expert. Each member should be “financially literate” within the meaning of 52-110. The Audit Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Audit Committee shall be elected by the Board on an annual basis or until their successors shall be duly appointed. Unless a Chair of the Audit Committee (the “Chair”) is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

In addition, the Audit Committee members should meet all of the requirements for members of audit committees as defined from time to time under applicable legislation and the rules of any stock exchange on which the Corporation’s securities are listed or traded.

The Audit Committee should meet at least four times annually, or more frequently as circumstances require. The Audit Committee should meet within forty-five (45) days following the end of the first three financial quarters to review and discuss the unaudited financial results for the preceding quarter and the related MD&A, and should meet within 90 days following the end of the fiscal year end to review and discuss the audited financial results for the preceding quarter and year and the related MD&A.

The Audit Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. For purposes of performing their duties, members of the Audit Committee shall have full access to all corporate information and any other information deemed appropriate by them, and shall be permitted to discuss such information and any other matters relating to the financial position of the Corporation with senior employees, officers and the external auditor of the Corporation, and others as they consider appropriate.

For greater certainty, management is indirectly accountable to the Audit Committee and is responsible for the timeliness and integrity of the financial reporting and information presented to the Board.

In order to foster open communication, the Audit Committee or its Chair should meet at least annually with management and the external auditor in separate sessions to discuss any matters that the Audit Committee or each of these groups believes should be discussed privately. In addition, the Audit Committee or its Chair should meet with management quarterly in connection with the Corporation’s interim financial statements.

A quorum for the transaction of business at any meeting of the Audit Committee shall be a majority of the number of members of the Audit Committee or such greater number as the Audit Committee shall by resolution determine.

Meetings of the Audit Committee shall be held from time to time and at such place as any member of the Audit Committee shall determine upon 48 hours’ notice to each of its members. The notice period may be waived by all members of the Audit Committee. Each of the Chair of the Board, the external auditor, the Chief Executive Officer, the Chief Financial Officer or the Secretary shall be entitled to request that any member of the Audit Committee call a meeting. This Charter is subject in all respects to the Corporation’s articles of incorporation and by-laws from time to time.

D.	ROLE

As part of its function in assisting the Board in fulfilling its oversight role (and without limiting the generality of the Audit Committee’s role), the Audit Committee should:

(1)	Determine any desired agenda items.

(2)	Review and recommend to the Board changes to this Charter, as considered appropriate from time to time.

(3)	Review the public disclosure regarding the Audit Committee required by 52-110

(4)	Review and seek to ensure that disclosure controls and procedures and internal controls over financial reporting frameworks are operational and functional.

(5)	Summarize in the Corporation’s annual information form the Audit Committee’s composition and activities, as required.

(6)	Submit the minutes of all meetings of the Audit Committee to the Board upon request.

Documents / Reports Review

(7)	Review and recommend to the Board for approval the Corporation’s annual and interim financial statements, including any certification, report, opinion, undertaking or review rendered by the external auditor and the related MD&A, as well as such other financial information of the Corporation provided to the public or any governmental body as the Audit Committee or the Board require.

(8)	Review other financial information provided to any governmental body or the public as they see fit.

(9)	Review, recommend and approve any of the Corporation’s press releases that contain financial information.

(10)	Seek to satisfy itself and ensure that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements and related MD&A and periodically assess the adequacy of those procedures.

External Auditor

(11)	Recommend to the Board the selection of the external auditor, considering independence and effectiveness, and review the fees and other compensation to be paid to the external auditor.

(12)	Review and seek to ensure that all financial information provided to the public or any governmental body, as required, provides for the fair presentation of the Corporation’s financial condition, financial performance and cash flow.

(13)	Instruct the external auditor that its ultimate client is not management and that it is required to report directly to the Audit Committee, and not management.

(14)	Monitor the relationship between management and the external auditor including reviewing any management letters or other reports of the external auditor and discussing any material differences of opinion between management and the external auditor.

(15)	Review and discuss, on an annual basis, with the external auditor all significant relationships it has with the Corporation to determine the external auditor’s independence.

(16)	Pre-approve all non-audit services (or delegate such pre-approval, as the Audit Committee may determine and as permitted by applicable Canadian securities laws) to be provided by the external auditor.

(17)	Review the performance of the external auditor and any proposed discharge of the external auditor when circumstances warrant.

(18)	Periodically consult with the external auditor without management present about significant risks or exposures, internal controls and other steps that management has taken to control such risks, and the fullness and accuracy of the financial statements, including the adequacy of internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

(19)	Communicate directly with the external auditor and arrange for the external auditor to be available to the Audit Committee and the full Board as needed.

(20)	Review and approve any proposed hiring by the Corporation of current or former partners or employees of the current (and any former) external auditor of the Corporation.

Audit Process

(21)	Review the scope, plan and results of the external auditor’s audit and reviews, including the auditor’s engagement letter, the post-audit management letter, if any, and the form of the audit report. The Audit Committee may authorize the external auditor to perform supplemental reviews, audits or other work as deemed desirable.

(22)	Following completion of the annual audit and quarterly reviews, review separately with each of management and the external auditor any significant changes to planned procedures, any difficulties encountered during the course of the audit and, if applicable, reviews, including any restrictions on the scope of work or access to required information and the cooperation that the external auditor received during the course of the audit and, if applicable, reviews.

(23)	Review any significant disagreements between management and the external auditor in connection with the preparation of the financial statements.

(24)	Where there are significant unsettled issues between management and the external auditor that do not affect the audited financial statements, the Audit Committee shall seek to ensure that there is an agreed course of action leading to the resolution of such matters.

Financial Reporting Processes

(25)	Review the integrity of the financial reporting processes, both internal and external, in consultation with the external auditor as they see fit.

(26)	Consider the external auditor’s judgments about the quality, transparency and appropriateness, not just the acceptability, of the Corporation’s accounting principles and financial disclosure practices, as applied in its financial reporting, including the degree of aggressiveness or conservatism of its accounting principles and underlying estimates, and whether those principles are common practices or are minority practices.

(27)	Review all material balance sheet issues, material contingent obligations (including those associated with material acquisitions or dispositions) and material related party transactions.

(28)	Review with management and the external auditor the Corporation’s accounting policies and any changes that are proposed to be made thereto, including all critical accounting policies and practices used, any alternative treatments of financial information that have been discussed with management, the ramification of their use and the external auditor’s preferred treatment and any other material communications with management with respect thereto.

(29)	Review the disclosure and impact of contingencies and the reasonableness of the provisions, reserves and estimates that may have a material impact on financial reporting.

(30)	If considered appropriate, establish separate systems of reporting to the Audit Committee by each of management and the external auditor.

(31)	Periodically consider the need for an internal audit function, if not present. Risk Management

(32)	Review program of risk assessment and steps taken to address significant risks or exposures of all types, including insurance coverage and tax compliance.

General

(33)	With prior Board approval, the Audit Committee may at its discretion retain independent counsel, accountants and other professionals to assist it in the conduct of its activities and to set and pay (as an expense of the Corporation) the compensation for any such advisors.

(34)	Respond to requests by the Board with respect to the functions and activities that the Board requests the Audit Committee to perform.

(35)	Periodically review this Charter and, if the Audit Committee deems appropriate, recommend to the Board changes to this Charter.

(36)	Review the public disclosure regarding the Audit Committee required from time to time by applicable Canadian securities laws, including:

(i)	the Charter of the Audit Committee;

(ii)	the composition of the Audit Committee;

(iii)	the relevant education and experience of each member of the Audit Committee;

(iv)	the external auditor services and fees; and

(v)	such other matters as the Corporation is required to disclose concerning the Audit Committee.

(37)	Review in advance, and approve, the hiring and appointment of the Corporation’s senior financial executives by the Corporation, if any.

(38)	Perform any other activities as the Audit Committee deems necessary or appropriate including ensuring all regulatory documents are compiled to meet Committee reporting obligations under 52-110.

E.	AUDIT COMMITTEE COMPLAINT PROCEDURES

Submitting a Complaint

(39)	Anyone may submit a complaint regarding conduct by the Corporation or its employees or agents (including its independent auditors) reasonably believed to involve questionable accounting, internal accounting controls or auditing matters. The Chair should oversee treatment of such complaints.

Procedures

(40)	The Chair will be responsible for the receipt and administration of employee complaints.

(41)	In order to preserve anonymity when submitting a complaint regarding questionable accounting or auditing matters, the employee may submit a complaint confidentially.

Investigation

(42)	The Chair should review and investigate the complaint. Corrective action will be taken when and as warranted in the Chair’s discretion.

Confidentiality

(43)	The identity of the complainant and the details of the investigation should be kept confidential throughout the investigatory process.

Records and Report

(44)	The Chair should maintain a log of complaints, tracking their receipt, investigation, findings and resolution, and should prepare a summary report for the Audit Committee.

The Audit Committee is a committee of the Board and is not and shall not be deemed to be an agent of the Corporation’s securityholders for any purpose whatsoever. The Board may, from time to time, permit departures from the terms hereof, either prospectively or retrospectively, and no provision contained herein is intended to give rise to civil liability to securityholders of the Corporation or other liability whatsoever.